================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           GENETRONICS BIOMEDICAL LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    BRITISH COLUMBIA, CANADA                              3841                                   33-0024450
  (STATE OR OTHER JURISDICTION                (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER IDENTIFICATION
OF INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                NO. FOR GENETRONICS, INC.)

                                 ---------------

                           11199 SORRENTO VALLEY ROAD
                            SAN DIEGO, CA 92121-1334
                                 (858) 597-6006
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                   MARTIN NASH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           GENETRONICS BIOMEDICAL LTD.
                           11199 SORRENTO VALLEY ROAD
                            SAN DIEGO, CA 92121-1334
                                 (858) 597-6006
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              DOUGLAS J. REIN, ESQ.
                        GRAY CARY WARE & FREIDENRICH LLP
                        4365 EXECUTIVE DRIVE, SUITE 1600
                               SAN DIEGO, CA 92121
                            TELEPHONE: (858) 677-1400
                            FACSIMILE: (858) 677-1477

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                                 ---------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration serial number of the earlier effective registration statement for the same offering. [ ] _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

                         Calculation Of Registration Fee

=====================================================================================================================
   TITLE OF EACH CLASS           AMOUNT              PROPOSED MAXIMUM             PROPOSED
      OF SECURITIES               TO BE               OFFERING PRICE           MAXIMUM AGGREGATE        AMOUNT OF
     TO BE REGISTERED          REGISTERED                PER UNIT               OFFERING PRICE       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
  ($0.001 par value)           33,756,718                $1.00(1)                 $33,756,718             $ 8,440
---------------------------------------------------------------------------------------------------------------------
Common Stock Options and
  Warrants and Shares of
  Common Stock issuable
  on exercise thereof           4,693,561                $2.22(2)                 $10,419,705             $ 2,605
---------------------------------------------------------------------------------------------------------------------
Total                          38,450,279                                         $44,176,423             $11,045
=====================================================================================================================

(1) Estimated, pursuant to Rule 457(f) and Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices for the shares of common stock, as reported on the American Stock Exchange on March 13, 2001.

(2)  Weighted average exercise price per share

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                           GENETRONICS BIOMEDICAL LTD.
                                 PROXY STATEMENT

                     --------------------------------------

                       GENETRONICS BIOMEDICAL CORPORATION
                      (A TO-BE-FORMED DELAWARE CORPORATION)
                        38,450,279 SHARES OF COMMON STOCK
                                   PROSPECTUS

      We are furnishing this proxy statement/prospectus to stockholders of Genetronics Biomedical Ltd., a British Columbia corporation referred to as Genetronics Canada in this proxy statement/prospectus, in connection with our Board of Directors' solicitation of proxies for use at an extraordinary general meeting of the stockholders of Genetronics Canada. The meeting will be held at _________________, on _____________, 2001, at ___ p.m., local time for the specific purpose of obtaining stockholder approval of our plan to reincorporate the legal existence of Genetronics Canada to the State of Delaware. The process necessary to accomplish this continuation of business from Canada to Delaware is described more fully in this proxy statement/prospectus and in the accompanying Notice of Extraordinary General Meeting of stockholders of Genetronics Canada. The specific items to be voted on to effect this continuation are detailed in the form of proxy attached to this proxy statement/prospectus.

      This proxy statement/prospectus is also a prospectus of Genetronics Biomedical Corporation, a to-be-formed Delaware corporation referred to as Genetronics Delaware in this proxy statement/prospectus, relating to the offer and sale of its shares of common stock issuable upon the continuation of Genetronics Canada as a Delaware corporation. When we effect the continuation, we will continue our legal existence in Delaware as if we had been originally incorporated under the Delaware General Corporation Law, and each outstanding common share of Genetronics Canada will be converted into a common share of Genetronics Delaware.

      Our common stock is currently traded under the symbol "GEB" on the Toronto Stock Exchange and the American Stock Exchange. The address of our principal executive offices is: 11199 Sorrento Valley Road, San Diego, California 92121-1334. Our telephone number is (858) 597-6006. Following the continuation, the shares of common stock of Genetronics Delaware will continue to trade on both stock exchanges.

      In order to become effective, at least 75 percent of the votes cast by our stockholders in person or by proxy at the meeting must approve the proposed continuation. We plan to complete the proposed continuation as soon as we can, following approval by our stockholders, although our Board of Directors may decide not to proceed with the continuation if they determine that the continuation is no longer advisable.

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF RISKS RELATING TO THE CONTINUATION AND THE OWNERSHIP OF THE SHARES OF COMMON STOCK OF GENETRONICS DELAWARE.

      This proxy statement/prospectus and the accompanying form of proxy are first being mailed to our stockholders on or about ________________, 2001.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR WILL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH THAT OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

            THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ___, 2001.

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
Summary..................................................................................      1
Risk Factors.............................................................................      4
Cautionary Notice Regarding Forward Looking Statements...................................     14
Where You Can Find More Information......................................................     14
The Extraordinary General Meeting........................................................     14
Description of Capital Stock.............................................................     17
Comparison of the BC Company Act and the Delaware Law....................................     18
Accounting Treatment of Continuation.....................................................     21
Tax Consequences of the Continuation.....................................................     22
Business.................................................................................     29
Markets and Market Prices................................................................     39
Capitalization...........................................................................     40
Selected Financial Data..................................................................     41
Management's Discussion and Analysis of Financial Condition and Operating Results........     42
Quantitative and Qualitative Disclosures about Market Risk...............................     51
Management...............................................................................     51
Certain Transactions and Relationships...................................................     65
Principal Stockholders...................................................................     66
Indebtedness of Directors and Senior Officers............................................     67
Interest of Management and Others in Material Transactions...............................     67
Transfer Agent and Registrar.............................................................     67
Legal Matters............................................................................     67
Experts..................................................................................     68
Index to Financial Statements............................................................    F-1

APPENDIX A -- Section 207 of the Company Act of British Columbia
APPENDIX B -- Delaware Certificate of Incorporation
APPENDIX C -- Delaware Bylaws

      This document incorporates important business and financial information about us that is not included in or delivered with this document. We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to Shareholder Relations at Genetronics Biomedical Ltd., 11199 Sorrento Valley Road, San Diego, CA 92121-1334, telephone number (858) 597-6006. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, REQUESTS FOR THESE DOCUMENTS MUST BE MADE NO LATER THAN _________, 2001 [THE DATE FIVE BUSINESS DAYS PRIOR TO THE DATE WHICH THE SECURITY HOLDER MUST MAKE AN INVESTMENT DECISION]. These reports are also available on our web site, the address of which is http://www.genetronics.com.

                               -------------------

                                     SUMMARY

      The following is a summary of information contained elsewhere in this proxy statement/prospectus. This document provides a summary of the significant aspects of the transactions described, but it should be reviewed together with all the supplemental materials attached. We urge you to review carefully all of the information contained in this proxy statement/prospectus, the provisions of the Company Act of British Columbia attached as Appendix A and the other attached appendices.

GENETRONICS CANADA

      We are a drug and gene delivery company specializing in developing technology and hardware focused on electroporation. Electroporation is the application of brief, controlled pulsed electric fields to cells, which cause tiny pores to temporarily open in the cell membrane. Immediately after electroporation, the cell membrane is more permeable to drugs and other agents. The use of electroporation along with these other agents is called electro-poration therapy.

      We operate through two divisions: (i) the Drug and Gene Delivery Division, through which we are developing drug and gene delivery systems based on electroporation to be used in the treatment of disease and, (ii) the BTX Instrument Division, which develops, manufactures, and sells electroporation equipment to the research laboratory market.

      Our principal executive offices are located at 11199 Sorrento Valley Road, San Diego, CA 92121-1334. Our telephone number is (858) 597-6006.

GENETRONICS DELAWARE

      Genetronics Delaware is a yet to be formed Delaware entity which will continue the operations of Genetronics Canada once the continuation is complete. Our principal executive offices and phone number of Genetronics Delaware will be the same as those for Genetronics Canada.

THE CONTINUATION

      BOARD OF DIRECTORS' RECOMMENDATION

      Our board of directors is proposing that we change our jurisdiction of incorporation by means of a process called a "continuation" under Canadian Law and a "domestication" under Delaware law. As a result of the continuation we will cease to be a British Columbia company governed by the provisions of the British Columbia Company Act (the "BC Act") and will become a Delaware company governed by the provisions of the Delaware General Corporation Law (the "Delaware Law"). Our wholly-owned subsidiary, Genetronics, Inc., a California company governed by the provisions of the General Corporation Law of California, will be a wholly-owned subsidiary of the Delaware company.

      We believe that the continuation will provide us with a number of benefits including:

      - Increasing our access to United States capital;

      - Increasing our access to highly qualified candidates for our board of directors through the removal of requirement that majority of our directors must be residents of Canada and at least one director must be a resident of British Columbia;

      - Integrating us more fully into the United States, the primary market for our eventual products; and

      - Increasing our ability to effectively structure acquisitions, divestitures and mergers with other United States companies.

      THE MEETING

      The meeting of stockholders will be held at __________________ at ___ p.m. local time on __________, 2001.

      At the meeting of stockholders, our board of directors will ask you to approve the continuation by special resolution. A special resolution requires the affirmative vote of at least 75% of the stockholders entitled to vote at the meeting. We will also seek your consent to terminate the continuation in the event that we subsequently conclude that it would not be in our best interests to proceed.

      EFFECTS OF CONTINUATION

      The continuation will not result in any change in our business or assets, liabilities, net worth or management, nor will the continuation impair any of our creditors' rights. A particular stockholder's holding of our shares of common stock will not change. The continuation is not, in itself, a corporate reorganization, amalgamation or merger.

      To accomplish the continuation, we will adopt and file a certificate of incorporation and bylaws with the Secretary of State of Delaware that will replace our current memorandum and articles. Copies of our proposed certificate of incorporation and bylaws are attached as Appendices B and C, respectively.

      We anticipate effecting the continuation as promptly as possible after receipt of stockholder approval. However, the Board of Directors of Genetronics Canada may elect to terminate the continuation process if it determines that it is no longer in the best interests of the stockholders.

      SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES OF GENETRONICS CANADA

      As of the date of this proxy statement/prospectus, directors and executive officers of Genetronics Canada owned and were entitled to vote 577,461 (about 1.71%) outstanding shares of our common stock. These directors and officers have expressed an intention to vote in favor of the continuation.

      REGULATORY APPROVALS

      We must obtain the approval of the Registrar of Companies of British Columbia to the continuation before we can proceed. We must file a Certificate of Domestication with the Secretary of the State of Delaware to complete the continuation.

      RIGHTS OF DISSENTING STOCKHOLDERS

      The continuation gives rise to a stockholder's right of dissent. A summary of the right of dissent is set out under "Rights of Dissenting Stockholders".

      CONVERSION OF SHARES

      The existing share certificates representing our shares of common stock will represent an equivalent number of shares of common stock of Genetronics Delaware without other action by our stockholders. You will not have to exchange any share certificates. We will issue new certificates to you representing shares of common stock of Genetronics Delaware upon transfers of shares of common stock or at your request.

      CONVERSION OF WARRANTS AND OPTIONS

      The current outstanding warrants and options to purchase shares of common stock of Genetronics Canada will represent warrants and options to purchase an equivalent number of shares of common stock of Genetronics Delaware for the equivalent purchase price per share without other action by our warrant or option holders. Warrant or option holders will not have to exchange their warrants or options. Warrant or option holders who are not stockholders will not have a right to vote on the continuation proposal.

      CONTINUING DISCLOSURE OBLIGATION

      We are obligated to remain a "reporting issuer" in British Columbia and Ontario after the continuation, and, so long as we are required, will continue to prepare and issue news releases in British Columbia and Ontario; file material change reports with the British Columbia and Ontario Securities Commission[s]; prepare, file and provide to stockholders unaudited quarterly and audited annual financial statements; and otherwise comply with the British Columbia Securities Act and Ontario Securities Act. Our insiders will continue to be subject to the insider trading and reporting requirements of the British Columbia Securities Act and the Ontario Securities Act.

      Upon the effective date of the continuation, Genetronics Delaware will be subject to the securities laws of the United States as those laws apply to the domestic issuers of securities. Genetronics Delaware will prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States. Genetronics Canada prepared its consolidated financial statements in accordance with accounting principles generally accepted in Canada.

      INCOME TAX CONSEQUENCES

      A summary of the principal Canadian and United States income tax consequences of the continuation is set out under "Tax Consequences of the Continuation".

      U.S. DOLLAR AMOUNTS

      All dollar amounts set forth in this proxy statement/prospectus are stated in U.S. dollars, except where otherwise indicated. See "Selected Financial Data" for exchange rates to Canadian dollars.

      WE USE CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

      Except as otherwise noted, financial data in this proxy statement/prospectus are presented in accordance with Canadian generally accepted accounting principles.

                                  RISK FACTORS

      In addition to the other information in this prospectus or incorporated in this proxy statement/prospectus by reference, you should consider carefully the following factors in evaluating our business before voting on the prospectus presented. If any of the following risks actually occur, our business or results of operations could be seriously harmed. In that case, the trading price of our shares of common stock could decline, and you may lose part or all of your investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

OUR BUSINESS MODEL MAY CHANGE AS OUR PRIORITIES AND OPPORTUNITIES CHANGE AND OUR BUSINESS MAY NEVER DEVELOP TO BE PROFITABLE OR SUSTAINABLE.

      There are many programs that to us seem promising and that we could pursue. However, with limited resources, we may decide to change priorities and shift programs away from those that we had been pursuing, for the purpose of exploiting other aspects of our core technology of electroporation. The choices we may make will be dependent upon numerous factors, which we cannot predict. We cannot assure you that our business model, as it currently exists or as it may evolve, will enable us to become profitable or to sustain operations.

IF WE DO NOT SUCCESSFULLY COMMERCIALIZE PRODUCTS FROM OUR DRUG AND GENE DELIVERY DIVISION, THEN OUR BUSINESS WILL SUFFER.

      Our Drug and Gene Delivery Division is in the early development stage and our success depends on the success of the technology being developed by the Drug and Gene Delivery Division. Although we have received various regulatory approvals which apply to Europe for our equipment for use in treating solid tumors, the products related to such regulatory approval have not yet been commercialized. In addition, we have not yet received any regulatory approvals to sell our clinical products in the United States and further clinical trials are still necessary before we can seek regulatory approval to sell our product in the United States for treating solid tumors. We cannot assure you that we will successfully develop any products. If we fail to develop or successfully commercialize any products, then our business will suffer.

UNPREDICTABILITY OF CONDUCTING PRE-CLINICAL AND CLINICAL TRIALS OF OUR HUMAN-USE EQUIPMENT.

      Before any of our human-use equipment can be sold, the Food and Drug Administration (FDA), or applicable foreign regulatory authorities, must determine that the equipment meets specified criteria for use in the indications for which approval is requested. The FDA will make this determination based on the results from our pre-clinical testing and clinical trials.

      Clinical trials are unpredictable. Results achieved in early stage clinical trials may not be repeated in later stage trials, or in trials with more patients. When early, positive results are not repeated in later stage trials, pharmaceutical and biotechnology companies have suffered significant setbacks. Not only are commercialization timelines pushed back, but some companies, particularly smaller biotechnology companies with limited cash reserves, have gone out of business after releasing news of unsuccessful clinical trial results.

      If any of the following events arise during our clinical trials or data review, then we would expect this to have a serious negative effect on our company and your investment:

- The delivery of drugs or other agents by electroporation may be found to be ineffective or to cause harmful side effects, including death;

- Our clinical trials may take longer than anticipated, for any of a number of reasons including a scarcity of subjects that meet the physiological or pathological criteria for entry into the study, a scarcity of subjects that are willing to participate through to the end of the trial, or data and document review:

- The reporting clinical data may change over time as a result of the continuing evaluation of patients or the current assembly or review of existing clinical and pre-clinical information;

- Data from various sites participating in the clinical trials may be incomplete or unreliable, which could result in the need to repeat the trial or abandon the project; and

- The FDA and other regulatory authorities may interpret our data differently than we do, which may delay or deny approval.

      Clinical trials are generally quite expensive. A delay in our trials, for whatever reason, will probably require us to spend additional funds to keep the product(s) moving through the regulatory process. If we do not have or cannot raise the needed funds, then the testing of our human-use products could be shelved. In the event the clinical trials are not successful, we will have to determine whether to put more money into the program to address its deficiencies or whether to abandon the clinical development programs for the products in the tested indications. Loss of the human-use product line would be a significant setback for our company.

      Because there are so many variables inherent in clinical trials, we cannot predict whether any of our future regulatory applications to conduct clinical trials will be approved by the FDA or other regulatory authorities, whether our clinical trials will commence or proceed as planned, and whether the trials will ultimately be deemed to be successful.

OUR BUSINESS IS HIGHLY DEPENDENT ON RECEIVING APPROVALS FROM VARIOUS UNITED STATES AND INTERNATIONAL GOVERNMENT AGENCIES AND CAN BE DRAMATICALLY AFFECTED IF APPROVAL TO MANUFACTURE AND SELL OUR HUMAN-USE EQUIPMENT IS NOT GRANTED.

      The production and marketing of our human-use equipment and the ongoing research, development, preclinical testing, and clinical trial activities are subject to extensive regulation. Numerous governmental agencies in the U.S. and internationally, including the FDA, must review our applications and decide whether to grant approval. All of our human-use equipment must go through an approval process, in some instances for each indication in which we want to label it for use (such as, use for dermatology, use for transfer of a certain gene to a certain tissue, or use for administering a certain drug to a certain tumor type in a patient having certain characteristics). These regulatory processes are extensive and involve substantial costs and time.

      Our company has limited experience in, and limited resources available for regulatory activities. Failure to comply with applicable regulations can, among other things, result in non-approval, suspensions of regulatory approvals, fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution.

      Any of the following events can occur and, if any did occur, any one could have a material adverse effect on us:

- There can be delays, sometimes long, in obtaining approval for our human-use devices;

- The rules and regulations governing human-use equipment such as ours can change during the review process, which can result in the need to spend time and money for further testing or review;

- If approval for commercialization is granted, it is possible the authorized use will be more limited than we believe is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities; and

- Once granted, approval can be withdrawn, or limited, if previously unknown problems arise with our human-use product or data arising from its use.

WE RELY HEAVILY ON COLLABORATIVE AND LICENSING RELATIONSHIPS, AND WILL BE NEGATIVELY AFFECTED IF WE CANNOT MAINTAIN OR EXPAND EXISTING RELATIONSHIPS, AND INITIATE NEW ONES.

      We rely and will continue to rely on partners and collaborators to fund some of our research and development expenses and to assist us in the research and development of our human-use equipment. Our largest partner had been Ethicon Endo-Surgery, Inc., a Johnson & Johnson company. On July 26, 2000, we received written notice from Ethicon Endo-Surgery, Inc. that it had elected to exercise its discretionary right to terminate, without cause, our License and Development Agreement and our Supply Agreement. If we are unable to enter into a relationship with a new partner for the Electroporation Drug Delivery System, our business could be adversely impacted. Moreover, loss of or any significant change in any of our material collaborative relationships could adversely impact our business.

      Our clinical trials to date have used our equipment with the anti-cancer drug bleomycin. We do not currently intend to package bleomycin together with the equipment for sale, but if it should be necessary or desirable to do this, we would need a reliable source of the drug. In 1998, we signed a supply agreement with Abbott Laboratories under which Abbott would sell us bleomycin for inclusion in our package. If it becomes necessary or desirable to include bleomycin in our package, and this relationship with Abbott should be terminated, then we would have to form a relationship with another provider of this generic drug before any product could be launched.

      We also rely on scientific collaborators at universities and companies to further our research and test our equipment. In most cases, we lend our equipment to a collaborator, teach him or her how to use it, and together design experiments to test the equipment in one of the collaborator's fields of expertise. We aim to secure agreements that restrict collaborators' rights to use the equipment outside of the agreed upon research, and outline the rights each of us will have in any results or inventions arising from the work.

      Nevertheless, there is always risk that:

- Our equipment will be used in ways we did not authorize, which can lead to liability and unwanted competition;

- We may determine that our technology has been improperly assigned to us or a collaborator may claim rights to certain of our technology, which may require us to pay license fees or milestone payments and, if commercial sales of the underlying product is achieved, royalties;

- We may lose rights to inventions made by our collaborators in the field of our business, which can lead to expensive legal fights and unwanted competition;

- Our collaborators may not keep our confidential information to themselves, which can lead to loss of our right to seek patent protection and loss of trade secrets, and expensive legal fights; and

- Collaborative associations can damage a company's reputation if they go awry and, thus, by association or otherwise, the scientific or medical community may develop a negative view of us.

      We cannot guarantee that any of the results from these collaborations will be fruitful. We also cannot tell you that we will be able to continue to collaborate with individuals and institutions that will further our work, or that we will be able to do so under terms that are not too restrictive. If we are not able to maintain or develop new collaborative relationships, then it is likely the research pace will slow down and it will take longer to identify and commercialize new products, or new indications for our existing products.

WE COULD BE SUBSTANTIALLY DAMAGED IF PHYSICIANS AND HOSPITALS PERFORMING OUR CLINICAL TRIALS DO NOT ADHERE TO PROTOCOLS OR PROMISES MADE IN CLINICAL TRIAL AGREEMENTS.

      Our company also works and has worked with a number of hospitals to perform clinical trials, primarily in oncology. We depend on these hospitals to recruit patients for the trials, to perform the trials according to our protocols, and to report the results in a thorough, accurate and consistent fashion. Although we have agreements with these hospitals, which govern what each party is to do with respect to the protocol, patient safety, and avoidance of conflict of interest, there are risks that the terms of the contracts will not be followed.

      For instance:

- Risk of Deviations from Protocol. The hospitals or the physicians working at the hospitals may not perform the trial correctly. Deviations from protocol may make the clinical data not useful and the trial could be essentially worthless.

- Risk of Improper Conflict of Interest. Physicians working on protocols may have an improper economic interest in our company, or other conflict of interest. When a physician has a personal stake in the success of the trial, such as can be inferred if the physician owns stock, or rights to purchase stock, of the trial sponsor, it can create suspicion that the trial results were improperly influenced by the physician's interest in economic gain. Not only can this put the clinical trial results at risk, but it can also do serious damage to a company's reputation.

- Risks Involving Patient Safety and Consent. Physicians and hospitals may fail to secure formal written consent as instructed or report adverse effects that arise during the trial in the proper manner, which could put patients at unnecessary risk. This increases our liability, affects the data, and can damage our reputation.

      If any of these events were to occur, then it could have a material adverse effect on our ability to receive regulatory authorization to sell our human-use equipment, not to mention on our reputation. Negative events that arise in the performance of clinical trials sponsored by biotechnology companies of our size and with limited cash reserves similar to ours have resulted in companies going out of business.

WE RELY HEAVILY ON OUR PATENTS AND PROPRIETARY RIGHTS TO ATTRACT PARTNERSHIPS AND MAINTAIN MARKET POSITION.

      Another factor that will influence our success is the strength of our patent portfolio. Patents give the patent holder the right to keep others out of its patented territory. If someone practices within the patented territory of a patent holder, then the patent holder has the right to charge that person with infringement and begin legal proceedings, which can be lengthy and costly. We are in the process of performing an ongoing review of our patent portfolio to confirm that our key technologies are adequately protected. If necessary, we may ask that one or more of our patents be re-examined or reissued by the United States patent office.

      The patenting process, enforcement of issued patents, and defense against claims of infringement are inherently risky. Because our Drug and Gene Delivery Division relies heavily on patent protection, for us, the risks are significant and include the following:

- Risk of Inadequate Patent Protection for Product. The United States or foreign patent offices may not grant patents of meaningful scope based on the applications we have already filed and those we intend to file. If we do not have patents that adequately protect our human-use equipment and indications for its use, then we will not be competitive.

- Risk Important Patents Will Be Judged Invalid. Some of the issued patents we now own or license may be determined to be invalid. If we have to defend the validity of any of our patents, then it will require a lot of time and money to do so, and there is no guarantee of a successful outcome. In the event an important patent related to our drug delivery technology is found to be invalid, we may lose competitive position and may not be able to receive royalties for products covered in part or whole by that patent under license agreements.

- Risk of Being Charged With Infringement. Although we try to avoid infringement, there is the risk that we will use a patented technology owned by another person and/or be charged with infringement. Defending against a charge of infringement can involve lengthy and costly legal actions, with no guarantee of a successful outcome. Biotechnology companies of roughly our size and financial position have gone out of business after fighting and losing an infringement battle. If we were prevented from using or selling our human-use equipment, then our business would be seriously affected.

- Freedom to Operate Risks. We are aware that patents related to electrically assisted drug delivery have been granted to, and patent applications filed by, our potential competitors. We or our partners have taken licenses to some of these patents, and will consider taking additional licenses in the future. Nevertheless, the competitive nature of our field of business and the fact that others have sought patent protection for technologies similar to ours, makes these significant risks.

      In addition to patents, we also rely on trade secrets and proprietary know-how. We try to protect this information with appropriate confidentiality and inventions agreements with our employees, scientific advisors, consultants, and collaborators. We cannot assure you that these agreements will not be breached, that we will be able to do much to protect ourselves if they are breached, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If any of these events occurs, then we run the risk of losing control over valuable company information, which could negatively affect our competitive position.

WE RUN THE RISK THAT OUR TECHNOLOGY WILL BECOME OBSOLETE OR LOSE ITS COMPETITIVE ADVANTAGE.

      The drug delivery business is very competitive, fast moving and intense, and expected to be increasingly so in the future. Other companies and research institutions are developing drug delivery systems that, if not similar in type to our systems, are designed to address the same patient or subject population. Therefore, we cannot promise you that our products will be the best, the safest, the first to market, or the most economical to make or use. If competitors' products are better than ours, for whatever reason, then we will make less money from sales and our products risk becoming obsolete.

      There are many reasons why a potential competitor might be more successful than us, including:

- More Money. Some competitors have a lot more money than we do. They can afford more technical and development setbacks than we can.

- Greater Experience. Some competitors have been in the drug delivery business longer than we have. They have greater experience than us in critical areas like clinical testing, obtaining regulatory approval, and sales and marketing. This experience or their name recognition may give them a competitive advantage over us.

- Superior Patent Position. Some competitors may have a better patent position protecting their technology than we have or will have to protect our technology. If we cannot use our patents to prevent others from copying our technology or developing similar technology, or if we cannot obtain a critical license to another's patent that we need to make and use our equipment, then we would expect our competitive position to lessen.

- Faster to Market. Some companies with competitive technologies may move through stages of development, approval, and marketing faster than us. If a competitor receives FDA approval before us, then it will be authorized to sell its products before we can sell ours. Because the first company "to market" often has a significant advantage over late-comers, a second place position could result in less than anticipated sales.

- Reimbursement Allowed. In the United States, third party payers, such as Medicare, may reimburse physicians and hospitals for competitors' products but not for our human-use products. This would significantly affect our ability to sell our human-use products in the United States and would have a serious effect on revenues and our business as a whole. Outside of the United States, reimbursement and funding policies vary widely.

OUR ABILITY TO ACHIEVE SIGNIFICANT REVENUE FROM SALES OR LEASES OF HUMAN-USE EQUIPMENT WILL DEPEND ON ESTABLISHING EFFECTIVE SALES, MARKETING AND DISTRIBUTION CAPABILITIES OR RELATIONSHIPS AND WE LACK SUBSTANTIAL EXPERIENCE IN THESE AREAS.

      Our company has no experience in sales, marketing and distribution of clinical and human-use products. If we want to be direct distributors of the human-use products, then we must develop a marketing and sales force. This would involve a lot of money, training, and time. Alternatively, we may decide to rely on a company with a large distribution system and a large direct sales force to undertake the majority of these activities on our behalf. This route could result in less profit for us, but may permit us to reach market faster. In any event, we may not be able to undertake this effort on our own, or contract with another to do this at a reasonable cost. Regardless of the route we take, we may not be able to successfully commercialize any product.

WE HAVE OPERATED AT A LOSS AND WE EXPECT TO CONTINUE TO ACCUMULATE A DEFICIT.

      As of December 31, 2000, we had a deficit of $35,568,862. We have operated at a loss since 1994, and we expect this to continue for some time. The amount of the accumulated deficit will continue to grow, as it will be expensive to continue our clinical, research, and development efforts. If these activities are successful, and if we receive approval from the FDA to market human-use equipment, then even more money will be required to market and sell the equipment.

      Most of the cash we received during the nine months ended December 31, 2000 was from sales of BTX research-use equipment and exercise of agent's warrants. Other funds came from interest income on our investments, Small Business Innovative Research (SBIR) grants, milestone payments and exercise of stock options. It is possible that we will lose our SBIR grants or that it will be determined that we are not or have not been in compliance with such program requirements, and the government may require us to pay back the original funding grants or even pay certain penalties if it determines that we have used the grant funds inappropriately. We do not expect to receive enough money from these sources to completely pay for future activities.

WE WILL HAVE A NEED FOR SIGNIFICANT AMOUNTS OF MONEY IN THE FUTURE AND THERE IS NO GUARANTEE THAT WE WILL BE ABLE TO OBTAIN THE AMOUNTS WE NEED.

      As discussed, we have operated at a loss, and expect that to continue for some time in the future. Our plans for continuing clinical trials, conducting research, furthering development and, eventually, marketing our human-use equipment will cost a lot of money. The extent of these costs will depend on many factors, including some of the following:

- The progress and breadth of preclinical testing and the size of our drug delivery programs, all of which directly influence cost;

- The costs involved in complying with the regulatory process to get our human-use products approved, including the number, size, and timing of necessary clinical trials and costs associated with the current assembly and review of existing clinical and pre-clinical information;

-    The costs involved in patenting our technologies and defending them;

- Changes in our existing research and development relationships and our ability to enter into new agreements;

-    The cost of manufacturing our human-use and research-use equipment; and

- Competition for our products and our ability, and that of our partners, to commercialize our products.

      We plan to fund operations by several means. We will attempt to enter into contracts with partners that will fund either general operating expenses or specific programs or projects. Some funding also may be received through government grants. We cannot promise that we will enter into any such contracts or receive such grants, or, if we do, that our partners and the grants will provide enough money to meet our needs.

      In the past, we have raised funds by public and private sale of our stock, and we may do this in the future to raise needed funds. Sale of our stock to new private or public investors usually results in existing stockholders becoming "diluted". The greater the number of shares sold, the greater the dilution. A high degree of dilution can make it difficult for the price of our stock to rise rapidly, among other things. Dilution also lessens a stockholder's voting power.

      We cannot assure you that we will be able to raise money needed to fund operations, or that we will be able to raise money under terms that are favorable to us.

IF WE DO NOT HAVE ENOUGH MONEY TO FUND OPERATIONS, THEN WE WILL HAVE TO CUT
COSTS.

      If we are not able to raise needed money under acceptable terms, then we will have to take measures to cut costs, such as:

- Delay, scale back or discontinue one or more of our drug or gene delivery programs or other aspects of operations, including laying off some personnel or stopping or delaying clinical trials;

- Sell or license some of our technologies that we would not otherwise give up if we were in a better financial position;

- Sell or license some of our technologies under terms that are a lot less favorable than they otherwise might have been if we were in a better financial position; and

- Consider merging with another company or positioning ourselves to be acquired by another company.

      If it became necessary to take one or more of the above-listed actions, then we may have a lower valuation, which probably would be reflected in our stock price.

THE MARKET FOR OUR STOCK IS VOLATILE, WHICH COULD ADVERSELY AFFECT AN INVESTMENT IN OUR STOCK.

      Our share price and volume are highly volatile. This is not unusual for biomedical companies of our size, age, and with a discrete market niche. It also is common for the trading volume and price of biotechnology stocks to be unrelated to a company's operations, i.e., to go up or down on positive news and to go up or down on no news. Our stock has exhibited this type of behavior in the past, and may well exhibit it in the future. The historically low trading volume of our stock, in relation to many other biomedical companies of about our size, makes it more likely that a severe fluctuation in volume, either up or down, will affect the stock price.

      Some factors that we would expect to depress the price of our stock include:

-    Adverse clinical trial results;

- Announcement that the FDA denied our request to approve our human-use product for commercialization in the United States, or similar denial by other regulatory bodies which make independent decisions outside the United States. To date, Europe is the only foreign jurisdiction in which we have sought approval for commercialization;

- Announcement of legal actions brought by or filed against us for patent or other matters, especially if we do not win such actions;

-    Cancellation of important corporate partnerships or agreements;

- Public concern as to the safety or efficacy of our human-use products including public perceptions regarding gene therapy in general;

- Stockholders' decisions, for whatever reasons, to sell large amounts of our stock;

- A decreasing cash-on-hand balance to fund operations, or other signs of apparent financial uncertainty; and

- Significant advances made by competitors that are perceived to limit our market position.

OUR DEPENDENCE UPON NON-MARKETED PRODUCTS, LACK OF EXPERIENCE IN MANUFACTURING AND MARKETING HUMAN-USE PRODUCTS, AND OUR CONTINUING DEFICIT MAY RESULT IN EVEN FURTHER FLUCTUATIONS IN OUR TRADING VOLUME AND SHARE PRICE.

      Successful approval, marketing, and sales of our human-use equipment are critical to the financial future of our company. Our products are not yet approved for sale in the United States and some other jurisdictions and we may never obtain those approvals. Even if we do obtain approvals to sell our products, those sales may not be as large or timely as we expect. These uncertainties may cause our operating results to fluctuate dramatically in the next several years. We believe that quarter-to-quarter or annual comparisons of our operating results are not a good indication of our future performance. Nevertheless, these fluctuations may cause us to perform below the expectations of the public market analysts and investors. If this happens, the price of our shares of common stock would likely fall.

OUR BTX INSTRUMENT DIVISION MARKETS ONLY TO THE ELECTROPORATION PRODUCT NICHE MARKETS AND RELIES ON DISTRIBUTION RELATIONSHIPS FOR SALES.

      The BTX Instrument Division currently markets only electroporation equipment to the research market. If our research-use equipment loses its competitive position, because the BTX Instrument Division does not have any other product line on which to rely, our sales would likely decline. Therefore, if we do not develop and introduce new products directed to research-use electroporation, at a reasonable price, then we will lose pace with our competitors. We may not have the necessary funds for our BTX Instrument Division to stay competitive and that division may not ultimately succeed.

      The research-use equipment is sold through United States and international distributors. Approximately 44% of BTX instrument sales during the fiscal nine months ended December 31, 2000 were through our distribution relationships with the Merck Group, which includes Merck Eurolab Holding GmbH and VWR Scientific Products Corporation. This accounted for about 35% of our total revenue. We rely heavily on our relationships with VWR and Fisher Scientific Company to sell our product in the United States and on Merck Eurolab Holding GmbH to sell our product in Europe. We may not be able to maintain or replace our current distribution relationship with the Merck Group, Fisher, or other distributors, or establish sales, marketing and distribution capabilities of our own. If we cannot develop or maintain distribution relationships for major markets such as the United States and Europe, then the BTX Instrument Division may suffer declining sales, which would have an effect on our financial performance.

THERE IS A RISK OF PRODUCT LIABILITY WITH HUMAN-USE EQUIPMENT AND RESEARCH-USE EQUIPMENT.

      The testing, marketing and sale of human-use products expose us to significant and unpredictable risks of equipment product liability claims. These claims may arise from patients, clinical trial volunteers, consumers, physicians, hospitals, companies, institutions, researchers or others using, selling, or buying our equipment. Product liability risks are inherent in our business and will exist even after the products are approved for sale. If and when our human-use equipment is commercialized, and with respect to the research-use equipment that is currently marketed by our BTX Instrument Division, we run the risk that use (or misuse) of the equipment will result in personal injury. The chance of such an occurrence will increase after a product type is on the market.

      We purchased liability insurance in connection with the ongoing oncology clinical trials, and we would expect to purchase additional policies for any additional clinical trial. The insurance we purchase may not provide adequate coverage in the event a claim is made, and we may be required to pay claims directly. If we did have to make payment against a claim, then it would impact our financial ability to perform the research, development, and sales activities we have planned.

      With respect to our research-use equipment, there is always the risk of product defects. Product defects can lead to loss of future sales, decrease in market acceptance, damage to our brand or reputation, and product returns and warranty costs. These events can occur whether the defect resides in a component we purchased from a third party or whether it was due to our design and/or manufacture. Our sales agreements typically contain provisions designed to limit our exposure to product liability claims. However, we do not know whether these limitations are enforceable in the countries in which the sale is made. Any product liability or other claim brought against us, if successful and of sufficient magnitude, could negatively impact our financial performance, even if we have insurance.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO MANUFACTURE OUR HUMAN-USE AND RESEARCH-USE EQUIPMENT IN SUFFICIENT VOLUMES AT COMMERCIALLY REASONABLE RATES.

      Our products must be manufactured in sufficient commercial quantities, in compliance with regulatory requirements, and at an acceptable cost to be attractive to purchasers. We rely on third parties to manufacture and assemble most aspects of our equipment.

      Disruption of the manufacture of our products, for whatever reason, could delay or interrupt our ability to manufacture or deliver our products to customers on a timely basis. This would be expected to affect revenues and may affect our long-term reputation, as well. In the event we provide product of inferior quality, we run the risk of product liability claims and warranty obligations, which will negatively affect our financial performance.

      Our manufacturing facilities for human-use products will be subject to quality systems regulations, international quality standards and other regulatory requirements, including pre-approval inspection for the human-use equipment and periodic post-approval inspections for all human-use products. While we have undergone and passed a quality systems review from an international body, we have never undergone a quality systems inspection by the FDA. We may not be able to pass an FDA inspection when it occurs. If our facilities are not up to the FDA standards in sufficient time, prior to United States launch of product, then it will result in a delay or termination of our ability to produce the human-use equipment in our facility. Any delay in production will have a negative effect on our business.

OUR BTX INSTRUMENT DIVISION MUST MANAGE THE RISKS OF INTERNATIONAL OPERATIONS.

      Our BTX Instrument Division sells a significant amount of its research-use equipment to customers outside of the United States. In the nine months ended December 31, 2000, 31% of BTX's revenues were from BTX sales into foreign countries. Like any company having foreign sales, BTX's sales are influenced by many factors outside of our control.

      For instance, the following factors can negatively influence BTX's sales or profitability in foreign markets:

- We are subject to foreign regulatory requirements, foreign tariffs and other trade barriers that may change without sufficient notice;

- Our expenses related to international sales and marketing, including money spent to control and manage distributors, may increase to a significant extent due to political and/or economic factors out of our control;

- We are subject to various export restrictions and may not be able to obtain export licenses when needed;

- Some of the foreign countries in which we do business suffer from political and economic instability;

- Some of the foreign currencies in which we do business fluctuate significantly;

- We may have difficulty collecting accounts receivables or enforcing other legal rights; and

- We are subject to the Foreign Corrupt Practices Act, which may place us at a competitive disadvantage to foreign companies that do not have to adhere to this statute.

WE DEPEND ON THE CONTINUED EMPLOYMENT OF QUALIFIED PERSONNEL.

      Our success is highly dependent on the people who work for us. If we cannot attract and retain top talent to work in our company, then our business will suffer. Our staff may not decide to stay with our company, and we may not be able to replace departing employees or build departments with qualified individuals.

      We have an employment agreement in place for Martin Nash, our President and Chief Executive Officer. If Mr. Nash leaves us, that might pose significant risks to our continued development and progress. Our progress may also be curtailed if Dietmar Rabussay, Ph.D., our Vice President of Research and Development, or George M. Gill, M.D., our Vice President of Clinical Research and Regulatory Affairs, were to leave us.

WE MAY NOT MEET ENVIRONMENTAL GUIDELINES, AND AS A RESULT COULD BE SUBJECT TO CIVIL AND CRIMINAL PENALTIES.

      Like all companies in our line of work, we are subject to a variety of governmental regulations relating to the use, storage, discharge and disposal of hazardous substances. Our safety procedures for handling, storage and disposal of such materials are designed to comply with applicable laws and regulations. Nevertheless, if we are found to not comply with environmental regulations, or if we are involved with contamination or injury from these materials, then we may be subject to civil and criminal penalties. This would have a negative impact on our reputation, our finances, and could result in a slowdown, or even complete cessation of our business.

MOST OF OUR DIRECTORS ARE CANADIAN CITIZENS AND SERVICE AND ENFORCEMENT OF LEGAL PROCESS UPON THEM MAY BE DIFFICULT.

      Most of our directors are residents of Canada and most, if not all, of these persons' assets are located outside of the United States. It may be difficult for a stockholder in the United States to effect service or realize anything from a judgment against these Canadian residents as a result of any possible civil liability resulting from the violation of United States federal securities laws.

OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN OUR FORWARD-LOOKING STATEMENTS.

      Any statements in this proxy statement/prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," "outlook" and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from the results expressed in the statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement/prospectus. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this proxy statement/prospectus. Among the key factors that have a direct impact on our results of operations are:

- the risks and other factors described under the caption "Risk Factors" in this proxy statement/prospectus;

-    general economic and business conditions;

-    industry trends;

- our assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

-    our actual funding requirements; and

-    availability, terms and deployment of capital.

      Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

             CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

      Some statements contained in this proxy statement/prospectus are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including those related to development plans, intentions to seek licensing partners and additional sources of capital, intended inventory levels, expectations concerning the adequacy of existing cash resources, and other financial, clinical, business environment and trend projections. These statements relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. These statements are only predictions. Our actual results may differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this proxy statement/prospectus. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, without limitation, potential changes in strategy and focus of potential collaborative partners, competitive conditions and demand for our products, the current stage of development of both our company and our products, the timing and uncertainty of results of both research and regulatory processes, the extensive government regulation applicable to our business, the unproven safety and efficacy of our device products, our significant additional financing requirements, the volatility of our stock price, the uncertainty of future capital funding, our potential exposure to product liability or recall uncertainties relating to patents and other intellectual property, including whether we will obtain sufficient protection or competitive advantage therefrom, our dependence upon a limited number of key personnel and consultants and our significant reliance upon our collaborative partners for achieving our goals.

                       WHERE YOU CAN FIND MORE INFORMATION

      This proxy statement/prospectus constitutes a part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission under the Securities Act. This proxy statement/prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information about our company and the shares of common stock offered by this proxy statement/prospectus, please refer to the registration statement. We urge you to further refer to the copy of the documents filed as exhibits to the registration statement filed with the SEC.

      We file annual, quarterly and special reports, along with other information with the SEC. You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 75 Park Place, New York, New York 10007. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on The American Stock Exchange and the Toronto Stock Exchange. You may inspect reports and other information concerning us at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. These filings and other information may also be inspected without charge at a Web site maintained by the SEC. The address of the site is http://www.sec.gov.

                        THE EXTRAORDINARY GENERAL MEETING

      This proxy statement/prospectus is being furnished to our stockholders in connection with the solicitation by our Board of Directors of proxies for the meeting. The meeting will be held at __________________, at ___ p.m. local time on ___________, 2001, and at its adjournment or postponement. The approximate date of mailing this proxy statement/prospectus and the accompanying proxy card to our stockholders is ___, 2001.

MANAGEMENT SOLICITATION AND APPOINTMENT OF PROXIES

      The people named in the accompanying form of proxy are nominees of our management. A stockholder has the right to appoint a person (who need not be a stockholder) to attend and act for and on the stockholder's behalf at the meeting other than the people designated as proxyholders in the accompanying form of proxy. To exercise this right, the stockholder must either:

      (a) on the accompanying form of proxy, strike out the printed names of the individuals specified as proxyholders and insert the name of the stockholder's nominee in the blank space provided; or

      (b) complete another proper form of proxy.

      To be valid, a proxy must be dated and signed by the stockholder or by the stockholder's attorney authorized in writing. In the case of a corporation, the proxy must be signed by a duly authorized officer of or attorney for the corporation.

      The completed proxy, together with the power of attorney or other authority, if any, under which the proxy was signed or a notarially certified copy of the power of attorney or other authority, must be delivered to Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, at least 48 hours before the meeting, excluding Saturdays, Sundays and Canadian holidays.

REVOCATION OF PROXIES

      A stockholder who has given a proxy may revoke it at any time before the proxy is exercised. To revoke a proxy, a letter of revocation must be delivered to Montreal Trust Company of Canada of 510 Burrard Street, Vancouver, British Columbia V6C 3B9 or to the registered office of Genetronics Canada at Suite 1400
- 1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9, at any time up to and including the last business day preceding the day of the meeting or any adjournment of the meeting or be delivered to the chairperson of the meeting on the day of the meeting or any adjournment of the meeting before any vote has been taken on a matter for which the proxy is to be used. To be effective, the letter must be signed by the stockholder, the stockholder's attorney authorized in writing or, where the stockholder is a corporation, a duly authorized officer or attorney of the corporation.

      In addition, a proxy may be revoked by operation of law if, for example, the stockholder dies, becomes incompetent, or, if the stockholder is a corporation, partnership or other entity, the stockholder is dissolved.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING

      Holders of our shares of common stock of record on the close of business on ___, 2001, the record date, will be entitled to vote at the meeting. As of the record date, there were ___ of our shares of common stock outstanding. At the meeting, on a show of hands, every stockholder present in person and entitled to vote shall have one vote, and on a poll, every stockholder present in person or represented by proxy and entitled to vote shall have one vote for each common share held on the record date.

      Stockholders should not forward any stock certificates with their proxy cards. If the continuation is consummated, certificates representing existing shares of Genetronics Canada will represent shares of Genetronics Delaware common stock.

      Our directors and senior officers are not aware of any person who beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of Genetronics Canada.

VOTING OF SHARES AND PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

      To approve the continuation, the special resolution must be approved by at least 75% of the votes cast at the meeting in person or by proxy.

      A stockholder may indicate the manner in which the persons named in the proxy are to vote regarding a matter to be acted upon at the meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are clear, the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy.

      If no choice is specified in the proxy regarding a matter to be acted upon, the proxy confers discretionary authority regarding that matter upon the person named in the proxy. We intend that the proxyholder named by our management in the accompanying form of proxy will vote the shares represented by the proxy in favor of each matter identified in the proxy.

      The proxy also confers discretionary authority upon the named proxyholder regarding amendments or variations to the matters identified in the attached notice of meeting and regarding any other matters which may properly be raised at the meeting. As of the date of this proxy statement/prospectus, we are not aware of any amendments or variations, or any other matters, that will be presented for action at the meeting other than those referred to in the accompanying notice of meeting. If, however, other matters that are not now known to us are properly raised at the meeting then the persons named in the accompanying form of proxy intend to vote on these matters in accordance with their best judgement.

RIGHTS OF DISSENTING STOCKHOLDERS

      The British Columbia Company Act (the "BC Act") provides that our stockholders are entitled to exercise dissenter's rights in connection with the continuation. A stockholder validly exercising its right of dissent is entitled to be paid the fair value of the dissenter's shares as determined by agreement between the dissenter and us. If we cannot agree on the fair value of the shares, the value will be determined by a court order. In determining the fair value of the dissenter's shares, the court will consider the value of the shares as of the day before the date the continuation resolution is passed, including any appreciation or depreciation in anticipation of the vote. The court may set the price and terms of the payment and sale or order that they be set by arbitration. The court is not bound by any single set of evidentiary standards, although the quoted stock market price is used as an indication of the fair value of the shares.

DISSENT PROCEEDINGS

      A dissenting stockholder must follow the appropriate procedures under the BC Act or suffer the termination or waiver of the dissenter's rights.

      A stockholder electing to exercise dissenter's rights must, at least two days prior to the meeting, perfect its dissenter's rights by demanding in writing from Genetronics Canada the appraisal of its shares of common stock of Genetronics Canada, as provided in Section 37 of the BC Act. A holder who elects to exercise dissenter's rights should mail or deliver its written demand to Genetronics Canada at 1400 -- 1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9. The demand should specify the holder's name and mailing address, the number of shares of common stock of Genetronics Canada owned and that the holder is demanding appraisal of its shares. Only a holder of record of shares of common stock of Genetronics Canada, or its representative, is entitled to assert dissenter's rights for the shares registered in the dissenter's name.

      Section 207 of the BC Act applies after a holder of Genetronics Canada shares of common stock has given its notice of dissent. If a holder exercises and perfects dissenter's rights in connection with the continuation under
Section 207, any shares of common stock of Genetronics Canada affected by those rights will not be converted into shares of common stock of Genetronics Delaware but instead will be converted into the right to receive the consideration as may be determined in accordance with Section 207.

      If any dissenting stockholder withdraws or loses its right to appraisal, its shares will be converted into shares of common stock of Genetronics Delaware in the continuance. A stockholder will lose its right to appraisal if it votes in favor of the continuation. A copy of Section 207 of the BC Act is attached to this proxy statement/prospectus.

INTEREST OF MANAGEMENT IN THE CONTINUATION

      No director or senior officer of Genetronics Canada at any time since the beginning of our most recently completed financial year and no associate or affiliate of any such person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the continuation, except for any interest arising from the ownership of shares of Genetronics Canada where the stockholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of Genetronics Canada.

SOLICITATION OF PROXIES

      We intend to solicit proxies primarily by mail and possibly supplemented by telephone or other personal contact by our directors, officers and employees, without special compensation. We may reimburse stockholders' nominees or agents for the costs incurred in obtaining authorization to execute forms of proxy from their principals. We will bear any costs of solicitation of proxies.

                          DESCRIPTION OF CAPITAL STOCK

SHARES OF COMMON STOCK

      Upon the completion of the continuation and the adoption of the proposed new articles of continuance, the authorized share capital of Genetronics Delaware will consist of two classes of shares: 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Genetronics Delaware will initially have only one class of shares outstanding and there will be no pre-emptive rights or restrictions attached to that class. All of the currently issued shares of common stock of Genetronics Canada will be converted into shares of common stock Genetronics Delaware automatically without any further action by the stockholders.

      All of the shares of common stock of Genetronics Delaware in this new class will rank equally as to voting rights, participation in a distribution of the assets of Genetronics Delaware on a liquidation, dissolution or winding-up of Genetronics Delaware and the entitlement to dividends. The holders of the shares of common stock will be entitled to receive notice of all meetings of stockholders and to attend and vote the shares at the meetings. Each share of common stock will carry with it the right to one vote.

      In the event of the liquidation, dissolution or winding-up of Genetronics Delaware or other distribution of its assets, the holders of the shares of common stock will be entitled to receive, on a pro rata basis, all of the assets remaining after Genetronics Delaware has paid out its liabilities, subject to prior payments of any preferences. Distribution in the form of dividends, if any, will be set by the Board of Directors.

      Provision as to the modification, amendment or variation of the rights attached to the shares of common stock of Genetronics Delaware will be contained in Genetronics Delaware's certificate of incorporation, bylaws and the Delaware Law. Generally speaking, substantive changes to the share capital require the approval of the stockholders by majority resolution.

      There are no restrictions on the repurchase or redemption by us of shares of common stock. There are no indentures or agreements limiting the payment of dividends. There are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights attached to any shares of common stock.

SHARES OF PREFERRED STOCK

      The certificate of incorporation for Genetronics Delaware allows the directors, where class rights permit them to do so, to alter the certificate of incorporation to create a new series of Preferred Stock and provide for special rights and restrictions attached to such stock. The directors may determine all rights, preferences, restrictions and conditions of such series of Preferred Stock including voting rights, dividend rights, liquidation preference, conversion rights and redemption rights.

WARRANTS

      In September 2000, our company and our subsidiary, Genetronics, Inc. entered into an exclusive license agreement with the University of South Florida Research Foundation, Inc. ("U.S.F"), where U.S.F granted us an exclusive world-wide license to U.S.F's rights in patents and patent applications generally related to needle electrodes (the "U.S.F License Agreement"). These electrodes were jointly developed by our company and U.S.F. The terms of the U.S.F License Agreement include a royalty to be paid to U.S.F based on net sales of products under the U.S.F License Agreement. We also agreed to issue to U.S.F and its designees, Drs. Heller, Jaroszeski and Gilbert, a total of 150,000 shares of common stock and warrants exercisable to acquire an additional 600,000 shares of common stock at U.S.$2.25 per common share until September 14, 2010. A portion of the warrants vested upon granting and the remainder will vest upon the occurrence of certain future events.

      On January 17, 2001, we completed a public offering of 6,267,500 shares of our common stock at a price of CDN$1.35 per share, for gross proceeds of CDN$8,461,125 (U.S.$5,688,950), less estimated expenses of CDN$1,059,584
(U.S.$709,921). In addition, we issued to the agent 50,000 shares of our common stock and warrants to purchase 500,000 shares at a price of CDN$1.35 per share exercisable until January 16, 2002.

      We entered into a "finders" agreement with Thompson & Flowers, whereby we agreed that, in the event that firm satisfies several business development conditions with respect to use of our technology in the field of dermatology, we will issue the firm a warrant to purchase a total of 120,000 shares of Genetronics Biomedical Ltd. common stock. If the conditions are satisfied, and the warrant is issued, the exercise price will be set as the 10 days trailing closing average price per share on the AMEX from the signing date of this Agreement.

DIVIDEND POLICY

      We have not declared or paid any dividends on our shares of common stock since our inception. Our directors expect that while we are in the development stage, earnings will not be distributed to stockholders by way of dividend.

              COMPARISON OF THE BC COMPANY ACT AND THE DELAWARE LAW

      The following is a summary of several differences between the BC Act, the statute that currently governs the corporate affairs of Genetronics Canada, and the Delaware Law, the statute which will govern the corporate actions of Genetronics Delaware, if the continuation is effected. The summary does not purport to provide a comprehensive statement of all the differences. Our management is of the view that the Delaware Law provides to our stockholders substantively equivalent rights as are available to stockholders under the BC Act. A copy of our proposed certificate of incorporation and bylaws are attached to this proxy statement as Appendices B and C, respectively. NOTHING THAT FOLLOWS SHOULD BE CONSTRUED AS LEGAL ADVICE TO ANY PARTICULAR STOCKHOLDER AND SUBSEQUENTLY STOCKHOLDERS SHOULD CONSULT THEIR OWN LEGAL ADVISORS RESPECTING THE IMPLICATIONS OF THE CONTINUATION.

SALE OF COMPANY'S UNDERTAKING

      Under the BC Act, the board of directors of a company may dispose of all or substantially all of the business or undertaking of the company only with the approval of not less than 75% of the votes cast by those stockholders voting in person or by proxy at a general meeting.

      Under the Delaware Law, the board of directors may sell, lease or exchange all or substantially all of a corporation's assets only with the approval of not less than 50% of the votes cast by those stockholders voting in person or by proxy at a stockholder meeting.

AMENDMENTS TO OUR CHARTER DOCUMENTS

      Any substantive change to the charter documents of a company under the BC Act, such as a change in the name of the company or an increase or reduction of the authorized capital of the company requires a special resolution passed by not less than 75% of the votes cast by stockholders voting in person or by proxy at a general meeting of the company. Other fundamental changes such as an alteration of the special rights and restrictions attached to issued shares or a proposed amalgamation or continuation of a company out of the jurisdiction require a special resolution passed by not less than 75% of the votes cast by the holders of shares of each class entitled to vote at a general meeting of the company and the holders of all classes of shares adversely affected by an alteration of special rights and restrictions. As well, the holders of not less than 10% of the voting shares of the company who voted against certain special resolutions or the holders of not less than 10% of a class of shares affected by a change in the special rights and restrictions attached to a class of shares may apply to the court to have the resolutions approving the change set aside.

      Under the Delaware Law, our certificate of incorporation may be amended by a resolution of the directors, followed by the approval of a majority of the outstanding voting shares at an annual general meeting or a special meeting called by the board of directors for the purpose of voting on the proposed amendment. In addition, the approval of the majority of a class vote is required where any proposed amendment would adversely alter or change preferences, special rights or powers of one or more classes of stock or series of stock. The Delaware Law empowers the stockholders to adopt, amend or repeal bylaws; however the certificate of incorporation also authorizes the directors to adopt, amend or repeal by-laws. The bylaws may contain any provision, not inconsistent with the Delaware Law and the certificate of incorporation, relating to the business of corporation, the conduct of its affairs, its rights or powers, or the rights or powers of stockholders, directors, officers or employees.

RIGHTS OF DISSENT AND APPRAISAL

      The BC Act provides that stockholders who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by such stockholder at the fair value of such shares. The dissent right is applicable where the company proposes to:

      -     continue out of the jurisdiction (as is presently being considered);

      - provide financial assistance to a person for the purchase of the company's shares;

      - sell the whole or substantially the whole of the company's undertaking;

      -     enter into a statutory merger; or

      -     sell the whole or part of its business or property on liquidation.

      The Delaware Law provides stockholders an appraisal right for certain merger or consolidation transactions; however, a corporation may provide in its charter documents for appraisal rights in other transactions as well.

The appraisal right is not available to holders of any class of securities which are registered on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 stockholders or to any stockholders of a corporation surviving a merger if the merger did not a require vote of the stockholders of the surviving corporation, unless such stockholders were required to accept in exchange for such securities something other than: (a) securities of the corporation surviving or resulting from the merger or consolidation, (b) securities of any other corporation which at the record date were either registered on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporation described in (a) and (b), or (d) a combination of securities and cash in lieu of fractional shares as set forth in (a), (b), and (c).

OPPRESSION REMEDIES

      Under the BC Act a stockholder of a company has the right to apply to court on the grounds that the company is acting or proposes to act in a way that is prejudicial to the stockholders. On such an application, the court may make such order as it sees fit including an order to prohibit any act proposed by the company.

      The Delaware Law provides no oppression remedy.

STOCKHOLDER DERIVATIVE ACTIONS

      Under the BC Act, a member or director of a company may, with judicial leave, bring an action in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such an obligation.

      Under the Delaware Law, a person may institute a derivative action on behalf of a corporation if the person was a stockholder of the corporation at the time of the transaction that is the subject of the derivative action.

REQUISITION OF MEETINGS

      The BC Act provides that one or more stockholders of a company holding not less than 5% of the issued voting shares of the company may give notice to the Directors requiring them to call and hold a general meeting.

      The Delaware Law provides that special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the Bylaws. Stockholders will not be able to requisition meetings under our Certificate of Incorporation or Bylaws.

FORM OF PROXY AND INFORMATION CIRCULAR

      The BC Act requires a reporting company to provide stockholders with notice of a general meeting and a form of proxy for use by every member entitled to vote at such meeting, as well as an information circular containing prescribed information regarding the matter to be dealt with at and conduct of the general meeting. In addition, Canadian Securities laws impose additional requirements respecting the soliciting of proxies and shareholder meetings.

      The Delaware Law permits stockholders to vote by proxy, but does not require that proxies be sent to stockholders or that any information circular be sent to the stockholders. However, the SEC will require us to meet its requirements respecting the solicitation of proxies and preparation of proxy statements.

PLACE OF MEETINGS

      The BC Act requires all meetings of members to be held in British Columbia, unless the consent of the Registrar of Companies is otherwise obtained.

      The Delaware Law provides that meetings of stockholders may be held any place designated by the Bylaws, whether or not that place is within Delaware.

DIRECTORS

      The BC Act provides that a reporting company must have a minimum of three directors, a majority of whom must be ordinarily resident in Canada and at least one of whom must be resident in British Columbia. Directors can be removed prior to the end of their term by a special resolution of stockholders under the BC Act, in the absence of a provision to the contrary in the Memorandum or Articles of the company.

      The Delaware Law requires that a corporation have a minimum of one director. Any director or the entire board of directors may be removed, with or without cause, by an ordinary resolution of stockholders under the Delaware Law. The Delaware Law permits, if set forth in the certificate of incorporation, for different classes of directors; each class of director may have different qualifications, different election processes, and different terms of incumbency. The voting procedure for electing directors can include cumulative voting if such is provided in the certificate of incorporation. Our Certificate of Incorporation does not provide for different classes of directors or cumulative voting.

      The BC Act requires court approval before a company can indemnify a director. The Delaware Law includes no such requirement.

SHORT-FORM MERGERS

      The BC Act does not contain a "short-form" merger provision, with the result that such a merger would involve the expense of a stockholders' meeting and a court application.

      The Delaware Law permits "short-form" mergers between a parent corporation and its wholly-owned or at least 90%-owned subsidiary, with the approval of the directors of each merging corporation.

ISSUANCE OF SHARES

      The BC Act prohibits the company from issuing shares to a person until he has made full payment to the company for the shares. The Delaware Law has no such prohibition.

                      ACCOUNTING TREATMENT OF CONTINUATION

        The continuation of Genetronics Canada and its domestication as a Delaware company will be accounted for in a manner similar to a pooling of interests. Accordingly, the assets and liabilities of Genetronics Delaware, the continuing entity, will be reflected at their historic cost to Genetronics Canada under U.S. generally accepted accounting principles.

      Total stockholder's equity of Genetronics Delaware will reflect that of Genetronics Canada, under U.S. generally accepted accounting principles, except share capital will be decreased to reflect the par value shares of Genetronics Delaware, with an offsetting increase to contributed surplus.

      Genetronics Delaware will prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). Genetronics Canada prepared its consolidated financial statements in accordance with accounting principles accepted in Canada ("Canadian GAAP"). In the notes to the consolidated financial statements for the fiscal year ended March 31, 2000, a supplementary description of significant differences between Canadian GAAP and U.S. GAAP are set forth.

         The U.S. Securities and Exchange Commission has issued Staff Accounting Bulletin No. 101 (SAB 101), as amended by SAB 101(A) and (B), which are effective for the Company's fourth quarter ending March 31, 2001.

         We believe that the adoption of SAB 101 will have an impact on our future operating results as it relates to up-front non-refundable payments received in connection with collaborative research arrangements.

         The historical consolidated financial statements reflect payments of approximately $4,000,000 received through December 31, 2000. We expect that we will be required to record these fees over the life of the arrangement, which was terminated in the year ended March 31, 2001. As a result of this change, revenues in the year ended March 31, 2001 will increase by approximately $3,647,000 and the cumulative effect of this change in accounting principle will be a charge of approximately $3,647,000 to net income in the quarter ended June 30, 2000.

                      TAX CONSEQUENCES OF THE CONTINUATION

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following sections summarize certain provisions of Canadian and United States' federal income tax laws that may affect us and our stockholders. Although this summary discusses the principal tax considerations which we deem to be material to a stockholder, it does not purport to discuss all of the United States' and Canadian tax consequences that may be relevant to its stockholders, nor will it apply to the same extent or in the same way to all stockholders. No information is provided herein with respect to the effect of any state, local, or provincial tax law, rule or regulation nor is any information provided as to the effect of any foreign tax law, other than the federal law of the United States and Canada to the extent specifically set forth herein.

         The tax discussion set forth below is based upon the facts set out in this proxy statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. OUR STOCKHOLDERS ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISORS REGARDING THE U.S. AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUATION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         This portion of the summary applies to U.S. holders who own common shares of Genetronics Canada as capital assets on the date of this proxy statement/prospectus. U.S. holders include U.S. citizens and residents, corporations and partnerships organized under the laws of any state of the United States. U.S. holders who own interests in Genetronics Canada indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest in Genetronics Canada other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

         This summary also describes the U.S. federal income tax consequences of the continuation to Canadian holders who are, specifically, those persons resident in Canada who own common shares of Genetronics Canada as capital assets on the date of this proxy statement/prospectus. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of Genetronics Canada as a result of the continuation and assumes the Canadian holders have no other U.S. assets or activities.

         This discussion is based on laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus. No ruling from the Internal Revenue Service ("IRS") will be requested concerning the U.S. federal income tax consequences of the continuation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. Furthermore, this discussion does not consider the potential effects, adverse or beneficial, of any recently proposed legislation which, if enacted, could possibly be applied on a retroactive basis at any time.

         As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers or brokers in securities or foreign currency, individual retirement and other deferred accounts, persons subject to alternative minimum tax, and U.S. holders who hold their Genetronics Canada capital stock as part of an integrated investment (including a "straddle") comprised of shares of Genetronics and one or more other positions.

         This summary does not address the U.S. federal income tax consequences to a U.S. holder of the ownership, exercise or disposition of any warrants or compensatory options. This discussion also does not address certain U.S. federal income tax consequences applicable to U.S. holders who own or owned (directly or indirectly) 10% or more of the voting power of Genetronics Canada at the time of the Delaware continuation.

GENETRONICS

         The Delaware continuation of Genetronics Canada should be treated as an exchange of Genetronics Canada's assets and liabilities for stock of Genetronics Delaware. Note, however, there may be adverse tax consequences to Genetronics under Canadian law as discussed below under "Canadian Federal Income Tax Considerations - Company Consequences."

U.S. HOLDERS

         A U.S. holder must generally recognize gain (but not loss) with respect to the stock of Genetronics Delaware received in the exchange. A U.S. holder, however, as an alternative to recognizing gain, may elect to include in income the "all earnings and profits amount" attributable to his or her stock in Genetronics Canada, as the term is defined in Treasury Regulation Section 1.367(b)-2(d). There are, however, strict conditions to making this election. The notice/election must include, among other things: (i) a statement from Genetronics reflecting the U.S. holders' share of Genetronics Canada's "all earnings and profits amount," if any, (ii) a statement that the exchange is an Internal Revenue Code Section 367(b) exchange, (iii) a complete description of the exchange, (iv) a description of any stock, securities or other consideration received in the exchange, and (v) a representation that the U.S. holder has notified Genetronics it is making the election. Additionally, the notice/election must be timely filed by the U.S. holder with his or her U.S. federal income tax return for the year of exchange. U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPROPRIATE FILING REQUIREMENT WITH RESPECT TO THIS NOTICE/ELECTION.

         Management does not believe that it has had any "all earnings and profits amounts" for any of its years of existence, as the term is defined in Treasury Regulation Section 1.367(b)-2(d).

         AGAIN, YOU WILL RECOGNIZE GAIN (BUT NOT LOSS) WITH RESPECT TO YOUR STOCK IN GENETRONICS DELAWARE UNLESS YOU TIMELY FILE THE REQUIRED
NOTICE/ELECTION WITH YOUR INDIVIDUAL INCOME TAX RETURN FOR THE YEAR OF THE TRANSACTION.

         In addition, there is a de minimis rule that provides that if the fair market value of a U.S. holder's interest is less than $50,000 on the date of the exchange, no gain or "all earnings and profits" inclusion is required.

         A U.S. holder's adjusted basis and holding period in the shares of Genetronics Delaware received in the exchange will be equal to the U.S. holder's adjusted basis and holding period in the shares of Genetronics Canada surrendered in the exchange. If gain is recognized, however, the basis in the U.S. holder shares will be increased and, therefore, not be equal to the "rollover" basis in the Genetronics Canada shares.

DISSENTING HOLDERS

         Cash received as a result of the exercise of dissenters' rights by a U.S. holder who dissents from the continuation and who is subject to U.S. federal income tax will generally recognize capital gain or loss, measured by the difference between the cash received in exchange for the shares and the adjusted basis of the shares surrendered.

CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

         If more than 50% of the voting power of all classes of shares or of the total value of the shares of Genetronics Canada is owned, directly, indirectly, or constructively, by citizens or residents of the United States, U.S. domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of whom owns 10% or more of the total combined voting power of all classes of shares of Genetronics Canada ("U.S. Shareholders"), Genetronics Canada will be treated as a controlled foreign corporation under Subpart F of the Internal Revenue Code. This classification would have many complex results, including the required inclusion in income of their pro rata shares of the "Subpart F income," of Genetronics Canada by U.S. Stockholders, as specifically defined by the Internal Revenue Code. Further, if Genetronics Canada is deemed to be a controlled foreign corporation, U.S. Stockholders may be subject to U.S. income tax on their pro rata shares of any increase in the average amounts of U.S. property held by Genetronics Canada.

         In addition, under Section 1248 of the Internal Revenue Code, gain from the sale or exchange of shares of Genetronics Canada by a holder who is or was a U.S. Stockholder at any time during the five-year period ending with such sale or exchange would be treated as dividend income and taxed at ordinary income rates to the extent of earnings and profits of Genetronics Canada attributable to the stock sold or exchanged.

         If Genetronics Canada is both a passive foreign investment company (as defined below) and a controlled foreign corporation, Genetronics Canada will not be treated as a passive foreign investment company with respect to the U.S. Stockholders.

         Management does not believe that Genetronics Canada is a controlled foreign corporation.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

         Genetronics Canada will be classified as a passive foreign investment company for any taxable year during which either 75 % or more of our gross income is passive income or the average fair market value of Genetronics Canada's assets which produce or are held for the production of passive income for such taxable year equals or exceeds 50% of the average quarterly value of our total assets for the year. Classification of Genetronics Canada as a passive foreign investment company at any time during a particular U.S. holder's holding period may result in a number of unfavorable U.S. income tax consequences including recognition of gain on the disposition of Genetronics Canada shares, recognition of gain on the continuation of Genetronics Canada to the United States, taxation of that gain at rates applicable to ordinary income and an imposition of an interest charge on taxes apportioned to prior years in the U.S. holder's holding period for his Genetronics Canada shares.

         Management does not believe that Genetronics Canada satisfies either of the tests for passive foreign investment company status in this year or that it has satisfied either test in any previous year.

FOREIGN PERSONAL HOLDING COMPANY CONSIDERATIONS

         Genetronics Canada will be classified as a foreign personal holding company for U.S. federal income tax purposes if both of the following tests are satisfied: (i) at any time during Genetronics Canada's taxable year, five or fewer individuals who are U.S. citizens or residents own or are deemed to own (directly or indirectly) more than 50% of all classes of Genetronics Canada's shares measured by voting power or value and (ii) Genetronics Canada receives at least 60% (50% after the first tax year) of its gross income (regardless of source), as specifically adjusted, from passive sources.

         If Genetronics Canada were to be classified as a foreign personal holding company, a portion of our "undistributed foreign personal holding company income" (as defined for U.S. federal income tax purposes) would be allocated to all of our U.S. Stockholders who are U.S. holders on the last day on which Genetronics Canada is classified as a foreign personal holding company or the last day of Genetronics Canada's taxable year if earlier. This income would be includable in a U.S. holder's gross income as a dividend for U.S. federal income tax purposes. U.S. holders who dispose of their common shares prior to that date would not be subject to tax under these rules.

         Management does not believe that Genetronics Canada satisfies either the foreign personal holding company ownership test or the foreign personal holding company income test.

POST-CONTINUATION UNITED STATES TAXATION OF INCOME, GAINS, AND LOSSES

         After the continuation/domestication, distributions made by Genetronics Delaware to U.S. holders of Genetronics Delaware shares may be treated as dividends to the extent of Genetronics Delaware's current or accumulated earnings and profits. Dividend income is treated as ordinary income. The maximum U.S. federal income tax rate on ordinary income of individuals is currently 39.6%.

         A corporate U.S. holder who receives a dividend from Genetronics Delaware will generally be allowed a dividends received deduction from its taxable income in an amount equal to 70% of the dividend received if the corporate U.S. holder owns less than 20% of the voting power and the value of the shares of Genetronics Delaware. A corporate U.S. holder who has an ownership percentage of at least 20% but less than 80% of the voting power and value of shares of Genetronics Delaware will generally receive a dividends received deduction in the amount of 80% of the dividends received. A corporate U.S. holder that owns 80% or more of the voting power and value of the shares of Genetronics Delaware will generally be allowed a dividends received deduction equal to 100% of the dividend received from Genetronics Delaware.

         Distributions in excess of Genetronics Delaware's current and accumulated earnings and profits will be tax-free to the extent of the U.S. holder's adjusted basis in their Genetronics Delaware shares, but will reduce the adjusted basis by the same amount.

         U.S. holders who hold their Genetronics Delaware shares as a capital asset and who either dispose of their Genetronics Delaware shares at a gain or who receive distributions in excess of Genetronics Delaware's earnings and profits and adjusted basis will recognize a capital gain. Under current U.S. law, the net long term capital gains (assets held in excess of 12 months) of individuals are currently subject to a maximum federal income tax rate of 20%. Net short-term capital gains are taxed at the marginal tax rates for ordinary income. (For individuals the maximum marginal rate is 39.6% and for corporations the effective maximum marginal rate is 35%.)

         In order to determine the appropriate capital gains tax rate, U.S. holders who are individuals will need to determine the holding period of their Genetronics Delaware shares (i.e., the period of time that the U.S. holder has owned the Genetronics Delaware shares). In determining the holding period of the Genetronics Delaware shares, the U.S. holder will include the period during which the shares of Genetronics Canada were held by the U.S. holder.

         For corporations, capital gains and ordinary income are taxed at the maximum effective federal income tax rate of 35%.

POST-CONTINUATION SALE OF GENETRONICS DELAWARE SHARES

         A Canadian holder will not be subject to United States federal income tax on gain recognized on a subsequent sale or other disposition of Genetronics Delaware shares, unless the Genetronics Delaware shares constitutes a United States real property interest at the time of disposition and the Canadian holder is a "5% shareholder." A Canadian holder who beneficially owns or owned more than 5% of the total fair market value of Genetronics Delaware's regularly traded shares, either at the time of disposition or at any time in the five-year period ending on the disposition date, will be a 5% shareholder. Gain recognized by a 5% shareholder will be subject to United States tax unless the Canadian 5% shareholder establishes in a prescribed manner that his or her stock in Genetronics Delaware is not a United States real property interest. Specifically, the Canadian 5% shareholder must establish that the fair market value of Genetronics Delaware's United States real property interests is and was less than 50% of the fair market value of the sum of all of its trade or business assets, its real properties located outside the United States and its United States real property interests, both at the time of disposition and at any time in the five year period ending on the disposition date.

         Management believes that the Canadian holders' stock in Genetronics Delaware will not be a U.S. real property interest.

POST-CONTINUATION DIVIDENDS ON GENETRONICS DELAWARE SHARES

         Distributions made by Genetronics Delaware to Canadian holders of Genetronics Delaware shares will be treated as U.S. source dividends to the extent of Genetronics Delaware's current and accumulated earnings and profits. Canadian holders will generally be subject to 15% U.S. non-resident withholding tax, with no allowance for deductions, except in the case of a Canadian corporation that owns at least 10% of the Genetronics Delaware voting shares, in which case the U.S. non-resident withholding tax rate is reduced to 5% pursuant to the Canadian-United States Income Tax Convention.

         Distributions in excess of Genetronics Delaware's current or accumulated earnings and profits will be tax-free to the extent of the Canadian holder's adjusted basis in their Genetronics Delaware shares, but will reduce the adjusted basis in the shares by the same amount. Distributions in excess of Genetronics Delaware's earnings and profits and adjusted basis will give rise to a capital gain, treated in the manner described in, "Post-Continuation Sale of Genetronics Delaware Shares," above.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         Thorsteinssons, Canadian Tax counsel to Genetronics Canada, have advised that the following general summary fairly describes the principal Canadian federal income tax consequences of the proposed continuation of Genetronics Canada to Delaware to Canadian holders who are, specifically, those stockholders and warrantholders of Genetronics Canada who are resident in Canada who own, either alone or together with related persons, less than 10% of the shares of Genetronics Canada, and to whom shares and warrants of Genetronics Canada constitute "capital property" for the purposes of the Income Tax Act (Canada) (the "ITA"). This summary also describes the principal Canadian federal income tax consequences of the proposed continuation of Genetronics Canada to Delaware to non-resident holders who, specifically, are non-residents of Canada, and do not carry on business in Canada. Other holders of shares or warrants of Genetronics Canada should consult their own tax advisors as the tax consequences to them of the proposed continuation are beyond the scope of this summary.

         This summary is based upon the current provisions of the ITA, the regulations thereunder in force on the date hereof (the "Regulations"), any proposed amendments (the "Proposed Amendments") to the ITA or Regulations previously announced by the Federal Minister of Finance and counsel's understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations which may differ significantly from those discussed herein.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED CONTINUATION.

  NATURE OF SHARES AND WARRANTS OF GENETRONICS CANADA HELD BY CANADIAN HOLDERS

         The shares and warrants of Genetronics Canada will generally constitute "capital property" to a Canadian holder, unless the Canadian holder is a trader or dealer in securities or is engaged in an adventure in the nature of trade with respect to the shares and warrants. Certain individual Canadian holders whose shares of Genetronics Canada might not otherwise qualify as "capital property" may be entitled to obtain such qualification by disposing of their shares before the continuation of the company and by making an irrevocable election under subsection 39(4) of the ITA. After the continuation, the shares of Genetronics Delaware will no longer qualify for the subsection 39(4) election. ANY INDIVIDUALS CONTEMPLATING MAKING AN ELECTION UNDER SUBSECTION 39(4) OF THE ITA SHOULD CONSULT THEIR TAX ADVISORS AS THE ELECTION WILL AFFECT THE CANADIAN INCOME TAX TREATMENT OF THE DISPOSITION OF THE STOCKHOLDER'S OTHER CANADIAN SECURITIES.

       CONSEQUENCES OF CONTINUATION TO CANADIAN HOLDERS

       The continuation of Genetronics Canada into Delaware will not constitute a taxable event for our Canadian holders. Canadian holders will continue to hold their shares and warrants at the same adjusted cost base as before the continuation.

      Following the continuance, dividends paid by Genetronics Delaware to Canadian holders will be treated differently under the ITA than dividends those holders might have previously received from Genetronics Canada. By way of summary, a Canadian holder will be required to include the gross amount of any dividend received from Genetronics Delaware in the holder's income for the year of receipt. The Canadian holder who is an individual, will not be entitled to claim the federal dividend tax credit in respect of such dividend. A foreign tax credit will be available under the ITA to the Canadian holder to the extent of the lesser of:

      (a) the withholding taxes paid and not deducted by the holder when computing income (under the Canada-U.S. Income Tax Convention (the "Canada/U.S. Treaty") U.S. withholding tax on dividends paid to a Canadian holder will be limited to a maximum rate of 15%), and

      (b) the Canadian taxes otherwise payable in respect of that foreign income.

      Alternatively, the individual Canadian holder can claim the foreign withholding taxes paid as a deduction when computing his income for tax purposes. If the withholding taxes paid exceed 15% of the foreign income from property, such excess may be deducted in computing net income.

      FOREIGN REPORTING

      A Canadian resident is required under the ITA to report his or her foreign property holdings if the aggregate cost amount of such holdings exceeds $100,000. Following the continuation, the shares and warrants of Genetronics Delaware will constitute foreign property for the purposes of this rule and their "cost amount" will be included in the $100,000 threshold.

      FOREIGN INVESTMENT ENTITY

      The Federal Minister of Finance has announced proposed amendments to the ITA which, generally, propose to annually include the growth in value of a "foreign investment entity" (an "FIE") in the income of its Canadian resident stockholders on an accrual or mark-to-market basis. The proposed amendments are expected to be replaced with draft legislation in early 2001 to apply to taxation years beginning after 2001. An FIE includes a non-resident corporation in which the carrying value (generally calculated under GAAP) of its "investment properties" exceeds 50% of the carrying value of all of its property at the end of its taxation year. "Investment properties" include capital stock of corporations, partnership interests, certain non-trade receivables and other similar assets. Generally, stock of a corporation that is widely held and actively traded on a prescribed stock exchange (including the TSE and ASE) is exempt from the FIE rules if the principal purpose of the corporation's business is not to derive income from property (interest, dividends, rents, royalties, etc.).

      While there can be no assurances that Genetronics Delaware will not constitute an FIE of its Canadian holders in the future, in view of the assets of Genetronics Canada, the nature of its business and the trading of its shares on prescribed stock exchanges, management of Genetronics Canada does not believe that Genetronics Delaware will be an FIE of its Canadian holders on continuation.

      DISSENT PROCEEDINGS

      Should a stockholder initiate formal dissent proceedings in respect of the proposed continuation, and if Genetronics Canada carries out the continuation, Genetronics Canada will be required to purchase the dissenting stockholder's shares for a cash payment (the "redemption proceeds") equal to the fair value of the purchased shares. The dissenting stockholder's receipt of the redemption proceeds will be treated as a dividend to the extent that such proceeds exceed the paid-up capital of the purchased shares. The balance of the redemption proceeds (i.e., the amount equal to the paid-up capital of the purchased shares) will be treated as proceeds of disposition of the shares for the purpose of computing the stockholder's capital gain or loss. Consequently, the dissenting stockholder will realize a capital gain or loss to the extent that the paid-up capital of the purchased shares exceeds or is exceeded by the stockholder's adjusted cost base of the shares. If the dissenting stockholder is a corporation resident in Canada, the full amount of the redemption proceeds may be treated as proceeds of disposition with the result that no dividend will be deemed to have been paid to the stockholder and any gain or loss realized by the dissenting stockholder will be determined by reference to the full amount of the redemption proceeds.

         Any capital loss arising on the exercise of dissent rights by a corporate shareholder of Genetronics Canada will be reduced by the amount of dividends received or deemed to have been received, including any deemed dividend arising from the exercise of dissent rights, on the purchased shares where the period of ownership of such shares was less than 365 days or where the corporate holder (together with persons with whom it did not deal at arm's length) held more than 5% of the issued shares of any class of Genetronics Canada at the time the dividends were received or deemed to have been received.

         IN THE EVENT THE CANADIAN HOLDER'S DISPOSITION OF SHARES ON DISSENT IS, FOR CANADIAN TAX PURPOSES, DEEMED TO OCCUR AFTER GENETRONICS CANADA CONTINUES INTO GENETRONICS DELAWARE AND CONSEQUENTLY CEASES TO BE A CORPORATION RESIDENT IN CANADA, THE CANADIAN HOLDER WILL REALIZE A CAPITAL GAIN OR LOSS ON THAT DISPOSITION TO THE EXTENT THAT THE REDEMPTION PROCEEDS EXCEED OR ARE EXCEEDED BY THE HOLDER'S ADJUSTED COST BASE IN THE PURCHASED SHARES.

         A dissenting stockholder that is a private corporation or a subject corporation, as those expressions are defined in the ITA, will be liable to pay a 33 1/3% refundable tax under Part IV of the ITA on the redemption proceeds to the extent that they are treated as a dividend. Generally, a private corporation is one that is not public and is not controlled by one or more public companies and a subject corporation is one that is not private and is controlled by or for the benefit of one individual or a related group of individuals.

         INTEREST EXPENSE

         Genetronics Canada's continuation to Delaware will not affect the deductibility of interest incurred on money borrowed to purchase shares of Genetronics Canada. Generally, interest that is currently deductible will continue to be deductible by the stockholder after the continuation to Delaware, as long as the stockholder continues to own the shares of Genetronics Delaware or uses the borrowed funds to earn income from a business or property.

         COMPANY CONSEQUENCES

         Once we file our Certificate of Domestication with the Delaware Secretary of State, Genetronics Canada will be deemed to have been incorporated in Delaware at that time for purposes of the ITA and will cease to be a resident of Canada.

         The "corporate emigration" rules under the ITA will apply upon the continuation of Genetronics Canada to Delaware. Accordingly, Genetronics Canada will be deemed to have its taxation year end immediately before being granted a Certificate of Continuation in Delaware. Each property owned by Genetronics Canada immediately before the deemed year end will be deemed to have been disposed of for proceeds of disposition equal to that property's fair market value. Any gains or losses derived from this deemed disposition of property will be taken into account when determining the amount of Genetronics Canada's taxable income for the fiscal period which ends immediately before its continuation into Delaware. Any available non-capital loss carry-forwards of Genetronics Canada from previous years can be used to offset this taxable income. Any balance of taxable income so determined will be subject to tax in accordance with the provisions of the ITA.

         In view of the fair market value and tax cost of each property owned by Genetronics Canada, as of the date of this proxy statement/prospectus, management of Genetronics Canada does not believe that Canadian income tax will be payable as a result of the deemed disposition of each of its properties.

         Genetronics Canada will also be required to pay a special branch tax equal to 5% of the amount by which the fair market value of its assets (calculated immediately before continuance) exceeds the aggregate of its liabilities, including any liabilities under the ITA, and the paid-up capital of its issued and outstanding shares at the time of continuation into Delaware.

      In view of the fair market value of our assets, liabilities and the paid-up capital of its issued and outstanding shares, as of the date of this proxy statement/prospectus, management of Genetronics Canada does not believe that it will be liable to pay the special branch tax.

      After continuation into Delaware, Genetronics Delaware will only be taxable in Canada to the extent it carries on business through a permanent establishment located in Canada, as that expression is defined in the Canada/U.S. Treaty or realizes a gain from the sale of taxable Canadian property which is not otherwise exempt from Canadian tax by virtue of certain relieving provisions in the Canada/U.S. Treaty. We have no current plans to maintain a permanent establishment located in Canada.

      TAX-EXEMPT HOLDERS

      Following the continuation, the shares of Genetronics Delaware will remain listed on the Toronto Stock Exchange which is a prescribed stock exchange for purposes of the ITA. Consequently, the shares and warrants will continue to be qualified investments for a trust governed by a registered retirement savings plan, deferred profit sharing plan, registered retirement income fund or registered pension plan, and certain other entities. However, the shares and warrants would constitute "foreign property" to these trusts and entities for the purposes of the ITA.

      The above-mentioned trusts and other entities must pay a monthly tax under the ITA equal to 1% of the amount by which the cost amount of all their foreign property (excepting foreign property that is not a qualified investment and property that was not foreign property when acquired but became foreign property within the preceding two years) as determined at the end of each month exceeds the aggregate of:

      (a)   30% of the cost amount of all the trust's property; and,

      (b) in certain circumstances, an additional amount in respect of the trust's "small business investment amount."

      As long as the Genetronics shares remain qualified investments, the result of this rule is that the cost of the shares and warrants of Genetronics Delaware will not be subject to the above-calculated monthly tax until two years after the date of the continuation.

      HOLDERS THAT ARE ONE OF THE TYPES OF ENTITIES DESCRIBED ABOVE SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES OF HOLDING SHARES AND WARRANTS OF GENETRONICS DELAWARE.

      NON-RESIDENT HOLDERS

      The continuation of Genetronics Canada into Delaware will not constitute a taxable event for federal Canadian income tax purposes for holders who are not resident of Canada for Canadian income tax purposes.

      Dividends paid by Genetronics Delaware to these non-resident holders after the continuation into Delaware will no longer be subject to Canadian withholding tax.


                                    BUSINESS

OVERVIEW

      We were incorporated in British Columbia, Canada on August 8, 1979 under the name of Concord Energy Corp. We changed our name to United Safety Technology Inc. on February 17, 1988, to Consolidated United Safety Technology Inc. on January 3, 1990, and then to Genetronics Biomedical Ltd., on September 29, 1994. We carry on our business through our operating subsidiary Genetronics, Inc., a California corporation. Genetronics, Inc. was incorporated in California on June 29, 1983. Genetronics, Inc. had a subsidiary called Genetronics S.A., which was incorporated in France on January 30, 1998. Genetronics S.A. was formed primarily to manage clinical trials that were being conducted in France, and was sold in May 2000. All our business activities are conducted through Genetronics, Inc.

      We are a San Diego-based drug and gene delivery company specializing in developing technology and hardware focused on electroporation. Electroporation is the application of brief, controlled pulsed electric fields to cells, which cause tiny pores to temporarily open in the cell membrane. Immediately after electroporation, the cell membrane is more permeable to drugs and other agents. In the lab, researchers use electroporation to introduce genes, drugs, and other compounds into cells and experimental animals. This is a common and well known procedure and more than 4,000 scientific papers have been published describing results achieved using electroporation.

      While widely used in the research arena, electroporation is a relatively new technology in the therapeutic arena. One of the major difficulties in many forms of drug or gene therapy is that the pharmaceutical agent or gene is often not able to penetrate the relatively impermeable walls of cells. The pores produced by electroporation permit entry of such agents into cells to a much greater extent than if the drug or gene was administered without electroporation. When electroporation is used in conjunction with drugs, genes, or other therapeutic agents, we call it Electroporation Therapy, or EPT. We operate through our two divisions: (i) the Drug and Gene Delivery Division, through which we are developing drug and gene delivery systems based on electroporation to be used in the treatment of disease and, (ii) the BTX Instrument Division, which develops, manufactures, and sells electroporation equipment to the research laboratory market.

      The Drug and Gene Delivery Division focuses on the development of human-use equipment that is designed to allow physicians to use EPT to achieve more efficient and cost-effective delivery of drugs or genes to patients with a variety of illnesses, including cancer. Our proprietary electroporation drug and gene delivery system, the Genetronics MedPulser(R) system, has been used with bleomycin, a chemotherapeutic agent, in clinical trials conducted in the United States, Australia, Europe and Canada for treatment of head and neck cancer, as well as melanoma, liver, pancreatic, basal cell and Kaposi sarcoma cancers.

DRUG AND GENE DELIVERY DIVISION

      OVERVIEW

      Through our Drug and Gene Delivery Division (also known as the Drug and DNA Delivery Division, and formerly as the Drug Delivery Division), we are developing drug and gene delivery systems based on the technology of electroporation to be used in combination with drugs or genes in the treatment of disease. There are many diseases where improved drug delivery is important. Our Drug and Gene Delivery Division has identified five potential areas of application for our electroporation technology -- oncology, gene therapy, dermatology, cardiology and transdermal drug delivery. At present, the primary areas of focus are oncology and gene therapy.

      Our Drug and Gene Delivery Division's most advanced product candidates treat solid malignant tumors such as squamous cell carcinoma, melanoma, and adenocarcinoma in the areas of application of oncology and dermatology. We have completed Phase II clinical trials in the United States of EPT and bleomycin in the treatment of head and neck cancer and melanoma. We have recently completed a review of our clinical data. The response rate determined pursuant to the review is consistent with previous data disclosed by us. See the "Clinical Studies" section below. We intend to initiate Phase III clinical trials of this application in the United States in 2001. Initial results from the clinical trials carried out in Europe have allowed us to obtain a CE Mark certification qualifying the MedPulser(R) system for sale in Europe with respect to the treatment of head and neck cancer and melanoma using EPT and bleomycin. We intend to initiate the marketing of the MedPulser System in Europe in 2001.

      We intend to develop and pursue other appropriate targets using the MedPulser System to deliver bleomycin or other chemotherapeutic agents. Such studies will begin as Phase I or Phase II clinical trials. Phase I clinical trials are early stage trials in human subjects, used to test a drug or delivery system for safety. Phase II clinical trials assess the effectiveness of a treatment, as well as adding to safety data. Phase III clinical trials evaluate the comparative safety and efficacy of a drug or delivery system and the data from these trials are used by regulatory agencies to approve or reject a product licensing application.

      We announced that on October 6, 1998, we entered into a comprehensive License and Development Agreement and a Supply Agreement with Ethicon, Inc., a Johnson & Johnson company, involving our proprietary drug delivery system for Electroporation Therapy treatment of cancer. On August 5, 1999, we announced these agreements were assigned to Ethicon Endo-Surgery, Inc., another Johnson & Johnson company. Ethicon, Inc. and Ethicon Endo-Surgery, Inc. are referred to as Ethicon in this filing. On July 26, 2000, we received written notice from Ethicon Endo-Surgery, Inc. that it had elected to exercise its discretionary right to terminate, without cause, the License and Development Agreement and the Supply Agreement. All rights for the development and distribution of Genetronics proprietary electroporation drug delivery system for the treatment of cancer were returned to Genetronics.

      Our drug delivery system, including the MedPulser(R) instrument and the disposable applicators, are subject to various regulatory requirements depending on the country of sale. The Drug and Gene Delivery Division has been awarded ISO 9001, EN46001 and ISO 13485 registration, as well as CE mark certification in Europe.

      MARKET

      Our Drug and Gene Delivery Division is expected to enter the commercial market with equipment to be used in the treatment of cancer (oncology). Cancer is a life threatening disease affecting millions of people worldwide. The World Health Organization reports that cancer will remain one of the leading causes of death worldwide for years to come. In the United States, approximately 12 million new cases were diagnosed between 1990 and 1999. To further illustrate the market potential for EPT, solid tumor cancers, the first target for EPT, constitute the majority of all cancers. The majority of cancer victims is over age 65 and is supported by government-funded programs. In the United States the costs of cancer, including mortality, morbidity and direct medical costs, exceed $100 billion per year; some $40 billion for direct medical costs (total of all health expenditures); at least $10 billion for indirect morbidity costs (cost of lost productivity due to illness); and over $50 billion for indirect mortality costs.

      There is still very much that scientists do not know about cancer, consequently, there are significant unmet needs in the treatment of cancer. The oncology business unit within the Drug and Gene Delivery Division has initially targeted those indications for which current treatment modalities result in a poor quality of life and very high mortality rates. Specialized applicators are being designed which will allow EPT to treat other solid tumor cancers with minimally invasive procedures.

      In the United States, the cumulative dollar value of treatments and technologies commonly used in the curative and palliative management of cancer was expected to exceed $5 billion in 1999 and is expected to continue growing at a rate of approximately 9.5% annually. Our analyses project that EPT could be applicable to over 4,000,000 cancer patients, creating an estimated worldwide market opportunity of some $13 billion per year.

      TREATMENT OF TUMORS

      Equipment made by the BTX Instrument Division has been used by our investigators and in other laboratories to screen drugs for their effectiveness in killing tumor cells in test tubes and to study the drugs' mode of action. Our scientists, and outside researchers, also have studied the combination of electroporation and various agents to destroy tumors in animals and humans.

      In most of the clinical protocols, the site of the tumor is anesthetized and the chemotherapeutic agent of choice (bleomycin) is injected directly into the tumor. The therapeutic agent is allowed to diffuse throughout the tumor, which can take one to several minutes depending on the size, type and location of the tumor. Once the drug is distributed in the tumor, the electrical field is applied by the MedPulser(R) system so as to create a greater permeability in the cells walls to allow the chemotherapeutic agent to enter the cells.

      The entire procedure can be completed in 20 minutes or less and typically needs to be done only once. The dosage of drug used in the published results is based on tumor volume, and is typically a small fraction (1/3 to as little as 1/50) of the dosage that would be used systemically. As a result of the lower dosage administered locally, side effects have been minimal. Tumor death with sloughing and ulceration were common reactions following EPT. No episodes of injury to normal (non-tumor) tissue adjacent to the tumors have been observed.

      MEDPULSER(R) SYSTEM

      The MedPulser(R) system is an electroporation system designed for the clinical application of Electroporation Therapy (EPT). The technology is intended to treat various malignant and non-malignant tumors by locally applying a controlled electric field to targeted tumor tissues previously injected with a chemotherapeutic agent. The controlled short duration electric field pulses temporarily increase the cellular membrane permeability of the tumor cell membrane allowing the therapeutic agent to more easily enter the tumor cells and kill them.

      The system has two components: (1) a medical instrument which creates the electric field (the MedPulser(R) instrument); and (2) a single use, sterile, disposable electrode applicator. The electrodes may be needles, plates, or other configurations, depending on the geometry of the tumor and its location.

      The instrument was designed for ease of use, such that minimal user input is needed to apply the therapy. Based on the size and anatomical location of the tumor to be treated, a physician selects the most appropriate electrode applicator. The chosen applicator is then connected to the MedPulser(R) instrument, and it is the connection of applicator to instrument that automatically configures the therapy parameters for that particular applicator size and shape. Currently, several different electrode applicator configurations are available. The applicators vary in needle length, needle gauge, electrode needle spacing, tip angle and handle configuration so as to allow the physician to access a greater range of tumors.

      New models of electrode applicators will be considered in the future to address customer needs. The system is designed such that the installed base of MedPulser(R) generator instruments allows for a wide variety of new electrode applicator configurations. Also, the system incorporates other features to minimize the possibility of applicator reuse as well as prevent the use of competitive applicators with the MedPulser(R) instrument. The commercial version MedPulser(R) system has been certified by an independent test laboratory as meeting strict international product standards. Our drug delivery device, including the MedPulser(R) system and the disposable electrode applicators, are subject to various regulatory requirements, depending on the country of sale.

      In the United States, EPT utilizing the MedPulser(R) system and bleomycin drug is currently regulated as a combination drug-device system. We will be required to obtain both drug labeling and device approvals from the United States Food and Drug Administration ("FDA"). Clinical trials (Phase I, II and
III) to support drug indication labeling require filing an Investigational New Drug Application, followed by submission of a United States New Drug Application, and submission of a device Pre-Market Approval or 510(k), for marketing approval.

      In most of the rest of the world, we anticipate that the MedPulser(R) system will be regulated as a device. In Europe, the device comes under the Medical Device Directive 93/42/EEC and marketing requires CE mark certification of conformity to the quality system, production and clinical investigation essential requirements of the directive. We have obtained CE mark certification for electroporation devices, which allows us to sell and use the MedPulser(R) electroporation system for the treatment of solid tumors with bleomycin in Europe.

      MEDICAL DEVICE MANUFACTURING

      Our Drug and Gene Delivery Division must comply with a variety of regulations to manufacture our products for sale around the world. In Europe, we must comply with the Medical Device Directive (MDD), which mandates the presence of a quality system and mandates product testing. Our Drug and Gene Delivery Division has demonstrated the quality system is in place by securing ISO 9001 approval. It demonstrated compliance with international medical device standards with EN 46001 and ISO 13485 recognition. These all occurred in January 1999. In March 1999, the CE Mark was obtained. To sell in the United States, we will need to be in compliance with FDA current Good Manufacturing Practices (cGMP).

      We employ modern manufacturing practices, which include outsourcing of significant custom assemblies used in the manufacture of the instrument. The instrument final assembly, testing and quality control functions are performed in a physically distinct area of the company where the appropriate controls are employed. We outsource the manufacture of the disposable electrode applicators to a GMP/ISO9002 compliant contract manufacturer.

      CLINICAL STUDIES

North America Trials

      In late 1997 the FDA gave us clearance to initiate multi-center Phase II clinical trials in the United States utilizing the MedPulser(R) electroporation system in combination with intralesional bleomycin to treat squamous cell carcinoma of the head and neck in patients who failed conventional therapies. We obtained IND clearance from the Canadian Health Protection Branch to initiate similar clinical trials in Canada. Two protocols were initiated. One cross-over-controlled study evaluated the effectiveness of the bleomycin-EPT treatment in patients who failed an initial bleomycin-alone treatment; one single arm, open label study evaluated the effect of bleomycin-EPT directly administered to the study tumors.

      Eighteen patients were enrolled in the crossover study and 25 patients were enrolled into the single arm, open label bleomycin-EPT trial. The primary study endpoint of tumor response (50% or greater reduction in tumor size) has been achieved in both studies. A summary of the data is provided in the table below:

                                                                     RESPONSE(1)(2)
                                                              -----------------------------
                                                              RESPONDING    NON-RESPONDING
    CLINICAL TRIAL                        PATIENTS  TUMORS      TUMORS          TUMORS
    --------------                        --------  ------    ----------    --------------
    North America Phase I/II.............     8        8          6(75%)           2(25%)
    North America Phase II...............    25       37          1(3%)           36(97%)
      01 Study
    North America Phase II...............    18       20         11(55%)           9(45%)
      01 Study
    North America Phase II...............    25       31         18(58%)          13(42%)
      02 Study
    European Study.......................    12       18         10(56%)           8(44%)

----------

(1) Four tumors could not be evaluated

(2) Control Group patients received only drug, no electric field

      The two Phase II protocols involved a total of 42 tumors treated with bleomycin and EPT. Tumors treated in the trial include squamous cell carcinoma of the face, oral cavity, pharynx, larynx and sinus. The size of tumors treated ranged from less than one cubic centimeter to more than 132 cubic centimeters. In the crossover controlled Phase II study, patients initially received only the drug. Patients who did not respond to drug alone were then treated with the complete system of drug and electric field. Of the 37 tumors on 25 patients treated only with drug, none demonstrated a clinical response. Eighteen of these patients, having 20 lesions, were subsequently treated with bleomycin and EPT and 55% achieved a clinical response. In the open-label Phase II study, all patients received full EPT as their initial treatment. Among the 25 patients (31 tumors) so treated, 58% achieved a clinical response.

      A limited well-controlled Phase III trial for palliative treatment of head and neck cancer in patients who failed conventional therapy may be sufficient to support NDA submission for this indication. Treatment of other diseases will involve expanded Phase II and Phase III trials pending successful outcome of the initial Phase I/II studies.

International Trials

      In late 1997 and early 1998, we received ethics committee approval from multiple Consulting Committees for the Protection of Humans in Biomedical Research (CCPPRB) to initiate clinical trials in France in patients with pancreatic cancer, metastatic cancer in the liver, head and neck cancer, melanoma and Kaposi's sarcoma. These trials were initiated to demonstrate the MedPulser(R) system device safety and performance in treating a variety of solid tumors in support of CE mark certification in accordance with the essential requirements of EC Medical Device Directive 93/42/EEC. Results from the patients with head and neck cancer are reported also. We achieved CE mark certification in March 1999 from notified body TUV Product Service GMBH.

Current Developments

      On July 26, 2000, we received written notice from Ethicon Endo-Surgery, Inc. that it had elected to exercise its discretionary right to terminate, without cause, the License and Development Agreement and the Supply Agreement. All rights for the development and distribution of Genetronics proprietary electroporation drug delivery system for the treatment of cancer were as a result returned to Genetronics. We plan to seek a new licensing partner for the Electroporation Drug Delivery System. We will not receive any milestone or licensing payments for development or sale of the products contemplated under the Ethicon agreement unless and until a new agreement is in place with a new partner and we achieve the milestones specified in the new agreement or product sales commence under the new agreement. We believe we have sufficient current resources to initiate a variety of activities directed toward product launch and marketing in Europe, and for initiation of a Phase III clinical study in the United States. In addition, we have recently completed a review of our existing clinical and regulatory information related to the Electroporation Drug Delivery System. The responses are described above.

Research and Development Summary

      Our Drug and Gene Delivery Division has, in the past, focused its research primarily in the areas of oncology, gene therapy, vascular therapy, transdermal delivery and dermatology. At present, the primary areas of focus are oncology and gene therapy.

      The following table summarizes the programs of the Drug and Gene Delivery Division, the primary indications for each product and the current status of development. "Developmental" means the program is at the planning stage, protocols are being developed, and little if any animal work has commenced. "Preclinical data" means the program is at the stage where results from animal studies have been obtained. "Clinical Trials" means that human data is available.

                                  SUMMARY TABLE

                                                                          STAGE OF APPROVAL
                                                             --------------------------------------------
                                                                UNITED STATES &
 PROGRAMS                              DEVELOPMENT STATUS           CANADA                   EUROPE
 --------                              ------------------    ------------------------   -----------------
 DERMATOLOGY
   Basal Cell Cancer.............      Clinical Trials        Two pilot studies         N/A
   Genital Warts.................      Developmental          completed                 N/A
                                                                   N/A
 ONCOLOGY
   Head and Neck Cancer..........      Clinical Trials        Phase II Clinical Trials  CE Mark and ISO
                                                                                        9001 Received
   Melanoma......................      Clinical Trials        N/A                       CE Mark and ISO
                                                                                        9001 Received
   Metastatic Liver Cancer.......      Clinical Trials        N/A                       CE Mark and ISO
                                                                                        9001 Received
   Peripheral Sarcoma............      Preclinical data       N/A                       CE Mark and ISO
                                                                                        9001 Received
   Breast Cancer.................      Preclinical data       N/A                       CE Mark and ISO
                                                                                        9001 Received
   Prostate Cancer...............      Preclinical data       N/A                       CE Mark and ISO
                                                                                        9001 Received
   Glioma........................      Preclinical data       N/A                       CE Mark and ISO
                                                                                        9001 Received
 GENE THERAPY
   In vivo Gene Transfer -- blood
   protein encoding genes........      Preclinical data       N/A                       N/A
   In vivo Gene
   Transfer -- DNA vaccines......      Preclinical data       N/A                       N/A
   In vivo Gene Transfer
   anti-inflammatory protein
   encoding genes................      Preclinical data       N/A                       N/A
   In vivo Gene Transfer
   vascular protein encoding genes     Preclinical data       N/A                       N/A

 VASCULAR THERAPY
   Coronary Artery Disease,            Preclinical data       N/A                       N/A
   Marker genes & drugs..........
   Vascular Disease, Heparin
   delivery (anti-restenosis)....      Preclinical data       N/A                       N/A
 TRANSDERMAL DELIVERY
   PGE-1 delivery for
   Erectile dysfunction..........      Tolerance Study        One Device Tolerance      N/A
                                                              Study completed
   Calcitonin (osteoporosis).....      Preclinical data       N/A                       N/A
   Vitamin C.....................      Preclinical data       N/A                       N/A

----------

"N/A" means not applicable.

      GENE THERAPY

      Gene therapy, in classical terms, involves the introduction of new genetic information into cells (transfection) for therapeutic purposes. Somatic cells of the body are transfected with a specific functioning gene to compensate for a genetic defect that results in a deficiency of a specific protein factor. In this context, one goal of gene therapy is to convert target cells or tissues into "protein factories" for the production and secretion of a normal protein locally or into the circulation. Many vexing genetic illnesses, including those currently treated by regular injection of a missing protein, can potentially be "cured" by supplying the functional gene to a sufficient number of cells under conditions which allow these cells to produce a therapeutically effective dose of the gene product.

      Currently, single-gene recessive genetic disorders are the most accessible targets for correction by gene therapy, but ultimately polygenic and acquired diseases can and will be treated by using genes as pharmaceutical agents. In principle, any aspect of metabolism can be manipulated by modifying gene function, and it is this application of gene therapy that has enormous potential, extending far beyond the treatment of rare genetic diseases. For example, the ability to influence cellular metabolism by introducing specific genes has led to extensive investigation into the use of gene therapy for cancer treatment. By adding a tumor suppressor gene to certain types of cancers, the uncontrolled growth of those cells potentially could be brought under normal regulation. Likewise, transfecting tumor cells with genes capable of inducing apoptosis can result in tumor ablation.

      The methods of introducing genes have two specific approaches. Gene therapy can be performed either ex vivo or in vivo. Ex vivo gene therapy is the transfection of cells outside the body. Typically, a small amount of tissue is removed from the patient and the cells within that tissue are put into culture. The genetically modified cells, typically blood, bone marrow or others, are then returned to the patient, usually by blood transfusion or direct engraftment. In vivo gene therapy is the introduction of genetic information directly into cells in the patient's body. Theoretically, any tissue or cell type in the body can be used, and the choice is dependent on the specific goals of treatment and indications being treated. For internal tissue targets, a gene may be transfused through the blood stream to the organ or site of action, or it may be injected at the desired site, which is then electroporated to allow the gene to pass through the cell membrane.

      Genes can also be applied topically or by injection to skin and then transferred into the cells of the epidermis by electroporation. Epidermal gene delivery by electroporation for gene therapy is currently being investigated at Genetronics as a safe, effective and cost-competitive approach. The skin is also a target for DNA vaccination. "Vaccinating" skin with DNA that encodes a specific antigen present in infectious agents or in tumor cells can produce beneficial immunological responses. Genes can also be used to directly fight cancer. The thymidine kinase gene in conjunction with the prodrug ganciclovir produces a potent antitumor effect based on drug toxicity and apoptotic cell killing via a bystander effect. Animal trials treating glioblastomas using this strategy have shown substantial success.

      To make gene therapy a reality, many obstacles have to be overcome, including the safe, efficient delivery of the intact DNA construct into the host cells. The instrumentation we use for high efficiency in vivo gene transfer is derived from the instrumentation developed for intratumoral and transdermal drug delivery. We believe electroporation will become the method of choice for DNA delivery to cells in many applications of gene therapy.

      Because of the broad applicability of this technology, we have adopted the strategy of co-developing or licensing our technology exclusively or non-exclusively for specific genes or specific medical indications. In most cases, we contribute proprietary technology, expertise and instrumentation to optimize the delivery technology for particular applications. A partner company provides its proprietary DNA constructs, may conduct the pre-clinical research and clinical trials, and may introduce the new treatment and products to the marketplace. Both partners would share in the commercial success of the project. We have actively sought partners to develop this exciting technology to its full potential. On November 9, 1999, we announced an 18 month research and option agreement with Boehringer Ingelheim International GmbH (Boehringer Ingelheim) related to the development of our electroporation technology for use in particular gene therapy applications. On April 4, 2000, we announced the signing of our fifth corporate agreement in the area of gene therapy. The five agreements involve genes thought to be useful in treating hemophilia, HIV and other infections, and various forms of cancer among other targets. On June 9, 2000, we announced that research studies using our electroporation systems were presented at a major international gene therapy conference. Additionally, in collaborations with Chiron Corporation and Valentis, Inc., our technology was shown to effectively deliver a variety of genes and DNA vaccines to skin and muscle of animals, including non-human primates.

BTX INSTRUMENT DIVISION

      OVERVIEW

      Our company, through our BTX Instrument Division, began developing and manufacturing electroporation equipment for the research laboratory market in 1983 and sold our first product in 1985. BTX was founded to develop and manufacture high quality scientific instrumentation that can be used by research scientists to perform various types of electroporation and electrofusion experiments. Electroporation in research is commonly used for transformation and transfection of all cell types, as well as for general molecular delivery at the cellular level. Electrofusion is the fusing together of two or more cells to form hybrid cells. Transformation is a process by which the genetic material carried by an individual cell is altered by incorporation of exogenous DNA into its genome. Transfection is the uptake, incorporation, and expression of exogenous DNA by eukaryotic cells.

      The BTX Instrument Division is a leader in the development and marketing of electroporation instruments and supplies, with more than 2,000 customers in universities, companies, and research institutions worldwide. Our BTX Instrument Division sells its electroporation/electro cell fusion instrumentation and accessories in all states and territories of the United States and in over 47 foreign countries. The BTX Instrument Division currently produces an extensive line of electroporation instruments and accessories, including electroporation and electro cell fusion instruments, a monitoring device, and an assortment of electrodes and accessories.

      PRODUCTS

      BTX developed the square wave generator and graphic pulse analyzer for in vivo gene delivery and nuclear transfer research, fields that are rapidly increasing in scientific and medical interest. BTX also has developed the most versatile cell fusion system on the market, the only commercial large volume flow-through electroporation system, and offers an extensive collection of in situ and high throughput screening electroporation applicators.

      BTX focused its efforts in recent years on product development and promotion of a new line of products for developing sophisticated applications. BTX released the ECM(TM) 830 in December of 1998. It is a sophisticated square wave electroporation system with a menu driven digital user interface. In August of 1999 we introduced the ECM 630, an Exponential Decay Wave Electroporation system which utilizes a Precision Pulse Technology, the new BTX Platform technology, and an all-new digital user interface. During the previous and present year, publications outlined the utilization of BTX equipment in newly developing animal in vivo gene delivery research. In the support of this research, we expanded our in vivo electrode offering and continue to emphasize the development of novel applicators.

      The BTX Instrument Division's product line includes three different exponential decay wave generators, two square wave generators, one electro cell fusion instrument and a graphic wave display monitor. In addition, this Division markets over 50 different types of electrodes and related accessories, as well as the standard disposable electroporation cuvettes.

      Exponential decay generators have been traditionally used for the electroporation of all cell types. Square wave generators have shown the greatest utility in the electroporation of mammalian and plant cells, as well as for animal in vivo applications. The Electro Cell Fusion System is used by researchers for embryo manipulation, hybridoma and quadroma formation, as well as for all cell fusion techniques, including applications involving adoptive immunotherapy.

      While we, through our BTX Instrument Division, sell devices purportedly used by others for non-human embryo cloning, we do not ourself conduct embryo cloning. All of our BTX Instrument Division instruments sold to the research market carry the label "not for human use." We are not aware of any regulations or industry guidelines limiting the use of our instrumentation in the animal research market. We comply with all National Institutes of Health guidelines on cloning and gene therapy. We also comply with all Federal and State regulations regarding the restrictions on research imposed on federally funded grants.

      The BTX Instrument Division supplies three cuvette models, as do our competitors, plus some 50 additional specialized chambers electrodes, and accessories for electroporation. BTX in situ electrodes (e.g., Petri Pulser(TM) electrodes) position us to expand the electroporation market for adherent cell transfection applications, while high throughput screening electrodes and large volume production systems (e.g., 96-Well Coaxial Electrode, ElectroFlowPorator(TM) system), respectively, provide the BTX Instrument Division with an entry into the large volume and multi-sample processing arenas used by the major pharmaceutical and biotech companies conducting drug research.

      The BTX Instrument Division meets regulatory requirements necessary to provide instrumentation to the research market for in vivo and in vitro animal experimentation. The BTX Instrument Division does not market equipment for use in humans, and, therefore, is not required to receive marketing approval from the FDA.

      DISTRIBUTION

      The main distributors of our BTX Instrument Division products in North America are VWR Scientific Products Corporation and Fisher Scientific Company, two of the largest laboratory products suppliers in the United States. VWR has over 250 representatives dedicated to the biological sciences in the United States and Canada. In addition, the BTX Instrument Division distributes instruments and supplies through Intermountain Scientific Corporation, which has 23 field sales specialists in the United States. The BTX Instrument Division has over 45 international distributors in 36 countries, of which Merck Eurolab Holding GmbH is the biggest distributor in Europe. The BTX Instrument Division supports its distributors with advertising, exhibit exposure and lead generation.

      ADVERTISING

      The BTX Instrument Division advertises in major national and international scientific journals such as Science, Nature, Genetic Engineering News, and BioTechniques. The Division also attends and displays our products at about one scientific conference per month such as American Association for Cancer Research, American Society for Gene Therapy, and Neuroscience meeting. On a quarterly basis the BTX Instrument Division utilizes direct mail to an identified mailing list for specific product promotion. The BTX Instrument Division works closely with distribution partners in joint marketing campaigns and other value-added suppliers in co-marketing efforts.

      COMPETITION

      The main competitors of our BTX Instrument Division in the research marketplace are BioRad Laboratories, Eppendorf Scientific, Inc. and Invitrogen Corporation. There are other companies entering and departing this market on a regular basis. The majority of these companies have other molecular biology product lines besides electroporation, while electroporation and electrofusion is the only business of the BTX Instrument Division. Most competing manufacturers concentrate on the exponential decay wave system and do not compete in the square wave market at this time.

STRATEGIC PARTNERS

      LICENSE AND DEVELOPMENT AGREEMENT

      On October 6, 1998, we entered into a comprehensive License and Development Agreement and a Supply Agreement with Ethicon, Inc., a Johnson & Johnson company, involving the use of our MedPulser(R) system for Electroporation Therapy in the treatment of solid tumor cancer. In addition, Johnson & Johnson Development Corporation purchased $6 million of shares of common stock of our company at a price of $2.68 per share, pursuant to the October 6, 1998 Stock Purchase Agreement. On August 5, 1999, we announced that Ethicon, Inc. had assigned the License and Development Agreement and Supply Agreement to Ethicon Endo-Surgery, Inc., another Johnson & Johnson company. On July 26, 2000, we received written notice from Ethicon Endo-Surgery, Inc. that it had elected to exercise its discretionary right to terminate, without cause, the License and Development Agreement and the Supply Agreement. All rights for the development and distribution of Genetronics proprietary electroporation drug delivery system for the treatment of cancer were as a result returned to Genetronics.

      COLLABORATIVE RESEARCH AGREEMENT

      On November 7, 1999, we and Boehringer Ingelheim announced the signing of an 18-month research and option agreement to develop our electroporation technology for use in a particular gene therapy application. Under the terms of the agreement, we will develop hardware and perform preclinical research relating to DNA delivery for cancer DNA vaccination. On April 4, 2000, we announced the signing of our fifth corporate agreement in the area of gene therapy. The five agreements involve genes thought to be useful in treating hemophilia, HIV and other infections, and various forms of cancer.

      BLEOMYCIN AGREEMENTS

      We entered into a supply agreement with Abbott Laboratories to purchase the approved anti-cancer drug sterile bleomycin sulfate for use in the United States with our MedPulser(R) drug delivery system after regulatory approval has been granted for use in the treatment of patients with solid tumor cancers. Under a separate agreement, we entered into a supply agreement with Faulding, Inc. to purchase bleomycin sulfate for use in Canada after regulatory approval has been granted for use. Bleomycin is a glycopeptidic antibiotic that induces single and double strand DNA breaks when it is taken up into cells. Bleomycin has been approved by the Food and Drug Administration in the United States and the Health Protection Branch in Canada, and used as a chemotherapeutic agent in North America for the treatment of cancer for more than 25 years. It is presently marketed by several companies in more than 40 countries.

SALES AND REVENUE

      The following table provides the amount of net product sales, interest income, and revenue from grant funding and research and development agreements generated by us for the past three fiscal periods. Segmented financial information is contained in the Consolidated Financial Statements which begin on page F-1.

                                                        MARCH 31, 2000      MARCH 31, 1999     MARCH 31, 1998
    PERIOD ENDED:                                          12 MONTHS           12 MONTHS          13 MONTHS
    -------------                                       --------------      --------------     --------------
    PRODUCT SALES
      United States...............................         $2,759,043          $2,136,180         $1,945,389
      Rest of World...............................          1,375,393           1,297,925          1,151,809
    INTEREST INCOME
      United States...............................            497,586             248,417            250,197
      Canada......................................             58,607              52,494            177,301
    GRANT FUNDING
      United States...............................            334,901             354,135            128,069
    REVENUES UNDER COLLABORATIVE RESEARCH
      AND DEVELOPMENT ARRANGEMENTS
      Germany.....................................             91,335                   0                  0
      United States...............................            100,000              33,048              6,025
    LICENSE AND DEVELOPMENT AGREEMENTS
      Ethicon.....................................            416,667           4,500,000                  0

      We, like many biomedical companies, devote a substantial portion of our annual budget to research and development. For the thirteen months ended March 31, 1998, research and development expenses totaled $5,637,955; for the year ended March 31, 1999, they totaled $8,086,959; and for the year ended March 31, 2000, they totaled $6,977,220. These amounts far exceed revenues from research arrangements and contribute substantially to our losses. We anticipate a reduction in losses when we market products developed by our Drug and Gene Delivery Division. The launch of the first such products in Europe is anticipated to be 2001, and will most likely be followed by launch in the United States at a later date.

INTELLECTUAL PROPERTY

      As of March 8, 2001, we had 34 issued United States patents, 47 issued and granted foreign patents, 6 allowed United States patent applications, an additional 23 pending United States applications, and additional pending foreign patent applications.

      We have registered on the Principal Register of the United States Patent and Trademark Office the following trademarks: BTX (Mark), BTX (Logo), ELECTRONIC GENETICS, MANIPULATOR, OPTIMIZOR, HUMAN IN SQUARE (Design), ENHANCER, and MEDPULSER. The following United States trademark applications are pending:
COSMETRONICS and GENETRODES. We have registered the BTX and MEDPULSER trademarks in Canada, and have applied to trademark GENETRONICS in Canada. We have a European Community Trade Mark registration for GENETRONICS, BTX and for MEDPULSER. We have registered the MEDPULSER and BTX marks in Japan. We have registered the BTX mark in South Korea and have registered the GENETRONICS mark in the United Kingdom. We are not aware of any claims of infringement or other challenges to our right to use our marks.

PROPERTIES

      We own no real property and have no plans to acquire any real property in the future. We currently lease a facility of 24,931 square feet at our headquarters in San Diego. This facility provides adequate space for our current research, manufacturing, sales and administrative operations. The current lease runs through December 31, 2004.

EMPLOYEES

      As of March 1, 2001, we employed 70 people on a full-time basis. Of the total, 28 were in product research and development, 15 in sales, marketing and support, 11 in manufacturing, and 16 in finance and administration. Our success is dependent on our ability to attract and retain qualified employees. Competition for employees is intense in the biomedical industry. None of our employees is subject to collective bargaining agreements.

LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings with respect to us, our subsidiaries, or any of our material properties.

                            MARKETS AND MARKET PRICES

SHARES OF COMMON STOCK

      Our outstanding shares of common stock have been listed on the Toronto Stock Exchange ("TSE") since September 2, 1997 under the symbol "GEB." Prior to September 2, 1997, our shares of common stock were traded on the former Vancouver Stock Exchange under the symbol "GEB." In addition, since December 8, 1998, our shares of common stock have been traded on the American Stock Exchange ("AMEX") also under the symbol "GEB." The following tables set forth, for the periods indicated, the high and low sales prices for the shares of common stock as reported by the AMEX and the TSE.

      AMERICAN STOCK EXCHANGE

                                                            COMMON SHARE
                                                            PRICE(U.S.$)
                                                            ------------
                                                            HIGH     LOW
                                                            ----     ---
           FISCAL YEAR ENDING MARCH 31, 2001:
             Fourth Quarter (through March  7, 2001) ...    1.55     .94
             Third Quarter..............................    1.75    0.75
             Second Quarter.............................    3.18    1.25
             First Quarter..............................    6.19    3.00

           FISCAL YEAR ENDED MARCH 31, 2000:
             Fourth Quarter.............................   11.94    3.00
             Third Quarter..............................    3.50    2.69
             Second Quarter.............................    3.87    2.31
             First Quarter..............................    3.88    3.81

           FISCAL YEAR ENDED MARCH 31, 1999:
             Fourth Quarter.............................    4.06    3.25
             Third Quarter (beginning on
               December 8, 1998)........................    3.69    3.25

      TORONTO STOCK EXCHANGE

                                                           COMMON SHARE
                                                            PRICE(CDN$)
                                                           -------------
                                                           HIGH     LOW
                                                           ----     ----
          FISCAL YEAR ENDING MARCH 31, 2001:
            Fourth Quarter (through March 7, 2001) ....    2.40     1.35
            Third Quarter..............................    2.45     1.20
            Second Quarter.............................    5.00     1.80
            First Quarter..............................    9.00     4.50

          FISCAL YEAR ENDED MARCH 31, 2000:
            Fourth Quarter.............................   17.40     4.50
            Third Quarter..............................    5.15     4.00
            Second Quarter.............................    5.70     3.40
            First Quarter..............................    5.70     4.10

          FISCAL YEAR ENDED MARCH 31, 1999:
            Fourth Quarter.............................    6.10     4.80
            Third Quarter..............................    6.20     4.00
            Second Quarter.............................    4.75     3.10
            First Quarter..............................    4.91     3.35

      On March 7, 2001, the closing price of our shares of common stock was CDN$1.75 on the TSE and $1.10 on the AMEX. As of February 28, 2001, we had approximately 189 registered stockholders of record. In addition, approximately 10,005,343 of our shares of common stock or 29.64% of the total 33,756,718 issued and outstanding shares of common stock on February 28, 2001, were held among 163 United States record holders.

      We have not declared or paid any dividends on our shares of common stock since our inception. Our directors expect that while we are in the development stage, earnings will not be distributed to stockholders by way of dividend.

COMMON SHARE PURCHASE WARRANTS

      As of March 8, 2001, we had warrants outstanding to purchase an aggregate of 1,100,000 of our shares of common stock. Of these, 500,000 warrants issued to Canaccord Capital Corporation expire on January 16, 2002 and have an exercise price of CDN$1.35 per share. We also issued warrants to purchase 600,000 shares of common stock in connection with an exclusive license agreement with the University of South Florida Research Foundation, Inc. These warrants expire on September 14, 2010 and have an exercise price of U.S.$2.25 per share. There is no trading market for the warrants and we do not intend to request the listing of the warrants on any exchange.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of December 31, 2000.

      This information must be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this proxy statement/prospectus.

                                                                               DECEMBER 31, 2000
                                                                               -----------------
      Obligations under capital lease ........................................    $    135,426
      Stockholders' equity:
        Shares of common stock, no par value, 100,000,000 authorized;
           27,289,218 Shares of common stock issued and outstanding
           at December 31, 2000(1) ...........................................      42,287,237
      Class A Preferred Shares, 100,000,000 authorized; none Issued ..........              --
      Additional paid in capital .............................................         589,718
      Shares to be issued(2) .................................................         346,500
      Cumulative Translation Adjustment ......................................        (102,238)
      Deficit ................................................................     (35,568,862)
                Total stockholders' equity ...................................       7,552,355
                Total capitalization .........................................    $  7,687,781(3)

(1) Excludes, as of December 31, 2000, (i) 3,500,000 shares of common stock reserved for issuance under our 1995 Stock Option Plan, of which 1,203,400 shares were subject to outstanding options, at a weighted average exercise price of $2.02 per share; (ii) 6,400,000 shares of common stock reserved for issuance under our 1997 Stock Option Plan, of which 2,919,675 shares were subject to outstanding options, at a weighted average exercise price of $3.02 per share; (iii) 7,400,000 shares of common stock reserved for issuance under our 2000 Stock Option Plan, of which 1,054,750 shares were subject to outstanding options, at a weighted average exercise price of $1.37 per share; and (iv) 600,000 shares of common stock reserved for issuance upon the exercise of warrants at an exercise price of $2.25 per share. See "Description of Capital Stock" and "Management -- 1995 Stock Option Plan, 1997 Stock Option Plan and 2000 Stock Option Plan."

(2) Pursuant to an exclusive license agreement, our company agreed to issue a total of 150,000 shares of common stock with a fair market value of $346,500 to the University of South Florida Research Foundation, Inc. and its designees for no additional consideration. The shares were issued on February 28, 2001, following receipt of regulatory approval.

(3) On January 17, 2001, we completed a public offering of 6,267,500 shares of common stock at a price of CDN$1.35 per share for gross proceeds of CDN$8,461,125 (U.S.$5,688,954) less estimated expenses of CDN$1,059,584
     (U.S.$709,921). We have also granted the agent compensation warrants exercisable until January 16, 2002 to purchase 500,000 shares of common stock, at CDN$1.35 per common share. We have also issued to the agent 50,000 shares of common stock as compensation for corporate finance services.

                             SELECTED FINANCIAL DATA

      The following table sets forth our selected consolidated financial data for the periods indicated, derived from audited consolidated financial statements prepared in accordance with accounting principles generally accepted in Canada which conform to accounting principles generally accepted in the United States, except as described in Note 17 to the consolidated financial statements. The data set forth below should be read in conjunction with our Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth below. Effective January 23, 1998, our Board of Directors approved the change of our fiscal year-end from February 28 to March 31.

      On March 7, 2001, the Interbank rate of exchange for converting Canadian dollars into United States dollars equalled 1.54867 Canadian dollars for one (1) United States dollar. The following table presents a history of the exchange rates of Canadian dollars into one (1) United States dollar for the nine months ended December 31, 2000 and the five most recent fiscal years of our company.

                             NINE          TWELVE         TWELVE       THIRTEEN     TWELVE    TWELVE
                             MONTHS        MONTHS         MONTHS         MONTHS     MONTHS    MONTHS
  FISCAL                     ENDED         ENDED          ENDED           ENDED     ENDED     ENDED
  PERIODS                   DEC. 31,      MARCH 31,      MARCH 31,      MARCH 31,  FEB. 28,  FEB. 29,
  ENDED                       2000          2000           1999           1999       1997      1996
  -------                   --------      ---------      ---------      ---------  --------  --------
  Period End........         1.4988        1.4494         1.5104         1.4218     1.3556    1.3752
  Average...........         1.4959        1.4661         1.5031         1.3994     1.3556    1.3767
  Period's High.....         1.5625        1.4878         1.5845         1.4686     1.3752    1.4077
  Period's Low......         1.4470        1.4524         1.4144         1.3594     1.3381    1.3458

      The following summarizes certain selected consolidated financial information with respect to our company and is qualified in its entirety by reference to our Consolidated Financial Statements and the Notes thereto. All amounts are shown in United States dollars.

                                 NINE         NINE        TWELVE         TWELVE     THIRTEEN      TWELVE          TWELVE
                                MONTHS       MONTHS       MONTHS         MONTHS       MONTHS      MONTHS          MONTHS
                                 ENDED        ENDED       ENDED          ENDED        ENDED        ENDED          ENDED
FISCAL PERIODS                 DEC. 31,     DEC. 31,     MARCH 31,      MARCH 31,   MARCH 31,    FEB. 28,        FEB. 29,
ENDED                            2000         1999         2000           1999        1998         1997            1996
--------------                 ---------    ---------    ---------     ---------    ---------    ---------      ---------
Net Sales.................     3,386,977    2,806,200    4,134,436     3,434,105    3,097,198    3,040,734      2,512,131
License Fee and milestone
payments..................        83,333      416,667      416,667     4,500,000            0            0              0
Interest Income...........       340,048      409,591      556,193       300,911      427,498       71,206         64,160
Revenues Under
Collaborative
  Research and Development                                                                          47,439
  Arrangements and Grant         411,502      361,395      526,236       387,183      134,094                     105,292
  Funding.................
Net Loss for Period
  Canadian GAAP(1)........    (5,970,419)  (7,174,349)  (9,599,942)    (6,603,837)  (7,596,666)  (2,994,610)   (1,876,426)
  United States GAAP(2)...    (6,339,895)  (7,378,601)  (10,703,830)   (7,150,537)  (7,904,166)  (3,330,110)   (2,033,326)
Net Loss per Common Share
  Canadian GAAP...........         (0.23)       (0.32)       (0.43)        (0.33)       (0.43)        (0.24)        (0.17)
  United States GAAP(2)...         (0.24)       (0.33)       (0.48)        (0.35)       (0.44)        (0.26)        (0.18)
Total Assets
  Canadian GAAP...........     9,183,796   15,234,299   14,012,304     9,807,644    9,242,887     4,161,129     4,318,264
  United States GAAP......     9,185,816   15,234,299   14,012,304     9,807,644    9,242,887     4,161,129     4,318,264
Long Term Liabilities.....       135,426      130,491      128,356       173,840      122,319       120,598        22,757
Dividends per Share.......             0            0            0             0            0             0             0

----------

(1) GAAP means Generally Accepted Accounting Principles.

(2) Staff Accounting Bulletin No. 101 (SAB 101) is effective for the Company's fourth quarter ending March 31, 2001. Upon adoption, revenues in the year ended March 31, 2001 will increase by approximately $3,647,000 and the cumulative effect of this change in accounting principle will be a charge of approximately $3,647,000 to net income in the quarter ended June 30, 2000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND OPERATING RESULTS

      The following discussion should be read in conjunction with the Consolidated Financial Statements and the Notes thereto contained elsewhere in this proxy statement/prospectus.

      OVERVIEW

      Through our Drug and Gene Delivery Division, our company is engaged in developing drug and gene delivery systems based on electroporation, to be used in the site-specific treatment of disease. Through our BTX Instrument Division, we develop, manufacture, and sell electroporation equipment to the research laboratory market.

      In the past our revenues primarily reflected product sales to the research market through our BTX Instrument Division and research grants through the Drug and Gene Delivery Division. From October 1998 to August 2000, we received up-front licensing fees and milestone payments from Ethicon, Inc. and Ethicon Endo-Surgery, Inc., which are both referred to as Ethicon in the following discussion.

      Our company plans to seek a new licensing partner for the Electroporation Drug Delivery System. We will not receive any milestone or licensing payments for development or sale of our products until a new agreement is in place with a new partner and we achieve the milestones specified in the new agreement or product sales commence under the new agreement. We believe we have sufficient current resources to initiate activities directed toward product launch and marketing in Europe, and for initiation of a Phase III clinical study in the United States.

      Until we achieve the commercialization of clinical products, our company expects revenues to continue to be attributable to product sales to the research market, grants, collaborative research arrangements, royalties from licensing arrangements, milestone payments and interest income.

      Due to the expenses incurred in the development of the drug and gene delivery systems, we have been unprofitable in the last five years. As of December 31, 2000, we incurred a cumulative deficit of $35,568,862. We expect to continue to incur substantial operating losses in the future due to continued spending on research and development programs, the funding of preclinical studies, clinical trials and regulatory activities and the costs of manufacturing and administrative activities.

RESULTS OF OPERATIONS

      The following discussion and analysis explains trends in our financial condition and results of operations for the nine months ended December 31, 2000 and December 31, 1999 and the years ended March 31, 2000 and March 31, 1999, and the 13 months ended March 31, 1998. This discussion and analysis of the results of operations and financial condition of our company should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Registration Statement. The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada, which conform to accounting principles generally accepted in the United States, except as described in the Notes to the Consolidated Financial Statements.

NINE MONTHS AND THREE MONTHS ENDED DECEMBER 31, 2000 COMPARED TO NINE MONTHS AND THREE MONTHS ENDED DECEMBER 31, 1999

      REVENUES

      Our company reported net sales of $1,049,238 for the three months ended December 31, 2000 which was an increase in the amount of $23,416, or 3%, compared to net sales of $1,025,822 for the three months ended December 31, 1999. For the three months ended December 31, 2000 as well as for the three months ended December 31, 1999, our BTX Instrument Division realized 34% of our net sales from non-U.S. sales. As a result of a new distributorship agreement with Merck Eurolab in April 2000, sales to the Merck Group, which also includes VWR Scientific, increased from $294,353 for the three months ended December 31, 1999 to $403,856 for the three months ended December 31, 2000. In December 2000, we signed a non-exclusive distributorship agreement with Fisher Scientific Company LLC to further promote sales to the United States.

      Net sales for the nine month period ended December 31, 2000 in the amount of $3,386,977 increased by $580,777, or 21%, compared to net sales in the amount of $2,806,200 for the period ended December 31, 1999, primarily as a result of the stronger first quarter of 2000 compared to the first quarter of 1999. The stronger first quarter of 2000 was also attributable to a significant increase of net sales to VWR Scientific. Non-U.S. sales as a percentage of total sales remained relatively constant with 31% for the nine months ended December 31, 2000 compared to 32% for the nine months ended December 31, 1999.

      Revenues from grant funding decreased from $71,156 and $313,061 for the three months and nine months ended December 31, 1999, respectively, to $28,958 and $97,054 for the three months and nine months ended December 31, 2000, respectively. The reason for the decrease in grant revenues was that activities for grants awarded in previous years were winding down in the periods ended December 31, 2000 and all active grants expired by December 31, 2000. No new grants have been awarded as of the time of this filing.

      During the three months and nine months ended December 31, 2000, our Drug and Gene Delivery Division recorded revenues under collaborative research and development arrangements in the amount of $141,668 and $314,448, respectively, as a result of collaborative research agreements to develop electroporation technology for use in particular gene therapy applications. This represents a significant increase over the same period of the previous year since our company did not enter into these research agreements until the end of calendar 1999.

      In July 2000, our company received notice from Ethicon that it had elected to exercise its discretionary right to terminate the License and Development Agreement it had entered into with us in October 1998, and therefore no milestone payments have been recorded for the three months ended December 31, 2000. We do not expect to record license fee and milestone payments until a new agreement is reached with another licensing partner.

      As a result of the decreasing cash, cash equivalents, and short term investments due to the continuing operating losses, interest income for the three months and nine months ended December 31, 2000 in the amount of $83,384 and $340,048, respectively, decreased compared to $164,898 and $409,591 for the three months and nine months ended December 31, 1999.

      COST OF SALES

      Cost of sales decreased by $61,447, or 12%, from $523,868 for the three months ended December 31, 1999 to $462,421 for the three months ended December 31, 2000. The decrease was partially a result of a different product mix in the three months ended December 31, 2000 compared to the three months ended December 31, 1999. Instrument sales, which yield a higher profit margin than cuvettes and accessories increased from 62% to 74% of total sales from the three months ended December 31, 1999 to the three months ended December 31, 2000. Primarily as a result of the 21% increase in net sales, the cost of sales for the nine months ended December 31, 2000 in the amount of $1,508,606 increased by $219,145, or 17%, compared to $1,289,461 for the nine months ended December 31, 1999.

      GROSS PROFIT AND GROSS MARGIN

      Our gross profit for the three months ended December 31, 2000 in the amount of $586,817 represented an increase of $84,863, or 17%, compared with $501,954 for the three months ended December 31, 1999. The gross profit margin of 49% for the three months ended December 31, 1999 increased to 56% for the three months ended December 31, 2000. The primary reason for the higher profit margin was the previously mentioned change in product mix. As a result of the higher sales, our gross profit for the nine months ended December 31, 2000 in the amount of $1,878,371 increased by $361,632, or 24%, compared to $1,516,739 for the same period of the previous year. The gross profit margin of 55% for the nine months ended December 31, 2000 increased slightly from 54% for the nine months ended December 31, 2000.

      RESEARCH AND DEVELOPMENT

      Research and Development, which includes clinical trial costs increased by $463,295, or 34%, from $1,360,739 for the three months ended December 31, 1999 to $1,824,034 for the three months ended December 31, 2000. A primary reason for the increase were the costs incurred in the three months ended December 31, 2000 by a third party to manage the data collection, processing, analysis, and reporting of Phase II clinical trial studies in France and North America. Also, engineering expenses increased as a result of consulting services incurred for the design of medical equipment in anticipation of the planned commercialization in Europe in 2001. For the nine months ended December 31, 2000, the research and development and clinical trial costs in the amount of $4,650,069 decreased by $353,290, or 7%, compared to the research and development and clinical trial expenses in the amount of $5,003,359 for the nine months ended December 31, 1999. The higher expenses in the three months ended December 31, 2000 were more than offset by a decrease of expenses in the previous six months, primarily in the clinical and regulatory areas and our Drug Delivery Division engineering department as a result of the delay of pre-commercialization activities for the MedPulser system in Europe and the delay of initiation of pivotal and other clinical trials in the U.S. These lower expenses more than offset higher engineering expenses in our BTX Instrument Division for the three months and nine months ended December 31, 2000 compared with the same period of the previous year. Our higher BTX Instrument engineering expenses were primarily related to an increase in the effective headcount and skill level of personnel assigned to a project to improve manufacturability and engineering design of the overall BTX product line.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      Selling, general and administrative expenses, which include advertising, promotion and selling expenses in the amount of $1,172,020 for the three months ended December 31, 2000 decreased by $70,636, or 6%, compared with $1,242,656 for the three months ended December 31, 1999. The lower expenses were mainly attributable to a decrease in administrative expenses due to the disposal of Genetronics SA.

      For the same reason as above, selling, general and administrative expenses in the amount of $4,018,836 for the nine months ended December 31, 2000 decreased by $238,226, or 6%, from $4,257,062 for the nine months ended December 31, 1999.

      NET INCOME/LOSS (Net income/loss of reportable segments does not include unallocated items such as interest income and expense and general and administrative costs)

      Our BTX Instrument Division reported a net income in the amount of $183,329 for the three months ended December 31, 2000, compared to a net income in the amount of $172,963 for the three months ended December 31, 1999, which meant an increase in the amount of $10,366, or 6%. The increase was a result of the higher gross profit for the three months ended December 31, 2000 which more than offset higher engineering expenses. For the nine months ended December 31, 2000, our BTX Instrument Division reported a net income in the amount of $573,485, which meant an increase in the amount of $362,890 over the same period of the previous year, primarily as result of the 21% increase in net sales.

      Our Drug and Gene Delivery Division reported a net loss in the amount of $1,487,366 for the three months ended December 31, 2000 compared to a net loss of $1,311,799 for the three months ended December 31, 1999, an increase of $175,567, or 13%. The before mentioned increase in research and development expenses was the primary reason for the higher loss. For the nine months ended December 31, 2000, the net loss in the amount of $3,688,204 decreased by $767,979, or 17%, compared with a net loss of $4,456,183 for the nine months ended December 31, 1999. The main factor for the lower loss in the nine months ended December 31, 2000 were the $599,060 restructuring charges incurred in the same period of the previous year.

      For the three months ended December 31, 2000, our company recorded a net loss of $2,160,253, or $0.08 per common share, compared with a net loss of $1,986,202, or $0.09 per common share for the three months ended December 31, 1999, which meant an increase of $174,051, or 9%. The higher net loss is primarily a result of the increased research and development expenses. Primarily as a result of the restructuring charges incurred in the nine months ended December 31, 1999 and lower research and development expenses in the nine months ended December 31, 2000, the net loss in the amount of $5,970,419 for the nine months ended December 31, 2000 was $1,203,930, or 17%, lower than the net loss in the amount of $7,174,349 for the same period of the previous year.

TWELVE MONTHS ENDED MARCH 31, 2000 COMPARED TO TWELVE MONTHS ENDED MARCH 31,
1999

      REVENUES

      The BTX Instrument Division produced net sales of $3,827,537 for the twelve months ended March 31, 2000, compared with net sales of $3,434,105 for the twelve months ended March 31, 1999, which meant an increase of $393,432, or 11%. The primary factor contributing to this increase was the result of higher sales through domestic distributors, which increased by 31% over the previous year.

      Export sales increased by $76,507, or 6%, from $1,298,886 for the twelve months ended March 31, 1999 to $1,375,393 for the twelve months ended March 31, 2000. Export sales as a percentage of total sales remained relatively constant at 36% in the twelve months ended March 31, 2000, compared to 38% in the twelve months ended March 31, 1999.

      In August of 1999 we introduced the ECM 630, an Exponential Decay Wave Electroporation system, which utilizes a Precision Pulse Technology, the new BTX Platform technology, and an all-new digital user interface. The introduction of the new product also resulted in additional sales. The overall increase in sales was also attributed to the increased focus on application-based sales in the in vivo gene therapy area.

      Our Drug and Gene Delivery Division had its first product sales in the twelve months ended March 31, 2000 in the amount of $306,899. The product sales were to Ethicon and consisted of medical instruments and applicators which were designated for market development activities and future clinical trials.

      Revenues from grant funding decreased from $354,135 for the twelve months ended March 31, 1999 to $334,901 for the twelve months ended March 31, 2000. The grant revenues in the twelve months ended March 31, 2000 were primarily a result of activities within the oncology field for which a Phase II Small Business Innovative Research (SBIR) grant was awarded to us by the National Institutes of Health ("NIH") in September 1997. In the year ended March 31, 2000 we also received revenues from a Phase I SBIR grant which was awarded in February of 1999 for an In Vivo Skin-Targeted Gene Therapy project. Revenues from grant funding may fluctuate from period to period based on the level of grant funding awarded and the level of research activity related to the grants awarded.

      In the twelve months ended March 31, 2000, our Drug and Gene Delivery Division recorded milestone revenues in the amount of $416,667. The milestones achieved were part of the Licensing Agreement with Ethicon involving the use of the MedPulser(R) system for Electroporation Therapy in the treatment of solid tumor cancer. The decrease in license fees and milestone payments from $4,500,000 for the twelve months ended March 31, 1999 to $416,667 for the twelve months ended March 31, 2000 was a result of the $4,000,000 up-front licensing fee received from Ethicon in October of 1998. Milestone revenues may fluctuate from period to period due to the existence or absence of contractual milestones, the timing of milestone achievements, the amount of milestone payments, and whether milestones were achieved.

      In the twelve months ended March 31, 2000 we recorded contract research revenues in the amount of $191,335, primarily as a result of collaborative research agreements to develop our electroporation technology for use in particular gene therapy applications.

      Interest income for the twelve months ended March 31, 2000 in the amount of $556,193 increased by $255,282, or 85%, compared to the interest income for the twelve months ended March 31, 1999 in the amount of $300,911. The increase in interest income was attributable to the proceeds from the private placement in June 1999, which were invested in interest-bearing instruments.

      COST OF SALES

      Cost of sales for our BTX Instrument Division increased by 143,337, or 9%, from $1,638,635, for the twelve months ended March 31, 1999 to $1,781,972, for the twelve months ended March 31, 2000. The increase was primarily a result of higher net sales.

      Our Drug and Gene Delivery Division recorded cost of sales in the amount of $241,927 for the twelve months ended March 31, 2000. For the prior year no cost of sales were incurred since no products were sold.

      GROSS PROFIT AND GROSS MARGIN

      Primarily due to the higher sales, the gross profit for our BTX Instrument Division for the twelve months ended March 31, 2000 in the amount of $2,045,565, increased by $250,095, or 14%, compared with $1,795,470 for the twelve months ended March 31, 1999.

      The gross profit margin for BTX products increased from 52% for the twelve months ended March 31, 1999 to 53% for the twelve months ended March 31, 2000.

      Our Drug Delivery Division recorded a gross profit in the amount of $64,972 for the twelve months ended March 31, 2000. The low gross profit margin of 21% was expected since the products sold were designated for market development and future clinical trials and therefore were sold at a highly discounted price.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      Selling, general and administrative expenses, which include advertising, promotion and selling expenses, increased by $129,779, or 2%, from $5,481,051 for the twelve months ended March 31, 1999 to $5,610,830 for the twelve months ended March 31, 2000. The increase was primarily due to higher sales and marketing expenses in our BTX Instrument Division, partially as a result of efforts to increase product sales and promote the newly introduced ECM 630. General and administrative expenses for the year ended March 31, 2000 remained at about the same level as for the year ended March 31, 1999.

      RESEARCH AND DEVELOPMENT/CLINICAL TRIALS

      Research and development costs decreased by $1,109,739, or 14%, from $8,086,959 for the twelve months ended March 31, 1999 to $6,977,220 for the twelve months ended March 31, 2000.

      The overall lower research and development expenses were primarily a result of lower clinical/regulatory expenses due to the winding down of the Head & Neck Phase II clinical trials in the United States and Canada and decreased activities related to the development of the Drug and Gene Delivery products. Reduced expenses in the transdermal and vascular therapy areas, as the result of a shift in our primary focus to oncology and gene therapy, also contributed to the lower research and development expenses. The above noted lower R&D expenses in our Drug and Gene Delivery Division more than offset increased engineering expenses in our BTX Instrument Division, which were incurred in the process of upgrades to certain BTX instrument products.

      RESTRUCTURING CHARGES

      In the summer of 1999 we undertook a review of our operating structure to identify opportunities to improve operating effectiveness. As a result of this review, certain staffing changes occurred. We also announced that our employment of two senior executives ended in September 1999. In December 1999, we entered into an Agreement for Termination of Employment with each of the two senior executives. In accordance with the staffing changes and the terms of the Termination of Employment Agreements, we have accrued and recorded restructuring charges of $597,183 for the twelve months ended March 31, 2000.

      NET RESULTS OF REPORTABLE SEGMENTS (Net results of reportable segments do not include unallocated items such as interest income and expense and general and administrative costs)

      Our BTX Instrument Division reported a net surplus in the amount of $332,657 for the twelve months ended March 31, 2000 compared to a net surplus in the amount of $366,386 for the twelve months ended March 31, 1999. The lower surplus for the year ended March 31, 2000 was attributable to the higher engineering expenses to upgrade certain BTX instrument products and the increase in sales and marketing expenses. The higher operating expenses more than offset the higher gross profit for the year.

      The Drug and Gene Delivery Division reported net expenditures in the amount of $6,073,667 for the twelve months ended March 31, 2000 compared to net expenditures in the amount of $2,858,343 for the twelve months ended March 31, 1999, an increase of $3,215,324. The increase in net expenditures was a result of the one-time $4,000,000 up-front licensing fee received in the twelve months ended March 31, 1999 from Ethicon as part of the Licensing Agreement. Not including the one-time licensing fee, net expenditures for the year ended March 31, 2000 decreased by approximately $785,000, primarily as a result of the lower research and development expenses.

      NET LOSS

      For the twelve months ended March 31, 2000 we recorded a net loss of $9,599,942 compared with a net loss of $6,603,837 for the twelve months ended March 31, 1999, which meant an increased loss of $2,996,105, or 45%. The lower loss for the twelve months ended March 31, 1999 was primarily a result of the $4,000,000 up-front license fee received from Ethicon in October of 1998.

TWELVE MONTHS ENDED MARCH 31, 1999 COMPARED TO THIRTEEN MONTHS ENDED MARCH 31, 1998

      In January 1998, we changed our fiscal year end from February 28/29 to March 31. All figures for the fiscal year ended March 31, 1998, reflect thirteen months of operations compared to twelve months due to the change in year-end. The impact of the reporting period extension to March 31, 1998 is that direct comparisons with the years ended March 31, 1999 and February 28, 1997 may be difficult without taking into consideration the difference in reporting periods. Consequently, "adjusted" estimates for a twelve month period ended March 31, 1998, calculated as twelve month pro-rata amounts unless not representative and otherwise indicated, have been used for discussion purposes below.

      REVENUES

      We produced net sales of $3,434,105, for the twelve months ended March 31, 1999, compared with net sales of $3,097,198, for the thirteen months ended March 31, 1998. On an "adjusted" basis, net sales increased by 20% for the fiscal year ended March 31, 1999. One of the factors contributing to this increase was the result of our efforts to expand United States sales by building up a sales force through distributors. For the twelve months ended March 31, 1999, United States sales through distributors increased by 31% compared with the thirteen months ended March 31, 1998. 38% of the total net sales for the twelve-month period ended March 31, 1999 were exported; the same percentage sold internationally for the thirteen-month period ended March 31, 1998.

      Even though the economic crisis in East Asia continued to impact export sales, international sales increased 13% in the 12 month period ended March 31, 1999 compared to the 13 month period ended March 31, 1998. This increase was primarily a result of our efforts to expand sales into Europe and South America.

      In late 1998 we introduced the ECM 830, a Square Wave Electroporation system which utilizes the new BTX Power Platform technology and all-new digital user interface. The CE compliant ECM 830 is expected to assist our future sales efforts in Europe.

      In October 1998 we entered into comprehensive Licensing and Development and Supply Agreements with Ethicon, a Johnson & Johnson company, involving our proprietary drug delivery system for Electroporation Therapy treatment of cancer. As part of the Licensing Agreement we received a $4,000,000 up-front licensing fee. A milestone payment of $500,000 was received in March 1999 when we were given approval to affix the CE Mark to our proprietary MedPulser(R) drug delivery system.

      Revenues under collaborative research and development arrangements increased from $6,025, for the thirteen months ended March 31, 1998 to $33,048, for the twelve months ended March 31, 1999. $25,000 of these revenues for the twelve months ended March 31, 1999 were a result of collaboration with a major biotechnology company in gene therapy. Further milestone payments of $50,000 are due upon achievement of predetermined research results.

      Revenues from grant funding increased from $128,069, for the thirteen months ended March 31, 1998 to $354,135, for the twelve months ended March 31, 1999. The increase was a result of two Phase I grants awarded in vascular therapy and transdermal drug delivery in September 1997 and April 1998, respectively, and one Phase II grant in oncology in September 1997, which were substantially received during the year ended March 31, 1999. A Phase I grant for which no revenues have been received as of March 31, 1999 was awarded in March 1999 for $99,995 for gene therapy research.

      Interest income decreased from $427,498, for the thirteen months ended March 31, 1998 to $300,911, for the twelve months ended March 31, 1999. The decrease resulted from the diminishing availability of investment funds due to operating losses.

      COST OF SALES

      Cost of sales increased by $211,350, or 15%, from $1,427,285, for the thirteen months ended March 31, 1998 to $1,638,635, for the twelve months ended March 31, 1999. The increase was primarily a result of higher sales in the twelve-month period ended March 31, 1999.

      GROSS PROFIT AND GROSS MARGIN

      Primarily due to the higher sales, the gross profit for the twelve months ended March 31, 1999 in the amount of $1,795,470, increased by $125,557, or 8%, compared with $1,669,913, for the thirteen months ended March 31, 1998.

      The gross profit margin for BTX products decreased slightly from 54% for the thirteen months ended March 31, 1998 to 52% for the twelve months ended March 31, 1999. In an effort to improve its manufacturing capability, we have upgraded several positions, including hiring a new Manager of Production. Contributing to the lower profit margin was the increase of sales to distributors as a percentage of total sales, since distributors receive a discount, and the impact of new employees.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      Selling, general and administrative expenses which include advertising, promotion and selling expenses, increased by $1,308,805, or 31%, from $4,172,246, for the thirteen months ended March 31, 1998 to $5,481,051, for the twelve months ended March 31, 1999. We added administrative and management personnel to support increased research and development activities in the Drug Delivery Division and the ongoing clinical trials.

      RESEARCH AND DEVELOPMENT/CLINICAL TRIALS

      Research and development costs increased by $2,449,004, or 43%, from $5,637,955, for the thirteen months ended March 31, 1998 to $8,086,959, for the twelve months ended March 31, 1999. Cost of monitoring clinical trials in the United States, Canada and Europe increased. Other increased costs were for personnel in the Drug Delivery Engineering Department to meet regulatory requirements for products used in the clinical trials.

      During the twelve months ended March 31, 1999 the Drug Delivery Engineering Department was working on development of commercial versions of the Electrode Applicators and the MedPulser(R). In March 1999 we received Quality System Registration to three internationally recognized standards, ISO 9001, EN46001 and ISO 13485. Also in March 1999 we received CE Mark approval of its MedPulser(R) System.

      Increased research efforts in the transdermal, gene therapy and cardiology programs also resulted in higher personnel expenses and contract research. A portion of these increased expenses was a result of federal grants received for certain research projects. The revenues received from these grants offset these expenses and are discussed in the revenue section.

      NET RESULTS OF REPORTABLE SEGMENTS (Net results of reportable segments do not include unallocated costs such as interest income and expense and general and administrative costs)

      The reported net results in the amount of $366,386 for the twelve months ended March 31, 1999 compared to $478,499 for the thirteen months ended March 31, 1998, which, on an "adjusted basis", meant a decrease of 17%. The decrease was the result of a lower profit margin and increased sales and marketing expenses. Also, increased engineering expenses to upgrade BTX instruments for CE mark compliance contributed to the lower net results.

      The Drug Delivery Division reported net expenditures in the amount of $2,858,343 for the twelve months ended March 31, 1999 compared to $5,282,338 for the thirteen months ended March 31, 1998, which meant a decrease of $2,423,995, or 46%. The lower net expenditures were primarily a result of the up-front licensing fee from Ethicon Inc., which more than offset the increased research and development expenses.

      NET LOSS

      For the twelve months ended March 31, 1999 we recorded a net loss of $6,603,837, compared with a net loss of $7,596,666, for the thirteen months ended March 31, 1998, a decrease of 6% on an adjusted basis. The lower loss is primarily a result of the up-front license fee and milestone payment from Ethicon Inc., which more than offset the increased research and development expenses and selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

      During the last five fiscal years, our company's primary uses of cash have been to finance research and development activities and clinical trial activities in our Drug and Gene Delivery Division. Since inception, we have satisfied our cash requirements principally from proceeds from the sale of equity securities. In June 1999, we closed a private placement of 4,187,500 special warrants at a price of $3.00 per special warrant for total consideration of $12,562,500 before deducting the agent's commission of $1,005,000 and other issue costs. Each special warrant entitled the holder to acquire one common share in the capital of our company at no additional cost upon exercise. In March 2000, we issued 23,000 shares of common stock pursuant to the exercise and conversion of 23,000 special warrants. On June 16, 2000, the remaining 4,164,500 special warrants were exercised and converted into shares of common stock.

      In connection with the issuance of 4,187,500 special warrants pursuant to an agency agreement dated June 16, 1999, we issued to the agent's nominee 30,000 shares of common stock and 418,750 special warrants exercisable, for no additional consideration, into 418,750 share purchase warrants, which were exercisable into 418,750 shares of common stock at a price of $3.31 per share on or before June 16, 2000. During the year ended March 31, 2000, we issued 151,300 shares of common stock pursuant to the exercise of 151,300 of these share purchase warrants. During the three months ended June 30, 2000, we issued 180,500 shares of common stock pursuant to the exercise of 180,500 of these share purchase warrants for net proceeds to our company in the amount of $597,455. The remaining 86,950 special warrants expired unexercised on June 16, 2000.

      On January 17, 2001, we completed a public offering of 6,267,500 shares of common stock at a price of CDN$1.35 per share for gross proceeds of CDN$8,461,125 (U.S.$5,688,954) less estimated expenses of CDN$1,059,584
(U.S.$709,921). We have also granted the agent compensation warrants exercisable until January 16, 2002 to purchase 500,000 shares of common stock, at CDN$1.35 per common share. We have also issued to the agent 50,000 shares of common stock as compensation for corporate finance services. We intend to use the majority of the proceeds of the offering to further develop clinical applications for our core technology, Electroporation Therapy. Specifically, we intend to spend the funds on activities related to a Phase III clinical trial in the United States in head and neck cancer, costs related to launching oncology products in Europe, other clinical trials, and as working capital and for general corporate purposes.

      As of December 31, 2000, our company had working capital of $4,283,538, compared to $9,508,012, as of March 31, 2000. The decrease was a result of the operating loss in the nine months ended December 31, 2000. The current ratio decreased from 5.52 as of March 31, 2000 to 3.79 as of December 31, 2000.

      Inventories increased from $611,642 at March 31, 2000 to $961,622 at December 31, 2000, primarily as the result of a build-up of inventory in our BTX Instrument Division. We built up finished goods inventory levels in anticipation of substantial orders from Merck Eurolab, a European distributor. As of December 31, 2000, these anticipated orders still had not been received at the level expected as it has taken longer than planned to promote the distribution to the nine divisions of Merck Eurolab situated in various countries in Europe. In addition, the newly signed agreement with Fisher Scientific Company LLC required us to meet delivery schedules which necessitated increased inventory levels. Also, in order to eliminate backorders, we increased safety stock levels which resulted in a higher overall inventory level.

      Accounts receivable decreased by $297,083, or 27%, from $1,120,450 at March 31, 2000 to $823,367 at December 31, 2000. The decrease was primarily a result of the payment in the first quarter of 2000 of Ethicon receivables that had been outstanding as of March 31 2000. Receivables from Ethicon decreased since no product for clinical trials was shipped in the nine months ended December 31, 2000.

      Current liabilities decreased from $2,105,847 at March 31, 2000 to $1,537,664 at December 31, 2000. The decrease was primarily a result of payments of fiscal year-end accruals in the nine months ended December 31, 2000. A part of the year-end accruals consisted of accrued restructuring charges.

      Including the proceeds received from the public offering subsequent to December 31, 2000, we believe that we have sufficient funds to support our operations at least through the next twelve months.

      Our company's long term capital requirements will depend on numerous factors including

- The progress and magnitude of the research and development programs, including preclinical and clinical trials;

-     The time involved in obtaining regulatory approvals;

-     The cost involved in filing and maintaining patent claims;

-     Competitor and market conditions;

-     Our ability to establish and maintain collaborative arrangements;

-     Our ability to obtain grants to finance research and development projects;
      and

- The cost of manufacturing scale-up and the cost of commercialization activities and arrangements

      Our ability to generate substantial funding to continue research and development activities, preclinical and clinical studies and clinical trials and manufacturing, scale-up, and selling, general, and administrative activities is subject to a number of risks and uncertainties and will depend on numerous factors including:

- Our ability to raise funds in the future through public or private financings, collaborative arrangements, grant awards or from other sources;

- The potential for our company to obtain equity investments, collaborative arrangements, license agreements or development or other funding programs in exchange for manufacturing, marketing, distribution or other rights to products developed by our company; and

-     Our ability to maintain our existing collaborative arrangements.

      We cannot guarantee that additional funding will be available when needed. If it is not, we will be required to scale back our research and development programs, preclinical studies and clinical trials, and selling, general, and administrative activities, or otherwise reduce or cease operations and its business and financial results and condition would be materially adversely affected.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      We are exposed to market risk related to changes in interest rates. We have invested our excess cash, cash equivalents and short-term investments in United States government, municipal and corporate debt securities with high quality credit ratings and an average maturity of no more than six months. These investments are not held for trading or other speculative purposes. Given the short-term nature of these investments, and that we have no borrowings outstanding, we believe that we are not subject to significant interest rate risk.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    All directors serve a one year term until the next Annual Meeting in 2001. Our executive officers and directors, the positions held by them and their ages as of March 1, 2001 are as follows:

NAME                            AGE    TITLE
----                            ---    -----
Martin Nash...................   54    Director, President and Chief Executive Officer
Mervyn J. McCulloch...........   57    Chief Financial Officer
Terry Gibson..................   60    Chief Operating Officer
George M. Gill................   67    Vice President, Clinical Research and Regulatory Affairs
Babak Nemati..................   34    Vice President, Corporate Development
James L. Heppell(1)(3)........   45    Director, Interim Chairman of the Board
Suzanne L. Wood(2)(3).........   44    Director
Gordon J. Politeski(1)(2)(3)..   57    Director
Felix Theeuwes(2)(3)..........   63    Director
Gordon Blankstein (1)(3)......   50    Director
Grant W. Denison, Jr.(3)......   51    Director
Tazdin Esmail(3)..............   52    Director

----------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of Nomination and Corporate Governance Committee

      MARTIN NASH has been the President and Chief Executive Officer of our company since September 1999. He has been a director since July 1997. From June 1999 to November 2000, he was our Chief Financial Officer. From April 1996 to September 1999 he was our Senior Vice President. He has also served as Senior Vice President of our subsidiary, Genetronics, Inc. since June 1994 and a director of Genetronics, Inc. since April 1996. Prior to joining Genetronics, Inc. in 1994, Mr. Nash was co-founder, Chief Executive Officer and Chief Financial Officer of Cypros Pharmaceutical Corporation (NASDAQ), co-founder of Corvas International, Inc. (NASDAQ), and Vice President of Corporate Development at Synbiotics (NASDAQ). He was also President of Molecular Biosystems, Inc.
(NYSE) and held a variety of marketing and business development management positions at Ortho Diagnostics Systems, Inc., a division of Johnson & Johnson, Inc., and at Becton Dickinson & Company. In 1990 Mr. Nash was President of the Association of Biotechnology Companies. Mr. Nash received a Bachelor of Arts and Sciences from Boston College.

      MERVYN J. MCCULLOCH joined our company as Chief Financial Officer in November 2000. Prior to joining our company, Mr. McCulloch was since July 2000 Interim Chief Financial Officer of Advanced Tissue Sciences Inc. From June 1999 to June 2000, he was Executive Vice President and Chief Financial Officer of Fairlight Inc., a digital audio and video post production software technology company. From October 1996 to June 1999, he was Chief Financial Officer of Global Diamond Resources Inc, a public company. From February 1996 to September 1999, he served as Chief Operating Officer and Chief Financial Officer of Santa Fe Ventures, a high technology venture fund. From 1990 to January 1995, Mr. McCulloch was Executive Vice President and Chief Financial Officer of Armor All Products Corporation, a public company listed on NASDAQ. From 1972 to 1990, he was an Audit Partner of Deloitte & Touche. Mr. McCulloch received his Accounting Degree in 1966 from the University of South Africa, his Chartered Accountant
(SA) designation from the South African Institute of Chartered Accountants (SA) in 1967 and his Certified Public Accountant designation in 1985 from the American Institute of Certified Public Accountants. He has also studied at the University of Witwatersrand Graduate Business School, Executive Development Program.

      TERRY GIBSON joined our company in September 2000 as Chief Operating Officer. Prior to this time, Mr. Gibson was Vice-President of Operations at Advanced Tissue Sciences, Inc., a NASDAQ listed company based in La Jolla, California, where he was responsible for the operating functions of manufacturing, materials management, distribution, facilities, engineering and process development. He also coordinated business planning and alliance management for Advanced Tissue. Mr. Gibson has also held a variety of senior executive positions with the following companies: Meridian Diagnostics, Inc., Ortho Diagnostics, a Johnson & Johnson company; Amersham International Corporation; and Abbott Laboratories. Mr. Gibson has a Bachelor of Science degree in medicinal chemistry, a Bachelor of Science degree in pharmacy, and a Masters of Science degree in bionucleonics from Purdue University. He also attended the executive MBA program at Lake Forest College.

      GEORGE M. GILL, M.D. joined our company in December 1999 as Vice President, Clinical Research and Regulatory Affairs. From 1968 to 1984, Dr. Gill served in various capacities such as research physician, director and chairman with Hofman-La Roche, Inc. From 1984 to 1990, Dr. Gill held the positions of group director, executive director and vice president of Bristol-Myers Company, Pharmaceutical Research and Development Division. From 1990 to 1992, he was director of clinical research and senior director of ICI Pharmaceuticals Group (now AstraZeneca). From September 1992 to December 1999, Dr. Gill served as Vice President, Clinical Research and Development and Vice President, Medical Affairs for Ligand Pharmaceuticals, Inc. Dr. Gill has had numerous hospital, institutional and academic appointments in the United States throughout his lengthy career and has published more than two dozen medical books and abstracts. He received his Bachelor of Science from Dickinson College, Pennsylvania and his M.D. from the University of Pennsylvania, Philadelphia.

      BABAK NEMATI, Ph.D. joined our company in August 2000 as Vice President, Corporate Development. Since 1997, Dr. Nemati served in various capacities for Johnson & Johnson as Director, Surgical Oncology, Program Director, Oncology Products, Manager, New Business Development. From May 1996 to October 1997, he was Senior Manager, New Product Development for Candela Corporation. From June 1995 to May 1996, Dr. Nemati was Director, Technology Commercialization of Soma Research Corporation. Dr. Nemati studied at the University of Texas at Austin where he received his Doctor of Philosophy in electrical engineering, Master of Science in electrical engineering, Bachelor of Arts in Physics and Bachelor of Science in Mathematics.

      JAMES L. HEPPELL has been a director of our company and Genetronics, Inc. since September 1994 and Interim Chairman of the Board since September 1999. Mr. Heppell is a founding partner at Catalyst Corporate Finance Lawyers in British Columbia. Mr. Heppell provides corporate finance legal services to technology issuers. His expertise lies in representing biotechnology companies, instructing and carrying out cross-border financings and in dealing with the requirements of all major Canadian exchanges, as well as NASDAQ. Mr. Heppell is also director of Duran Ventures Inc., Secretary of Nucleus BioScience Inc., director and Secretary of Pheromone Sciences Corp., Secretary of Forbes Medi-Tech Inc. and director of Harmony Integrated Solutions, Inc. In addition to his L.L.B., Mr. Heppell has a Bachelor of Science degree in Microbiology from the University of British Columbia.

      SUZANNE L. WOOD has been a director of our company and Genetronics, Inc. since June 1989. Ms. Wood is a principal of Wood & Associates, a financial and management consulting firm servicing public and private companies since 1982. She is currently President and director of MicroAccel, Inc., Silva Bay International Inc. and California Cyber Design Inc. Her experience in financial and corporate management include positions as past President and director of The Neptune Society, Inc., director of Envoy Communications Group Ltd., controller and director of the Mitek Group of Companies and Vice President and director of Barrington Petroleum Inc. Ms. Wood received her Bachelor of Arts from the University of British Columbia, where she also attained three years of post-graduate training. During her employment with Revenue Canada Taxation in the Business Audit Division, she completed four levels of the Certified General Accountants Program.

      GORDON J. POLITESKI has been a director of our company and Genetronics, Inc. since May 1997. Mr. Politeski is currently retired. From August 1997 to June 1998, he was President and Chief Executive Officer of Harley Street Software, involved in ambulatory ECG monitoring, and from April 1992 to March 1997, he was President and Chief Executive Officer of Nortran Pharmaceuticals, Inc. where he took the company's first drug candidate successfully through a Phase I clinical trial. As founding President and Chief Executive Officer of Biomira, Inc., a cancer diagnostics and therapy company, Mr. Politeski took Biomira from the former Alberta Stock Exchange to the TSE and subsequently to the NASDAQ. He has also served as President and General Manager for Allergan Pharmaceuticals in ophthalmology. Mr. Politeski is currently the Chairman and a director of Pheromone Sciences Corp. (formerly Sabertooth Holdings, Inc.), a director of BCY Ventures, Inc., a director of Brisbane Capital Corp and a former director of Daybreak Resources Corporation (formerly Empress Capital Corp.). Mr. Politeski is a graduate of the University of Saskatchewan and the Amos Tuck Executive Program at Dartmouth University.

      FELIX THEEUWES, Ph.D. has been a director of our company and Genetronics, Inc. since August, 1999. From 1970 to June 1999 Dr. Theeuwes held various positions within Alza Corporation, directing research, technology development and product development for a variety of controlled drug delivery systems. Dr. Theeuwes co-founded Durect Corporation where he is presently the Chairman and Chief Scientific Officer. Durect

Corporation spun out from Alza Corporation focusing on the development of Pharmaceutical Systems starting with applications of the DUROS(TM) system technology. Dr. Theeuwes' work at Alza led to the product introduction of the Alzet(R) mini osmotic pump series for animal research, and the OROS(R) systems series of products. He directed research in transdermal research and development, initiated the electrotransport/ ionphoresis program, and initiated the DUROS(TM) osmotic implant program. Dr. Theeuwes holds more than 210 United States patents covering these systems and has published more than 80 articles and chapters of books. Dr. Theeuwes is a member of the board of directors of Vinifera Inc., Tibotec Group N.V. and Durect Corporation and a member of the scientific advisory board at Antigenics. In 1993, Dr. Theeuwes completed the Stanford Executive Program at Palo Alto, California.

      GORDON BLANKSTEIN has been a director of our company and Genetronics, Inc. since September 1999. Mr. Blankstein founded GST Global Light Telecommunications Inc. ("GSTTT") in 1992. He has been the Chairman of the board of directors of that corporation since October 1996. Mr. Blankstein was a director of NACT Telecommunications, Inc. a publicly traded subsidiary of GSTTI. He is a founder, past President, Chairman of the board and former director of ICG Communications, Inc., a publicly traded telecommunications services provider. Mr. Blankstein is also currently the Chairman of the board of directors of Bluestar Battery Systems International Corp. and Comptec Industries Ltd. and is Vice-Chairman and a director of Highpoint Telecommunications Inc. He is a former member of the Policy Advisory Committee of the former Vancouver Stock Exchange. Mr. Blankstein holds a bachelor's degree and an M.B.A. from the University of British Columbia.

      GRANT W. DENISON, JR. has been a director of our company and Genetronics, Inc. since May 2000. He is co-founder, Chairman and Chief Executive Officer of BioMarin Pharmaceutical Inc., Novato, California, with 25 years experience in pharmaceutical management. Prior to his present position, he served as President, Consumer Products, and as Corporate Senior Vice President, Business Development, for Searle, responsible for the general management of Searle's consumer products business and all pharmaceutical, diagnostics and consumer licensing and development. He also served as Vice President, Corporate Planning for Searle's parent company, Monsanto Company, during a period of major restructuring and portfolio realignment, and as President of Searle's United States operations during a period of significant sales and earnings growth in the late 1980s. Prior to joining Searle, Mr. Denison was Vice President, International Operations for Squibb Medical Systems. He also held various management positions at Pfizer, Inc. including Vice President, Pharmaceutical Planning and Business Development, and was responsible for the formation of numerous licensing, acquisition and strategic alliances. Mr. Denison previously served on the board of Genetronics, Inc. from May 1996 to August 1998. He also serves as director of several companies including York Medical, Inc., Nastech Pharmaceutical, Dentalview and Clubb BioCapital. Mr. Denison holds an M.B.A. from Harvard Graduate School of Business Administration and an A.B. in Mathematical Economics from Colgate University.

      TAZDIN ESMAIL has been a director of our company and Genetronics, Inc. since August 2000. Mr. Esmail is the President, Chief Executive Officer and a director of Forbes Medi-Tech Inc., a company listed on the TSE and NASDAQ. He has been with Forbes Medi-Tech Inc. since March 1992. Mr. Esmail has over 20 years experience in the biomedical and pharmaceutical fields. Mr. Esmail was formerly Vice President, Medical Operations of QLT PhotoTherapeutics Inc., formerly Quadra Logic Technologies Inc., a Vancouver-based biotechnology company. In this role, he was responsible for both operations and strategic development. Prior to Quadra Logic, he was with Cyanamid Canada Inc., a subsidiary of American Cyanamid Company, in its Lederle multinational pharmaceutical division where he held several progressive senior management positions in areas such as strategic planning, sales and marketing, new product development, marketing research and management training.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments (out of the presence of management) as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Suzanne L. Wood (Chair), Gordon J. Politeski and Felix Theeuwes.

      The Compensation Committee makes recommendations based upon management's suggestions regarding the salaries and incentive compensation for officers and key employees and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of James L. Heppell (Chair), Gordon J. Politeski, Gordon Blankstein, Grant W. Denison, Jr. and Tazdin Esmail.

      The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors and consults with the Chief Executive Officer in the process of recruiting new directors and assists in locating senior management personnel and selecting members for the scientific advisory board. The Nomination and Corporate Governance Committee has developed a policy to govern our approach to corporate governance issues and provides a forum for concerns of individual directors about matters not easily or readily discussed in a full board meeting, e.g., the performance of management. The Nomination and Corporate Governance Committee is composed of Gordon J. Politeski (Chair), James L. Heppell, Suzanne L. Wood, Felix Theeuwes, Gordon Blankstein, Grant W. Denison, Jr., and Tazdin Esmail.

DIRECTOR COMPENSATION

      Our outside directors are paid a fee of $1,000 per day for each board or committee meeting a director attends in person; a director participating telephonically is paid $500 per day for each such meeting. In addition, each of the outside directors may receive an annual grant of an option to purchase our shares of common stock. In the last completed fiscal year, the outside directors were not granted options to purchase shares of our common stock, other than grants made to new directors joining the board. Inside directors do not receive separate compensation for their participation in board or committee meetings. We pay all reasonable expenses associated with directors' attendance at, and participation in, board and committee meetings, and other company business to which a director attends.

      As described in Note 15 to the Consolidated Financial Statements, we incurred legal fees charged by the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, in the amount of $161,042 in the year ended March 31, 2000. James L. Heppell, a partner of that law firm, is interim Chairman of the Board and a director of our company. We also incurred accounting and administrative fees charged by Wood & Associates of Vancouver, British Columbia, Canada, in the amount of $29,055 in the year ended March 31, 2000. Suzanne L. Wood, the Principal of Wood & Associates, is a director of our company. For the year ended March 31, 2000, we incurred $32,600 for certain administration fees charged by a company where one of the principals was an officer of our former French subsidiary.

BOARD-COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is responsible for determining the compensation of the executive officers of our company. The members of the Compensation Committee are James L. Heppell (Chair), Gordon J. Politeski, and Gordon Blankstein, Grant W. Denison, Jr., and Tazdin Esmail.

REPORT ON EXECUTIVE COMPENSATION

      The compensation programs of our company are designed to reward performance and to be competitive with the compensation agreements of other biomedical companies. The Compensation Committee of the Board of Directors of our company evaluates each executive officer position to establish skill requirements and levels of responsibility The Compensation Committee, after referring to information from other corporations and public data, determines the compensation for the executive officers.

      OBJECTIVES

      The primary objectives of our executive compensation program are to enable us to attract, motivate and retain qualified individuals and to align their success with that of our stockholders through the achievement of strategic corporate objectives and the creation of stockholder value. The level of compensation paid to each executive is based on the executive's overall experience, responsibility and performance. Executive officer compensation is composed of salary, bonuses and the opportunity to receive options granted under our Stock Option Plan.

      SALARY

      Salary ranges are determined following a review of the market data for similar positions in corporations of a comparable size and type of operations to our company. The salary for each executive officer is largely determined by the terms of the officer's employment agreement with us.

      BONUSES

      Our company may provide annual incentive compensation to the executive officers through bonus arrangements. Awards are contingent upon the achievement of corporate and individual objectives determined by our Compensation Committee.

      STOCK OPTION PLAN

      The executive officers may be granted incentive stock options or non-incentive stock options under our 2000 Stock Option Plan.

      COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

      The Committee considers with particular care the compensation of our Chief Executive Officer, and recommends such compensation for Board approval. Mr. Nash was appointed our President and Chief Executive Officer on September 7, 1999. His base salary was increased on November 12, 1999, from $165,000 to $220,000, retroactive to September 7, 1999, as a result of his evaluated performance and promotion. Any future increases in salary and/or bonuses are based upon progress in achieving certain milestones of our company.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation of Gunter A. Hofmann, Lois
J. Crandell, Martin Nash and James C. Lierman for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                         ANNUAL COMPENSATION          SECURITIES
                                                       ------------------------       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR(1)     SALARY($)       BONUS($)     OPTIONS/SARS(2)    COMPENSATION(3)
---------------------------                -------     ---------       --------     ---------------    ---------------
Martin Nash..........................       2000        201,808           --0--         300,000            17,347
  Director, President and                   1999        140,573          27,200         127,200             7,520
  Chief Executive Officer(4)                1998        143,096           --0--          25,000(5)         12,241

James C. Lierman.....................       2000        155,769          20,834          50,000             3,798(7)
  Former Executive Vice                     1999        136,500         200,000         127,000             3,072
  President(6)                              1998        146,463          45,000          20,000             3,777

Gunter A. Hofmann....................       2000        107,146           --0--          97,000(9)        121,969(10)
  Former Director, Chairman                 1999        179,785          35,200         135,200            14,083
  and Chief Scientific Officer(8)           1998        188,923           --0--          25,000            13,383

Lois J. Crandell.....................       2000        114,324           --0--          26,700(12)       133,727(13)
  Former Director, President and            1999        179,990          43,125         143,125            14,065
  Chief Executive Officer(11)               1998        184,465           --0--          65,000            13,244

----------

(1) The fiscal year ended March 31, 1998, included 13 months, due to a fiscal year end change from February 28 to March 31 at that time.

(2) We do not have Stock Appreciation Rights. All noted securities are options.

(3) The noted Other Compensation includes cash contributions made by us to purchase, on the open market, our shares of common stock for the named executives' 401(k) accounts. Also included for Dr. Hofmann and Ms. Crandell are amounts paid for life insurance premiums;

      for Dr. Hofmann, Ms. Crandell, and Mr. Nash, that portion of automobile leases attributed to personal use; and, for Ms. Crandell, amounts paid for disability insurance premiums. Additional Compensation for Mr. Nash also includes reimbursement for certain personal travel expenses authorized by the Board of Directors.

(4) On June 10, 1999 Martin Nash was appointed Chief Financial Officer and retained his position as Senior Vice President. On September 7, 1999 he was appointed President and Chief Executive Officer and resigned as Senior Vice President. On November 10, 2000, he resigned as Chief Financial Officer and retained his position as President and Chief Executive Officer.

(5) An additional grant of 25,000 options, the exercise of which was contingent upon the occurrence of a future event, was cancelled in the previous fiscal year. This grant is not included in the Summary Compensation Table.

(6) On September 7, 1999, Mr. Lierman was promoted to Chief Operating Officer. On June 28, 2000, Mr. Lierman's position with our company was changed to Executive Vice President and he resigned as Chief Operating Officer. On September 30, 2000, Mr. Lierman resigned as Executive Vice President.

(7) Beginning in December, 1999, we leased an automobile for the business use of Mr. Lierman. For income tax purposes, we determine the percentage of time each Named Executive uses his or her company-leased car for personal use during the 12 month period of December 1 through November 30. Because the lease began after November 30, 1999, that portion of automobile expenses paid by us for Mr. Lierman's personal use of the automobile during the period of December, 1999 through March 31, 2000, will be recorded as additional compensation to him in fiscal year ended March 31, 2001.

(8) Dr. Hofmann's employment with us ended on September 7, 1999. He resigned as a director of our company and Genetronics, Inc. on August 7, 2000.

(9) Includes 97,000 options granted to Dr. Hofmann on November 12, 1999, after his employment by us ended. The grant was made pursuant to a Separation Agreement.

(10) Includes $114,997 of severance and other termination payments paid to, or for the benefit of, Dr. Hofmann in the fiscal year ended March 31, 2000 after his employment by us ended. The payments were made pursuant to a Separation Agreement. Also includes $174,498 of severance and other termination payments not paid but accrued as of March 31, 2000.

(11) Ms. Crandell's employment with us ended on September 7, 1999. She resigned as a director on December 6, 1999.

(12) Includes 26,700 options granted to Ms. Crandell on November 12, 1999, after her employment by us ended. The grant was made pursuant to a Separation Agreement.

(13) Includes $125,627 of severance and other termination payments paid to, or for the benefit of, Ms. Crandell in the fiscal year ended March 31, 2000 after her employment by us ended. The payments were made pursuant to a Separation Agreement. Also includes $113,544 of severance and other termination payments not paid but accrued as of March 31, 2000.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets out stock options and stock appreciation rights granted to each named executive Officer during the fiscal year ended March 31, 2000:

                                               % OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                              NUMBER OF         OPTIONS/        EXERCISE                    AT ASSUMED ANNUAL RATES OF
                             SECURITIES           SARS          OR BASE                    STOCK PRICE APPRECIATION FOR
                             UNDERLYING        GRANTED TO        PRICE                             OPTION TERM
                            OPTIONS/SARS      EMPLOYEES IN      (U.S.$/     EXPIRATION     ----------------------------
  NAME                      GRANTED(#)(1)    FISCAL YEAR(2)    SECURITY)       DATE           5%($)            10%($)
  ----                      -------------    -------------     ---------    ----------     ----------        ----------
  Martin Nash...........     300,000(3)            31%            4.13       02/06/10         779,200        1,974,647
  James C. Lierman......      50,000(4)             5%            2.94       11/11/09          92,447          293,936
  Gunter A. Hofmann.....      97,000(5)            10%            2.94       11/11/09         179,348          570,236
  Lois J. Crandell......      26,700(6)             3%            2.94       11/11/09          49,367          156,962

----------

(1) We do not have Stock Appreciation Rights. All noted securities are options.

(2) We granted a total of 958,200 options to our employees in the fiscal year ended March 31, 2000, including 123,700 options granted to Dr. Hofmann and Ms. Crandell after their employment by our company ended (which are used in calculating the percentages).

(3) 100,000 of such options vested upon the date of grant with the remainder vesting equally on each of the first and second anniversary of the date of grant.

(4) 12,500 of such options vested upon the date of grant with the remainder vesting equally on each of the first, second and third anniversary of the date of grant.

(5) These options were granted to Dr. Hofmann on November 12, 1999, after his employment by us ended. 100% of such options vested on January 6, 2001.

(6) These options were granted to Ms. Crandell on November 12, 1999, after her employment by us ended. 100% of such options vested on September 6, 2000.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning each exercise of stock options or tandem SARs and freestanding SARs during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options and SARs, provided on an aggregated basis:

                                                      NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN THE
                                                         UNEXERCISED OPTIONS/SARS AT      MONEY OPTIONS/SARS AT FISCAL
                         SECURITIES       VALUE              FISCAL YEAR END(1)                    YEAR END($)(2)
NAME OF                  ACQUIRED ON    REALIZED      ---------------------------------   ------------------------------
EXECUTIVE OFFICER         EXERCISE         ($)       (#)EXERCISABLE    (#)UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
-----------------        -----------    ----------   --------------    ----------------   -----------      -------------
Martin Nash..........       --0--           N/A         299,200(3)         250,000(3)         949,120         570,750
James C. Lierman.....       --0--           N/A         399,481(4)          67,519(4)       1,785,372         222,553
Gunter A. Hofmann....     150,000(5)    307,500(6)      240,200(7)          97,000(7)         801,529         308,945
                           20,000        27,000
                           25,000        23,500
Lois J. Crandell.....     100,000(8)    205,000(6)      283,125(9)          26,700(9)         907,791          85,040
                           20,000        23,500
                           25,000        27,000

----------

(1) We do not have Stock Appreciation Rights. All noted securities are options.

(2) The closing price of our shares of common stock on the AMEX was $6.125 on March 31, 2000. This price was used in the calculations reported in the column "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-end Exercisable/Unexercisable." All named executives were "in the money" on March 31, 2000, with respect to all stock options granted to each.

(3) 20,000 options with an exercise price of $1.33; 7,000 options with an exercise price of $2.19; 25,000 options with an exercise price of $2.55; 45,000 options with an exercise price of $2.78; 25,000 options with an exercise price of $1.76; 27,200 options with an exercise price of $2.25; 100,000 options with an exercise price of $2.69; and 300,000 options with an exercise price of $4.13.

(4) 250,000 options with an exercise price of $1.12; 10,000 options with an exercise price of $2.55; 10,000 options with an exercise price of $2.78; 20,000 options with an exercise price of $2.12; 27,000 options with an exercise price of $2.25; 100,000 options with an exercise price of $2.69; 50,000 options with an exercise price of $2.94.

(5) 150,000 options were exercised on July 2, 1999 at an exercise price of $0.83; 20,000 options were exercised on October 27, 1999 at an exercise price of $1.53; 25,000 options were exercised on October 27, 1999 at an exercise price of $1.94.

(6) The closing price of our stock on the AMEX was $2.88 on both July 2, 1999 and October 27, 1999.

(7) 35,000 options with an exercise price of $2.27; 25,000 options with an exercise price of $2.81; 45,000 options with an exercise price of $3.06; 35,200 options with an exercise price of $2.48; 100,000 options with an exercise price of $2.95; and 97,000 options with an exercise price of $2.95. The 97,000 options were granted to Dr. Hofmann on November 12, 1999, after his employment by us ended; the grant was made pursuant to a Separation Agreement.

(8) 100,000 options were exercised on July 2, 1999 at an exercise price of $0.83; 20,000 options were exercised on October 27, 1999 at an exercise price of $1.53; 25,000 options were exercised on October 27, 1999 at an exercise price of $1.94.

 (9) 40,000 options with an exercise price of $2.81; 60,000 options with an exercise price of $3.06; 40,000 options with an exercise price of $3.21; 43,125 options with an exercise price of $2.48; 100,000 options with an exercise price of $2.95; and 26,700 options with an exercise price of $2.94. The 26,700 options were granted Ms. Crandell on November 12, 1999, after her employment by us ended; the grant was made pursuant to a Separation Agreement.

PERFORMANCE GRAPHS

      TSE 300 COMPOSITE INDEX

      The following graph compares the monthly relative returns a stockholder of shares of common stock of our company would have versus the TSE 300 Composite Index, assuming a $100 investment was made on March 31, 1996. The TSE 300 Index represents 300 of the largest traded companies in Canada. All dollar values are in Canadian dollars.

                              [PERFORMANCE GRAPH]

March 31          1996        1997         1998         1999         2000
--------          ----       ------       ------       ------       ------
Company            100       234.38       221.88       309.37        562.5
TSE 300 Index      100       134.78       152.06       132.73       190.36

      AMEX COMPOSITE INDEX

      The following graph compares the monthly relative returns a stockholder of shares of common stock of our company would have versus the AMEX Composite Index, assuming a $100 investment was made on March 31, 1996. The AMEX Index represents 300 of the largest traded companies in Canada. The AMEX Composite Index started on December 29, 1995.

                              [PERFORMANCE GRAPH]

March 31                    1996       1997        1998        1999        2000
----------                  ----      ------      ------      ------      ------
Company                      100      234.38      221.88      309.37       562.5
AMEX Index                   100      100.68      134.36      137.01       186.8

      RUSSELL 2000 INDEX

      The following graph compares the monthly relative returns a stockholder of shares of common stock of our company would have versus the Russell 2000 Index, assuming a $100 investment was made on March 31, 1996. The Russell Index is comprised of the 2,000 smallest companies listed on the Chicago Board of Exchange.

                              [PERFORMANCE GRAPH]

March 31                    1996       1997        1998        1999        2000
------------                ----      ------      ------      ------      ------
Company                      100      234.38      221.88      309.37       562.5
Russell 2000                 100       105.2      151.06      133.04      173.81

      S & P SUPER CAP BIOTECHNOLOGY INDEX

      The following graph compares the monthly relative returns a stockholder of shares of common stock of our company would have versus the S & P Super Cap Biotechnology Index, assuming a $100 investment was made on July 1, 1996. The S & P Super Cap Biotechnology Index started on July 1, 1996 and is comprised of 16 biotechnology firms culled from the S & P Super Cap Index.

                              [PERFORMANCE GRAPH]

                            1996        1997        1998        1999        2000
                           ------      ------      ------      ------      ------
Company                    100.00      117.19      110.94      154.69      281.25
S & P Super Cap Index      100.00       88.15      102.86      195.26      335.51

2000 STOCK OPTION PLAN

      On July 31, 2000, our 2000 Stock Option Plan was adopted by our board of directors and our stockholders approved the plan on August 7, 2000. The 2000 Stock Option Plan, among other things, increased the total number of shares issuable pursuant to stock options to 7,400,000 shares under the 2000 Stock Option Plan and other plans combined. The 2000 Stock Option Plan includes all amendments to previous plans, and additionally allows optionees subject to trading restrictions of our company a longer opportunity to exercise their options upon termination of their relationship with our company.

      Pursuant to the 2000 Stock Option Plan, shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant, but exercised shares repurchased by us pursuant to a right of repurchase will not again become available for grant.

      The 2000 Stock Option Plan permits the grant of options to our directors, officers, key employees and consultants. Options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees, including directors or officers who are employees, or nonstatutory stock options.

      The 2000 Stock Option Plan is administered by the board of directors or a committee appointed by the board. Subject to the limitations set forth in the 2000 Stock Option Plan, the committee has the authority to select the eligible persons to whom award grants are to be made, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to restrictions, to specify other terms of awards.

      The maximum term of options granted under the 2000 Stock Option Plan is ten years unless an incentive stock option is granted to an employee that on the date of grant has ownership of more than 10% of the total voting power of our stock, then the maximum term of the option is five years. Options granted under the 2000 Stock Option Plan generally are non-assignable and non-transferable. The expiration terms of options granted under the 2000 Stock Option Plan are determined by the administrator in accordance with the guidelines set forth in the 2000 Stock Option Plan. Options generally expire two months after the termination of an optionholder's service. However, if an optionholder is permanently disabled or dies during his or her service, such person's options generally may be exercised up to twelve months following disability or death provided that the options were exercisable on the employee's last day of work.

      The exercise price of options granted under the 2000 Stock Option Plan is determined by the committee in accordance with the guidelines set forth in the 2000 Stock Option Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the grant. The exercise price of an incentive stock option granted to a person who holds more than 10% of the voting power of our stock cannot be less than 110% of the fair market value of our common stock on the date of the grant.

      Options granted under the 2000 Stock Option Plan vest at the rate determined by the committee and specified in the option agreement.

      Upon changes in control in our ownership, all outstanding stock awards under the 2000 Stock Option Plan may either be substituted by the surviving entity or terminated to the extent not exercised upon sixty days written notice.

      The committee may amend or terminate the 2000 Stock Option Plan at any time. Amendments to the 2000 Stock Option Plan will generally be submitted for stockholder approval within 12 months before or after adoption of the amendment.

      As of February 28, 2001, we had issued and outstanding under the 2000 Stock Option Plan options to purchase 1,145,500 shares of common stock. The per share exercise prices of these options ranged from $0.94 to $2.31. As of February 28, 2001, 1,399,300 shares remained available for future grant under the 2000 Stock Option Plan.

1997 STOCK OPTION PLAN

      On June 20, 1997, our 1997 Stock Option Plan was adopted by the board of directors and our stockholders approved the plan on July 28, 1998. The 1997 Stock Option Plan was amended on September 14, 1998, October 20, 1998 and February 5, 1999, primarily to increase the number of shares authorized for issuance under the Plan. Although a total of 6,400,000 shares of common stock have been authorized for issuance under the 1997 Stock Option Plan and other plans combined, it was suspended by our board of directors on July 31, 2000 upon the adoption of the 2000 Stock Option Plan. We will not grant any additional options under the 1997 Stock Option Plan; however, we must keep the 1997 Stock Option Plan alive so long as stock options issued under the plan remain in existence. Shares subject to stock awards that have expired or otherwise terminated without having been exercised in full will not be available for grant under the 1997 Stock Option Plan but will be available for grant under the 2000 Stock Option Plan. Exercised shares repurchased by us pursuant to a right of repurchase will not become available for grant. Beginning July 31, 2000, all grants of options were pursuant to the 2000 Stock Option Plan.

      The 1997 Stock Option Plan permits the grant of options to our directors, officers, key employees and consultants. Options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees, including directors or officers who are employees, or nonstatutory stock options.

      The 1997 Stock Option Plan is administered by the board of directors or a committee appointed by the board. Subject to the limitations set forth in the 1997 Stock Option Plan, the committee has the authority to select the eligible persons to whom award grants are to be made, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to restrictions, to specify other terms of awards.

      The maximum term of options granted under the 1997 Stock Option Plan is ten years unless an incentive stock option is granted to an employee that on the date of grant has ownership of more than 10% of the total voting power of our stock, then the maximum term of the option is five years. Options granted under the 1997 Stock Option Plan generally are non-assignable and non-transferable. The expiration terms of options granted under the 1997 Stock Option Plan are determined by the administrator in accordance with the guidelines set forth in the 1997 Stock Option Plan. Options generally expire two months after the termination of an optionholder's service. However, if an optionholder is permanently disabled or dies during his or her service, such person's options generally may be exercised up to twelve months following disability or death provided that the options were exercisable on the employee's last day of work.

      The exercise price of options granted under the 1997 Stock Option Plan is determined by the committee in accordance with the guidelines set forth in the 1997 Stock Option Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the grant. The exercise price of an incentive stock option granted to a person who holds more than 10% of the voting power of our stock cannot be less than 110% of the fair market value of our common stock on the date of the grant.

      Options granted under the 1997 Stock Option Plan vest at the rate determined by the committee and specified in the option agreement.

      Upon changes in control in our ownership, all outstanding stock awards under the 1997 Stock Option Plan may either be substituted by the surviving entity or terminated to the extent not exercised upon sixty days written notice.

      The Compensation Committee approved an amendment to the 1997 Stock Option Plan on February 28, 2000 and May 22, 2000 to clarify certain provisions of the Plan. The amendments clarify that a stock option agreement remains in effect and continues to vest so long as the optionee continues his or her business association with us as an employee, director, or consultant. The amendments also clarify the requirements for stock options granted to optionees holding more than 10% of the voting power of our stock. The Compensation Committee also passed a resolution on February 28, 2000, authorizing us to seek regulatory authorization to increase the number of shares available for grant under the 1997 Stock Option Plan by 1,000,000 shares, for a total of 6,400,000 authorized shares.

      As of February 28, 2001, we had issued and outstanding under the 1997 Stock Option Plan options to purchase 2,909,300 shares of common stock. The per share exercise prices of these options ranged from $1.66 to $5.50.

1995 STOCK OPTION PLAN

      On June 7, 1995, our board adopted our 1995 Stock Option Plan and our stockholders approved the plan on July 17, 1995. The 1995 Stock Option Plan was amended in January, 1997 and April, 1997. The 1995 Stock Option Plan was subsequently amended by the Board and the stockholders in April 1997. Although a total of 3,500,000 shares of common stock have been authorized for issuance under the plan, it was suspended by our board of directors on June 20, 1997. We will not grant any additional stock options under the plan; however, we must keep the plan alive so long as incentive stock options issued under the plan remain in existence. Shares subject to stock awards that have expired or otherwise terminated without having been exercised in full will not be available for grant under the 1995 Stock Option Plan but will be available for grant under the 2000 Stock Option Plan. Exercised shares repurchased by us pursuant to a right of repurchase will not become available for grant. From June 20, 1997 to July 30, 2000, all grants of options were pursuant to the 1997 Plan and after July 30, 2000, all grants of options were pursuant to the 2000 Stock Option Plan.

      The suspended 1995 Stock Option Plan permitted the grant of options to our directors, officers, key employees and consultants. Options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees, including directors or officers who are employees, or nonstatutory stock options.

      The 1995 Stock Option Plan is administered by the board of directors or a committee appointed by the board. Subject to the limitations set forth in the 1995 Stock Option Plan, the committee has the authority to select the eligible persons to whom award grants are to be made, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to restrictions, to specify other terms of awards.

      The maximum term of options granted under the 1995 Stock Option Plan is ten years unless an incentive stock option is granted to an employee that on the date of grant has ownership of more than 10% of the total voting power of our stock, then the maximum term of the option is five years. Options granted under the 1995 Stock Option Plan generally are non-assignable and non-transferable. The expiration terms of options granted under the 1995 Stock Option Plan are determined by the committee in accordance with the guidelines set forth in the 1995 Stock Option Plan. Options generally expire two months after the termination of an optionholder's service. However, if an optionholder is permanently disabled or dies during his or her service, such person's options generally may be exercised up to twelve months following disability or death provided that the options were exercisable on the employee's last day of work.

      The exercise price of options granted under the 1995 Stock Option Plan is determined by the committee in accordance with the guidelines set forth in the 1995 Stock Option Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the grant. The exercise price of an option granted to a person who holds more than 10% of the voting power of our stock cannot be less than 110% of the fair market value of our common stock on the date of the grant.

      Options granted under the 1995 Stock Option Plan vest at the rate determined by the committee and specified in the option agreement.

      Upon changes in control in our ownership, all outstanding stock awards under the 1995 Stock Option Plan may either be substituted by the surviving entity or terminated to the extent not exercised upon sixty days written notice.

      As of February 28, 2001, we had issued and outstanding under the 1995 Stock Option Plan options to purchase 1,203,400 shares of common stock. The per share exercise prices of these options ranged from $1.12 to $3.06.

SHARES ISSUED OUTSIDE STOCK OPTION PLANS

      All shares of common stock authorized for issuance pursuant to options granted to directors, employees, and consultants prior to establishment of the 1995 Stock Option Plan have been issued.

401(k) PLAN

      We have established a tax-qualified employee savings and retirement plan. The 401(k) plan provides that each participant may contribute up to 15% of his or her pre-tax gross compensation (up to a statutorily prescribed annual limit of $10,500 in the calendar year 2000). Employees are eligible to participate on the first day following six months as an employee of ours. Entry dates are April 1 and October 1. All amounts contributed by employee participants and earnings on these contributions are fully vested at all times. Employee participants may elect to invest their contributions in various established funds. We match 50% of an employee's contribution to the 401(k) plan, up to a maximum of 6% of an employee's compensation, with our shares of common stock purchased in the open market for the individual employee's 401(k) account. Our contributions to the 401(k) plan, and earnings thereon, vest over a six year period beginning on an employee's date of hire.

EMPLOYMENT AGREEMENTS

      In January 1995, we entered into an employment agreement with Martin Nash, our then Senior Vice President. Mr. Nash was appointed our President and Chief Executive Officer on September 7, 1999. Mr. Nash's employment agreement has a one year term with automatic renewal unless 60 days prior notice is provided. Such agreement was amended on January 9, 1996, March 1, 1997 and January 15, 1999 and pursuant to a Board resolution as of September 7, 1999, Mr. Nash receives an annual salary of $220,000. Mr. Nash is also eligible to receive an annual bonus of up to 20% of his annual salary, payable within 90 days of the end of our fiscal year.

      Pursuant to the employment agreements, upon termination of Mr. Nash's employment for the following reasons: (i) we decide not to renew the employment agreement; (ii) we terminate the employee; or (iii) if without written consent of the employee, we change the employee's duties or responsibilities and the employee terminates his employment with 6 months written notice, then we must pay to the employee two months of his annual salary for each full year of service under the agreement, such payment to be for no shorter time period than for six months and the employee shall be entitled to all other benefits that he would have been entitled to as an employee. In addition, pursuant to the terms of the employment agreement between us and Mr. Nash, in recognition of the fact that the employee requires the use of a car in the performance of his duties, we pay the lease payment, the insurance, maintenance, and repair costs for his car. That portion of costs associated with personal usage of his car is considered compensation to Mr. Nash.

LIMITATIONS ON DIRECTORS' AND EXECUTIVE OFFICERS' LIABILITY AND INDEMNIFICATION

      As specified in our Articles of Incorporation, subject to the provisions of the BC Act, the Directors shall cause us to indemnify a director or a former director of ours and the directors may cause us to indemnify a director or former director of a corporation of which we are or were a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of ours or a director of such corporation, including any action brought by us or any such corporation. Each of our directors on being elected or appointed shall be deemed to have contracted with us on the terms of the foregoing indemnity.

      Additionally, the directors may cause us to indemnify any of our officers, employees or agents, or a corporation of which we are or were a member, and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as our officer, employee or agent or such corporation. Our company shall also indemnify our Secretary and any Assistant Secretary, if he is not a full-time employee and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the BC Act or the Articles and each such Secretary and Assistant Secretary shall, on being appointed be deemed to have contracted with us on the terms of the foregoing indemnity.

      Genetronics Delaware has limited or eliminated the personal liability of directors to the corporation and its stockholders for monetary damages for breach of the directors fiduciary duty of care, to the fullest extent by Delaware law. Genetronics Delaware may also indemnify its directors, officers, employees or agents for acts performed in good faith in a manner which such person reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's act was unlawful. Genetronics Delaware may maintain insurance to protect itself and its directors and officers from third party claims.

      The directors may cause us to purchase and maintain insurance for the benefit of any person who is or was serving a director, officer, employee or agent of ours or as a director, officer, employee or agent of any corporation of which we are or were a stockholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

      The following is a description of transactions since March 31, 1999, to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements which are otherwise required to be described under "Management."

      As described in Note 15 to the Financial Statements, we incurred legal fees charged by the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, in the amount of $161,042 in the year ended March 31, 2000. James L. Heppell, a partner of that law firm, is a director and interim Chairman of the Board of our company.

      We also incurred accounting and administrative fees charged by Wood & Associates of Vancouver, British Columbia, Canada, in the amount of $29,055 in the year ended March 31, 2000. Suzanne L. Wood, the Principal of Wood & Associates, is a director of our company.

      For the year ended March 31, 2000 we incurred $32,600 for certain administration fees charged by a company where one of the principals was an officer of our former French subsidiary.

      We entered into Separation Agreements with each of Gunter A. Hofmann, Ph.D., our former Chief Scientific Officer and Chairman of the Board, and Lois
J. Crandell, our former President and Chief Executive Officer. Pursuant to the terms of the Separation Agreement with Dr. Hofmann, during the fiscal year ended March 31, 2000, we paid $114,997 of severance and other termination payments to, or on behalf of, Dr. Hofmann, and granted him an option to purchase 97,000 shares of our common stock. Pursuant to the terms of the Separation Agreement with Ms. Crandell, during the fiscal year ended March 31, 2000, we paid $125,627 of severance and other termination payments to, or on behalf of, Ms. Crandell, and granted her an option to purchase 26,700 shares of our common stock. Markus Hofmann (currently our Controller) is the son of Gunter A. Hofmann.

      We have entered into an employment agreement with Martin Nash, our President and CEO. See "Management -- Employment Agreements."

      In the past, we have granted options to our executive officers and directors. We intend to grant options to our officers and directors in the future. See "Management -- Executive Compensation."

      We have also entered into an indemnification agreement with each of our directors and executive officers, and with George Gill, M.D., our Vice President of Clinical and Regulatory Affairs. See "Management -- Limitations on Directors' and Executive Officers' Liability and Indemnification."

      All of our securities referenced above were sold and purchased at prices equal to the fair market value of the securities, as determined by our board of directors, on the date of issuance.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of March 1, 2001 with respect to (i) each stockholder known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock of our company,
(ii) each director, (iii) each currently named executive officer and (iv) all directors and currently named executive officers of our company as a group. Except as set forth below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                       AMOUNT AND NATURE OF     PERCENT OF CLASS OF
BENEFICIAL OWNER OF SHARES OF                        BENEFICIAL OWNERSHIP OF         SHARES OF
COMMON STOCK(1)                                     SHARES OF COMMON STOCK(2)     COMMON STOCK(2)
-----------------------------                       ------------------------    -------------------
Foreign & Colonial Bank.......................             3,450,000                    10.22%
The Exchange House
Primrose Street
London, EC2A2NY

Lois J. Crandell..............................             3,243,788(3)                  9.43%
3750 Riviera Drive, #6
San Diego, CA 92109

Gunter A. Hofmann.............................             3,243,788(4)                  9.43%
3750 Riviera Drive, #6
San Diego, CA 92109

Park Place Capital Limited....................             2,865,100                     8.49%
25 St. James Street
London, England  SW1A 1HA

Johnson & Johnson Development Corporation.....             2,242,611                     6.64%
One Johnson & Johnson
Plaza, New Brunswick, New Jersey

Smallcap World Fund Inc.......................             2,090,000                     6.19%
333 South Hope Street
55th Floor
Los Angeles, CA  90071

Martin Nash...................................               933,661(5)                  2.73%
2739 Inverness Drive
La Jolla, CA  92037

James L. Heppell..............................               105,500(6)                     *
2902 Panorama Drive
North Vancouver, BC  V7G 2A4

Suzanne L. Wood...............................               122,500(7)                     *
Penthouse 1 -- 7080 St. Albans Road
Richmond, BC  V6Y 4E6

Gordon J. Politeski...........................               110,000(8)                     *
RR 2 Fox Site C12
Halfmoon Bay, BC  V0N 1Y0

Gordon Blankstein.............................                35,000(9)                     *
8011 -- 240th Street
Langley, BC  V3A 4P9

Felix Theeuwes................................               132,000(10)                    *
27350 Altamont Road
Los Altos Hills, CA  94022

Grant W. Denison, Jr..........................               105,000(11)                    *
19 Hayford Court
Novato, CA  94949

Tazdin Esmail.................................                35,000(12)                    *
6221 -- 49th Avenue
Delta, BC  V4K 4S5

All Executive Officers and Directors
  as a group..................................             1,578,661(13)                 4.54%

----------

*     less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders. Except as shown otherwise in the table, the address of each stockholder listed is in care of our company at 1119 Sorrento Valley Rd., San Diego, California 92121.

(2) Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants exercisable within 60 days of March 1, 2001 are deemed outstanding for computing the percentage of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentage of beneficial ownership is based upon 33,756,718 shares of our common stock outstanding as of March 1, 2001.

(3) Includes 309,825 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001. Also includes 2,453,899 shares and options owned by Gunter A. Hofmann, Ms. Crandell's husband. Ms. Crandell disclaims beneficial ownership of Dr. Hofmann's shares.

(4) Includes 337,200 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001. Also includes 788,889 shares and options owned by Lois J. Crandell, Dr. Hofmann's wife. Dr. Hofmann disclaims beneficial ownership of Ms. Crandell's shares.

(5) Includes 476,200 shares of common stock issuable pursuant to options exercisable within 60 days March 1, 2001.

(6) Includes 85,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001, 1,000 shares owned by Free Spirit Investment Ltd., which is owned 50% by Mr. Heppell and 50% by his wife and 200 shares owned by Full Moon Law Corporation, which is also owned 50% by Mr. Heppell and 50% by his wife.

(7) Includes 95,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

(8) Includes 110,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

(9) Includes 35,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

(10) Includes 60,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

(11) Includes 105,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

(12) Includes 35,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

(13) Includes 1,001,200 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2001.

                 INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

      No director or senior officer of Genetronics Canada or any associate or affiliate of any director or senior officer, is or has been indebted to Genetronics Canada or its subsidiaries, or to any other entity that was provided a guarantee or similar arrangement by Genetronics Canada in connection with the indebtedness, at any time since the beginning of our most recently completed financial year.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

      Other than as set forth in this proxy statement/prospectus, no insider of our company and no associate or affiliate of any such insider has had any material interest, direct or indirect, in any transaction since the beginning of our most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect our operations.

                          TRANSFER AGENT AND REGISTRAR

      Our transfer agent and registrars are Computershare Trust Company of Canada, whose address is 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, and Computershare Trust Company, at its principal office in Lakewood, Colorado.

                                  LEGAL MATTERS

      Legal matters relating to this proxy statement/prospectus will be passed upon by Catalyst Corporate Finance Lawyers, Vancouver, British Columbia with respect to the laws of Canada and by Gray Cary Ware & Freidenrich LLP of San Diego, California with respect to the laws of the United States.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at March 31, 2000 and 1999, and for the years ended March 31, 2000 and 1999 and the thirteen month period ended March 31, 1998, as set forth in their report. We've included our financial statements in this proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                 PAGE
                                                                                 ----
CONSOLIDATED FINANCIAL STATEMENTS -- MARCH 31, 2000 AND MARCH 31, 1999

Report of Ernst & Young LLP, Independent Auditors ..........................      F-2

Consolidated Balance Sheets as of March 31, 2000 and March 31, 1999 ........      F-3

Consolidated Statements of Loss and Deficit for the periods ended
March 31, 2000, March 31, 1999 and March 31, 1998 ..........................      F-4

Consolidated Statements of cash flows for the periods ended March 31,
2000, March 31, 1999 and March 31, 1998 ....................................      F-5

Notes to Consolidated Financial Statements .................................      F-6


CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- DECEMBER 31, 2000

Consolidated Balance Sheets as of December 31, 2000 and March 31, 2000 ......    F-19

Consolidated Statements of Loss and Deficit for the Nine Months Ended
December 31, 2000 and 1999 .................................................     F-20

Consolidated Statements of Cash Flows for the Nine Months Ended
December 31, 2000 and 1999 .................................................     F-21

Notes to Consolidated Financial Statements .................................     F-22

                                AUDITORS' REPORT

To the Board of Directors of
Genetronics Biomedical Ltd.

   We have audited the consolidated balance sheets of GENETRONICS BIOMEDICAL LTD. as at March 31, 2000 and 1999 and the consolidated statements of loss and deficit and cash flows for the years ended March 31, 2000 and 1999 and the thirteen month period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended March 31, 2000 and 1999 and the thirteen month period ended March 31, 1998, in accordance with accounting principles generally accepted in Canada. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a consistent basis.


                                        Chartered Accountants

Vancouver, Canada,
May 3, 2000 (except for Note 17(f)
which is as of March 12, 2001)

                           GENETRONICS BIOMEDICAL LTD.
                (INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA)

        CONSOLIDATED BALANCE SHEETS

                                                             AS AT             AS AT
                                                           MARCH 31,          MARCH 31,
                                                             2000               1999
                                                         ------------       ------------
                                                                (IN U.S. DOLLARS)
ASSETS
CURRENT
Cash and cash equivalents .........................      $  9,742,344       $  6,189,284
Accounts receivable, net of allowance for
  uncollectible accounts of $54,925
  [1999 -- $19,685] [note 3] ......................         1,120,450            776,648
  Inventories [note 4] ............................           611,642            655,906
  Prepaid expenses and other ......................           139,423              6,095
                                                         ------------       ------------
          Total current assets ....................        11,613,859          7,627,933
                                                         ------------       ------------
Fixed assets [note 5] .............................         1,014,811          1,177,393
Other assets [note 6] .............................         1,383,634          1,002,318
                                                         ------------       ------------
                                                         $ 14,012,304       $  9,807,644
                                                         ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable and accrued expenses [note 7] ....      $  1,784,084       $  1,377,443
Current portion of obligations under capital
  leases [note 11] ................................            53,098             45,892
Deferred revenue ..................................           268,665                 --
                                                         ------------       ------------
          Total current liabilities ...............         2,105,847          1,423,335
                                                         ------------       ------------
Obligations under capital leases [note 11] ........            65,286            118,384
Deferred rent .....................................             9,972              9,564
                                                         ------------       ------------
Total liabilities .................................         2,181,105          1,551,283
                                                         ------------       ------------
Commitments and contingencies [note 11]
Stockholders' equity
  Share capital [note 9] ..........................        30,491,793         28,357,863
  Additional paid in capital [note 9] .............            35,768                 --
  Special warrants [note 9] .......................        11,002,992                 --
  Cumulative translation adjustment ...............          (100,911)          (103,001)
  Deficit .........................................       (29,598,443)       (19,998,501)
                                                         ------------       ------------
          Total stockholders' equity ..............        11,831,199          8,256,361
                                                         ------------       ------------
                                                         $ 14,012,304       $  9,807,644
                                                         ============       ============

See accompanying notes

   On behalf of the Board:

                                        Director           Director

                           GENETRONICS BIOMEDICAL LTD.

        CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

                                                                                               THIRTEEN
                                                         YEAR ENDED         YEAR ENDED        MONTHS ENDED
                                                          MARCH 31           MARCH 31           MARCH 31
                                                            2000               1999               1998
                                                        ------------       ------------       ------------
                                                                        (IN U.S. DOLLARS)
REVENUE
Net sales [note 3] ...............................      $  4,134,436       $  3,434,105       $  3,097,198
License fee and milestone payments [note 3] ......           416,667          4,500,000                 --
Grant funding ....................................           334,901            354,135            128,069
Revenues under collaborative research
  and development arrangements ...................           191,335             33,048              6,025
Interest income ..................................           556,193            300,911            427,498
                                                        ------------       ------------       ------------
                                                        $  5,633,532       $  8,622,199       $  3,658,790
                                                        ============       ============       ============
EXPENSES
Cost of sales ....................................      $  2,023,899       $  1,638,635       $  1,427,285
Research and development .........................         6,977,220          8,086,959          5,637,955
Selling, general and administrative ..............         5,610,830          5,481,051          4,172,246
Restructuring charges [note 10] ..................           597,183                 --                 --
Interest expense .................................            24,342             19,391             17,970
                                                        ------------       ------------       ------------
                                                          15,233,474         15,226,036         11,255,456
                                                        ------------       ------------       ------------
Net loss for the period ..........................      $ (9,599,942)      $ (6,603,837)      $ (7,596,666)
                                                        ============       ============       ============
Deficit, beginning of period .....................      $(19,998,501)      $(13,394,664)      $ (5,797,998)
                                                        ------------       ------------       ------------
Deficit, end of period ...........................      $(29,598,443)      $(19,998,501)      $(13,394,664)
                                                        ------------       ------------       ------------
Loss per common share ............................      $      (0.43)      $      (0.33)      $      (0.43)
                                                        ============       ============       ============
Weighted average number of shares of
  common stock ...................................        22,107,190         20,272,801         17,782,723
                                                        ============       ============       ============


See accompanying notes

                           GENETRONICS BIOMEDICAL LTD.

        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      THIRTEEN
                                                               YEAR ENDED         YEAR ENDED        MONTHS ENDED
                                                                MARCH 31           MARCH 31           MARCH 31
                                                                  2000               1999               1998
                                                              ------------       ------------       ------------
                                                                               (IN U.S. DOLLARS)
OPERATING ACTIVITIES
Net loss for the period ................................      $ (9,599,942)      $ (6,603,837)      $ (7,596,666)
Items not involving cash:
  Depreciation and amortization ........................           566,358            410,268            246,258
  Provision for uncollectible accounts .................            43,149              7,472             26,915
  Provision for inventory allowances ...................            65,620             10,976             35,608
  Loss on disposal of fixed assets .....................                --             18,986                 --
  Deferred rent ........................................               408            (14,345)            (1,196)
Changes in non-cash working capital items:
  Accounts receivable ..................................          (386,951)          (280,393)           210,475
  Inventories ..........................................           (21,356)          (271,792)           (37,980)
  Prepaid expenses and other ...........................          (133,328)            (1,141)              (815)
  Accounts payable and accrued expenses ................           406,641            404,906            329,206
  Deferred revenue .....................................           268,665                 --                 --
                                                              ------------       ------------       ------------
Cash used in operating activities ......................      $ (8,790,736)      $ (6,318,900)      $ (6,788,195)
                                                              ------------       ------------       ------------
INVESTING ACTIVITIES
Purchase of fixed assets ...............................          (289,511)          (414,186)          (553,687)
Increase in other assets ...............................          (495,581)          (287,771)          (304,683)
                                                              ------------       ------------       ------------
Cash used in investing activities ......................      $   (785,092)      $   (701,957)      $   (858,370)
                                                              ------------       ------------       ------------
FINANCING ACTIVITIES
Payments on obligations under capital leases ...........           (45,892)           (24,016)           (18,549)
Issuance of Special Warrants, net of issue costs .......        11,155,648                 --                 --
Proceeds from issuance of common
  shares, net of issue costs ...........................         2,017,042          6,795,461         12,333,136
                                                              ------------       ------------       ------------
Cash provided by financing activities ..................      $ 13,126,798       $  6,771,445       $ 12,314,587
                                                              ------------       ------------       ------------
Effect of exchange rate changes on cash ................             2,090            (83,294)            14,361
                                                              ------------       ------------       ------------
Increase (decrease) in cash and cash equivalents .......         3,553,060           (332,706)         4,682,383
Cash and cash equivalents, beginning of period .........         6,189,284          6,521,990          1,839,607
                                                              ------------       ------------       ------------
Cash and cash equivalents, end of period ...............      $  9,742,344       $  6,189,284       $  6,521,990
                                                              ============       ============       ============

See accompanying notes

                           GENETRONICS BIOMEDICAL LTD.

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN U.S. DOLLARS)

1.      NATURE OF BUSINESS

        Genetronics Biomedical Ltd. carries out its business through its wholly-owned subsidiaries, Genetronics, Inc. and Genetronics S.A. Through its BTX Instrument Division, the Company develops, manufactures, and markets electroporation instrumentation and accessories used by scientists and researchers to perform genetic engineering techniques, such as cell fusion, gene transfer, cell membrane research and genetic mapping in research laboratories worldwide. Through its Drug and Gene Delivery Division, the Company is developing drug delivery systems which are designed to use electroporation to enhance drug or gene delivery in the areas of oncology, dermatology, gene therapy, cardiology and transdermal drug delivery. The Company sells the majority of its products to customers in the United States, Canada, Germany and East Asia.

        The Company has financed its cash requirements primarily from share issuances, payments from collaborators and government grants. The Company's ability to realize the carrying value of its assets is dependent on successfully bringing its technologies to the market and achieving future profitable operations, the outcome of which cannot be predicted at this time. It will be necessary for the Company to raise additional funds for the continuing development of its technologies.

2.      ACCOUNTING POLICIES

        The Company prepares its accounts in accordance with accounting principles generally accepted in Canada. A reconciliation of amounts presented in accordance with United States accounting principles is detailed in note 17. Because a precise determination of many assets and liabilities depends on future events, the preparation of financial statements necessarily involves the use of management's estimates and approximations. Actual results could differ from those estimates.

        The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

CONSOLIDATION

        These consolidated financial statements include the accounts of Genetronics Biomedical Ltd. and its wholly-owned subsidiary, Genetronics, Inc., a private company incorporated in the state of California, U.S.A and Genetronics S.A., a wholly owned subsidiary of Genetronics, Inc., a company incorporated in France. Significant intercompany accounts and transactions have been eliminated on consolidation.

STATEMENT OF CASH FLOWS

        The Company has adopted the new recommendations of the Canadian Institute of Chartered Accountants for cash flow statements and has restated the comparative periods to conform to this revised standard. Accordingly, the Company has redefined cash and cash equivalents and has excluded non-cash transactions such as the acquisition of assets under capital leases and shares issued for non-cash consideration within the statement of cash flows.

CASH EQUIVALENTS

        The Company considers all highly liquid investments with maturities of 90 days or less, when purchased, to be cash equivalents. Cash equivalents are stated at cost which approximates market value. Cash equivalents consist primarily of commercial paper with an average interest rate of 6.1% and maturities to June 5, 2000.

FIXED ASSETS

        Fixed assets are stated at cost and depreciated over the estimated useful lives of the assets (five to seven years) using the straight-line method. Leasehold improvements and equipment under capital leases are being depreciated over the shorter of the estimated useful lives of the assets or the term of the lease. Depreciation of leased assets is included in amortization and depreciation.

PATENT COSTS

        Patents are recorded at cost and amortized using the straight-line method over the expected useful lives of the patents or 17 years, whichever is less. Cost is comprised of the consideration paid for patents and related legal costs. If management determines that development of products to which patent costs relate is not reasonably certain or that costs exceed recoverable value, such costs are charged to operations.

INVENTORIES

        Inventories are stated at the lower of cost (first-in, first-out) and replacement cost for raw materials and net realizable value for finished goods and work in process.

FINANCIAL INSTRUMENTS

        The fair values of the financial instruments including cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their carrying value due to their short term nature except as otherwise disclosed in the consolidated financial statements.

        The obligations under capital lease bear rates which in management's opinion approximate the current interest rate and therefore approximate fair value.

ADVERTISING COSTS

        Advertising costs are expensed as incurred. Advertising expense for the years ended March 31, 2000 and 1999 and the thirteen months ended March 31, 1998 was $225,035, $173,600, and $205,486, respectively.

REVENUE RECOGNITION

        Sales are recognized upon shipment of products and are recorded net of discounts and sales returns. Revenue from licensing arrangements are recognized when all the criteria in the agreement has been fulfilled.

        Revenues under collaborative research and development arrangements are not refundable if research efforts are unsuccessful, and, accordingly, are recorded as revenue as development activities are performed and expensed.

        Revenues under contractual arrangements are deferred upon receipt and recognized as revenue over the remaining term of the contract.

LOSS PER COMMON SHARE

        Loss per common share has been calculated using the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share has not been presented as the outstanding options, Special Warrants and warrants are anti-dilutive.

INCOME TAXES

        The Company uses the deferral method of income tax allocation in accounting for income taxes.

RESEARCH AND DEVELOPMENT

        Research costs are expensed in the period incurred. Development costs are expensed in the period incurred unless the Company believes a development project meets generally accepted accounting criteria for deferral and amortization.

FOREIGN CURRENCY TRANSLATION

        The U.S. dollar is used as the reporting currency in these consolidated financial statements. However, the non-consolidated accounts of the Company are measured using the Canadian dollar as its functional currency. Assets and liabilities of the Company are translated into U.S. dollars using current exchange rates in effect at the balance sheet date and revenue and expense accounts are translated using the weighted average exchange rate during the period. Gains and losses resulting from this process are recorded in stockholders' equity as an adjustment to the cumulative translation account.

        The accounts of the Company's U.S. subsidiary, a self-sustaining entity, are measured using the U.S. dollar as its functional currency. Any of its transactions denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date. At the balance sheet date, monetary items denominated in foreign currencies are adjusted to reflect the exchange rate in effect at that time. Gains and losses resulting from this translation process are deferred and included in the cumulative foreign currency translation adjustment in stockholders' equity. The accounts of the Company's French subsidiary, an integrated entity to the Company's U.S. subsidiary, are recorded in French francs and translated into U.S. dollars using the temporal method. Under this method, monetary assets and liabilities are translated at the year-end exchange rates. Non-monetary assets and liabilities are translated using historical rates of exchange. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings. Exchange gains and losses are included in income for the year. The effect on the statement of operations of transaction gains and losses is insignificant.

GOVERNMENT ASSISTANCE

        The Company receives non-refundable assistance under available government programs. Government assistance towards current expenditures is recorded as grant funding revenue in the period the related expenditure is incurred.

LEASES

        Leases have been classified as either capital or operating leases. Leases which transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are expensed as incurred.

STOCK BASED COMPENSATION

        The Company grants stock options to executive officers and directors, employees and consultants pursuant to stock option plans as described in note 9. No compensation is recognized for these plans when shares of common stock or stock options are issued. Any consideration received on exercise of stock options or the purchase of stock is credited to share capital. If shares of common stock are repurchased, the excess or deficiency of the consideration paid over the carrying amount of the shares of common stock canceled is charged or credited to additional paid in capital or retained earnings.

3.      MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

        At March 31, 2000, two customers accounted for approximately $597,330 [1999 -- $235,000] of total accounts receivable. Approximately 28%, 24% and 19% of net sales were made to one customer for the years ended March 31, 2000 and 1999, and the thirteen months ended March 31, 1998, respectively.

        By an exclusive license and development agreement dated October 6, 1998, the Company has granted the rights to its drug delivery technology to make, use and sell oncology products as defined in the agreement. The agreement expires at the expiration of certain patent rights covering the technology which at March 31, 2000 is in 2016.

        Pursuant to the agreement, during the year ended March 31, 2000, the Company received milestone payments from the licensee in the amount of $416,667 [1999 -- license fee and milestone payments of $4,500,000; 1998 -- $nil].

        Credit is extended based on an evaluation of a customer's financial condition and generally collateral is not required. To date, credit losses have not been significant.

4.      INVENTORIES

                                               2000            1999
                                            ---------       ---------
Raw materials ........................      $ 490,926       $ 401,634
Work in process ......................         79,683          81,863
Finished goods .......................        129,470         195,226
                                            ---------       ---------
                                              700,079         678,723
Less: allowance for obsolescence .....        (88,437)        (22,817)
                                            ---------       ---------
                                            $ 611,642       $ 655,906
                                            =========       =========

5.      FIXED ASSETS

                                                                    ACCUMULATED      NET BOOK
                                                        COST        DEPRECIATION       VALUE
                                                     ----------     ------------     ----------
2000
Machinery, equipment and office furniture .....      $1,567,415      $  765,065      $  802,350
Leasehold improvements ........................         427,647         301,918         125,729
Equipment under capital leases ................         199,375         112,643          86,732
                                                     ----------      ----------      ----------
                                                     $2,194,437      $1,179,626      $1,014,811
                                                     ==========      ==========      ==========
1999
Machinery, equipment and office furniture .....      $1,284,112      $  487,230      $  796,882
Leasehold improvements ........................         424,436         189,041         235,395
Equipment under capital leases ................         209,740          64,624         145,116
                                                     ----------      ----------      ----------
                                                     $1,918,288      $  740,895      $1,177,393
                                                     ==========      ==========      ==========

6.      OTHER ASSETS

                                2000            1999
                             ----------      ----------
Patent costs, net .....      $1,350,174      $  970,380
Other .................          33,460          31,938
                             ----------      ----------
                             $1,383,634      $1,002,318
                             ==========      ==========

        Patent costs are net of accumulated amortization of $298,267 at March 31, 2000 [1999 -- $184,002].

7.      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                       2000            1999
                                    ----------      ----------
Trade accounts payable .......      $  875,646      $  641,915
Accrued compensation .........         717,416         601,433
Customer deposits ............         115,264           4,921
Accrued expenses .............          75,758         129,174
                                    ----------      ----------
                                     1,784,084       1,377,443
                                    ==========      ==========

8.      CREDIT FACILITY

        The Company has a trade finance credit facility with a bank to borrow up to $2,000,000. This facility expires in June 2000. Borrowings under this line of credit are collateralized by assignment of cash and cash equivalents. This credit facility bears interest at the bank's floating rate [March 31, 2000 -- 9%] less 1%, or the LIBOR rate [March 31, 2000 -- 6.3%] plus 1.75%, and expires on June 30, 2000. At March 31, 2000, there was no outstanding balance drawn on this credit facility.

9.      SHARE CAPITAL

AUTHORIZED

        100,000,000 shares of common stock without par value

   100,000,000 Class A preferred shares without par value

ISSUED AND OUTSTANDING

                                                               NUMBER OF
                                                               SHARES OF         AMOUNT OF
                                                             COMMON STOCK      ISSUED CAPITAL
                                                             ------------      --------------
BALANCE, FEBRUARY 28, 1997 ............................        12,848,374       $  6,882,781
For cash
  Pursuant to exercise of stock options ...............           290,756            390,868
  Pursuant to exercise of warrants ....................         1,408,000          3,248,172
Issued pursuant to exercise of Special Warrants .......         1,268,000          2,781,515
For cash
  Pursuant to issue and exercise of warrants ..........         1,300,000          3,976,342
  Pursuant to private placement .......................         1,955,000          6,050,128
Share issue costs .....................................                --         (1,767,404)
                                                             ------------       ------------
BALANCE, MARCH 31, 1998 ...............................        19,070,130         21,562,402
For cash
  Pursuant to private placement .......................         2,242,611          6,000,000
  Pursuant to exercise of stock options ...............            61,525             90,423
  Pursuant to exercise of warrants ....................           292,000            830,985
Share issue costs .....................................                --           (125,947)
                                                             ------------       ------------
BALANCE, MARCH 31, 1999 ...............................        21,666,266         28,357,863
For cash
  Pursuant to exercise of stock options ...............           988,542          1,516,239
  Pursuant to exercise of Agent's Special Warrants ....           151,300            500,803
Issued for corporate finance services .................            30,000             91,890
Issued pursuant to exercise of Special Warrants .......            23,000             60,766
Cancelled escrow shares ...............................           (26,784)           (35,768)
                                                             ------------       ------------
BALANCE, MARCH 31, 2000 ...............................        22,832,324       $ 30,491,793
                                                             ============       ============

        During the year ended March 31, 2000, the Company cancelled 26,784 shares of common stock held in escrow. Accordingly, the weighted average per share amount attributed to the cancelled shares of $35,768 has been allocated to additional paid in capital.

        At March 31, 2000, the stated capital amount of the Company, as determined in accordance with the provisions of the Company Act (British Columbia), is $32,534,618 [1999 -- $30,400,688].

SPECIAL WARRANTS

                                                         NUMBER OF
                                                      SPECIAL WARRANTS        AMOUNT
                                                      ----------------     ------------
BALANCE, FEBRUARY 28, 1997 .......................         1,268,000       $  2,346,485
  Converted into shares of common stock
    upon exercise ................................        (1,268,000)        (2,346,485)
                                                        ------------       ------------

BALANCE, MARCH 31, 1998 AND 1999 .................                --                 --
  Issuance of Special Warrants ...................         4,187,500         12,562,500
  Share issue costs ..............................                --         (1,498,742)
  Converted into shares of common stock ..........           (23,000)           (60,766)
                                                        ------------       ------------
BALANCE, MARCH 31, 2000 ..........................         4,164,500       $ 11,002,992
                                                        ============       ============

        Pursuant to an Agency Agreement dated October 25, 1996, the Company issued 1,268,000 Special Warrants at CDN$3.00 each for total consideration of $2,781,515 (CDN$3,804,000) before deducting the agent's commission of $278,151 (CDN$380,400) and other estimated share issue costs. Each Special Warrant was exchanged into one common share, which were qualified for distribution by final receipt of a prospectus dated April 16, 1997.

        Pursuant to an Agency Agreement dated June 16, 1999, the Company issued 4,187,500 Special Warrants at $3.00 each for total consideration of $12,562,500 (CDN$18,259,594) before deducting the agent's commission of $1,005,000 (CDN$1,460,768) and other estimated issue costs. Each Special Warrant entitles the holder to receive, at no additional cost, one common share of the Company any time up until the earliest of: (i) the day which is the fifth business day after the date of issuance of a receipt for a final prospectus relating to the distribution of the shares of common stock on the exercise of the Special Warrants by the last of the British Columbia and Ontario Securities Commissions; and (ii) June 16, 2000, (the "Expiry date"). Any Special Warrants not exercised prior to the Expiry date will be deemed to have been exercised. In March 2000, the Company issued 23,000 shares of common stock pursuant to the exercise and conversion of 23,000 Special Warrants.

WARRANTS

        In connection with the issuance of 1,955,000 shares of common stock pursuant to an agency agreement dated April 15, 1997, the Company granted the agent warrants to acquire 200,000 shares of common stock for CDN$4.30 per share until May 26, 1998. During the year ended March 31, 1999, the Company amended the terms of the warrants by increasing the exercise price to CDN$4.73 and extending the expiry date to November 30, 1998. These warrants were exercised during the year ended March 31, 1999.

        In connection with the issuance of 4,187,500 Special Warrants pursuant to an agency agreement dated June 16, 1999, the Company issued to the Agent's nominee 30,000 shares of common stock and 418,750 Special Warrants exercisable, for no additional consideration, into 418,750 share purchase warrants, which are exercisable into 418,750 shares of common stock at a price of $3.31 per share on or before June 16, 2000. During the year ended March 31, 2000, the Company issued 151,300 shares of common stock pursuant to the exercise of 151,300 of these share purchase warrants.

STOCK OPTIONS

        The Company has two stock option plans pursuant to which stock options are granted to executive officers and directors, employees and consultants.

        The 1995 stock option plan (the "1995 Plan") was approved by the stockholders in 1995 and subsequently amended in 1997. The 1995 Plan was suspended by the board of directors in June 1997 and no further options will be granted pursuant to this plan. As at March 31, 2000, there are 1,361,150 options outstanding pursuant to the 1995 Plan and no further options may be granted.

        The 1997 stock option plan (the "1997 Plan"), as amended in 1999, was approved by the stockholders in July 1999, whereby 6,400,000 shares of common stock were reserved for issuance [1999 -- 6,400,000]. The directors have the discretion to specify the vesting period and the option term, up to ten years, at the time of grant. As at March 31, 2000, 381,133 shares of common stock are available for grant under the 1997 Plan.

        On March 26, 1999, the Company amended the currency denomination of its stock options from the Canadian dollar to the U.S. dollar. The exercise price of all options outstanding on March 26, 1999 were converted into U.S. dollars based on the exchange rate in effect on that date.

        During the year ended March 31, 2000, the Company amended the terms of certain stock options to officers of the Company pursuant to the agreements in note 10, by accelerating the remaining vesting period of 200,000 stock options at an exercise price of $2.95 from 25% each year to 100% immediately.

        The following table summarizes the stock options outstanding at March 31, 2000:

                                          OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                             --------------------------------------------     ---------------------------
                              NUMBER OF                                        NUMBER OF
                               OPTIONS         WEIGHTED        WEIGHTED         OPTIONS         WEIGHTED
                             OUTSTANDING        AVERAGE         AVERAGE       EXERCISABLE        AVERAGE
                             AT MARCH 31,      REMAINING       EXERCISE       AT MARCH 31,      EXERCISE
RANGE OF EXERCISE PRICES        2000        CONTRACTUAL LIFE     PRICE            2000            PRICE
------------------------     ----------     ----------------   ----------     ------------     ----------
$ 1.12 -- 1.66 .........        656,500        4.23 years      $     1.32         611,500      $     1.29
  1.76 -- 2.55 .........      1,020,019        6.28 years            2.16         911,269            2.25
  2.65 -- 3.75 .........      2,345,400        6.30 years            2.94       1,551,021            2.95
  4.13 -- 5.50 .........        493,625        9.90 years            4.24         130,750            4.14
                             ----------                                        ----------
                              4,515,544                                         3,204,540
                             ==========                                        ==========

        Stock option transactions for the respective periods and the number of stock options outstanding are summarized as follows:

                                                          WEIGHTED
                                     NO. OF COMMON     AVERAGE EXERCISE
                                    SHARES ISSUABLE        PRICE
                                    ---------------    ----------------
BALANCE, FEBRUARY 28, 1997 .....       2,595,000               1.67
  Options granted ..............       1,331,150               2.30
  Options exercised ............        (290,756)              1.24
  Options cancelled ............        (568,344)              2.17
                                      ----------         ----------
BALANCE, MARCH 31, 1998 ........       3,067,050               1.90
  Options granted ..............       1,783,736               2.84
  Options exercised ............         (61,525)              1.47
  Options cancelled ............        (135,125)              2.39
                                      ----------         ----------
BALANCE, MARCH 31, 1999 ........       4,654,136               2.24
  Options granted ..............       1,048,200               3.57
  Options exercised ............        (988,542)              1.53
  Options cancelled ............        (198,250)              2.71
                                      ----------         ----------
BALANCE, MARCH 31, 2000 ........       4,515,544               2.63
                                      ==========         ==========

SHAREHOLDER RIGHTS PLAN

        In 1997, the stockholders approved the adoption of a Shareholder Rights Plan (the "Rights Plan") to protect the Company's stockholders from unfair, abusive or coercive take-over strategies. Under the Rights Plan, holders of shares of common stock are entitled to one share purchase right ("Right") for each common share held. If any person or group makes a take-over bid, other than a bid permitted under the plan or acquires 20% or more of the Company's outstanding shares of common stock without complying with the Rights Plan, each Right entitles the registered holder thereof to purchase, in effect, $20 equivalent of shares of common stock of the Company at 50% of the prevailing market price.

10.     RESTRUCTURING CHARGES

        During the year ended March 31, 2000, the Company undertook a review of its operating structure to identify opportunities to improve operating effectiveness. As a result of this review, certain staffing changes occurred and in December 1999, the Company entered into termination agreements with two of its senior executives. In accordance with the staffing changes and the terms of the termination agreements, the Company has accrued and recorded severance costs and certain benefits amounting to $597,183 for the year ended March 31, 2000. As at March 31, 2000, $288,042 is included in accounts payable and accrued expenses relating to these restructuring charges.

11.     COMMITMENTS AND CONTINGENCIES

COMMITMENTS

(a) The Company leases its facilities and certain motor vehicles under operating lease agreements which expire up to 2005. The facilities lease agreements require the Company to pay maintenance costs. Rent expense under operating leases was as follows:

                                               THIRTEEN
                  YEAR ENDED    YEAR ENDED   MONTHS ENDED
                   MARCH 31,     MARCH 31,     MARCH 31,
                     2000          1999          1998
                  ----------    ----------   ------------
Rentals .....      $388,524      $277,906      $209,066
                   ========      ========      ========

        At March 31, 2000, future minimum lease payments under non-cancellable operating leases are as follows:

               2001............................................................   $  514,669
               2002............................................................      522,909
               2003............................................................      526,832
               2004............................................................      531,228
               2005............................................................      402,155
                                                                                  ----------
                                                                                  $2,497,793
                                                                                  ==========

(b) At March 31, 2000 future minimum lease payments under non-cancellable capital leases are as follows:

                                                               CAPITAL
                                                               LEASES
                                                             ---------
2001 ..................................................      $  67,172
2002 ..................................................         59,573
2003 ..................................................         10,839
2004 ..................................................          4,070
                                                             ---------
Total minimum lease payments ..........................        141,654
Amounts representing interest (approximately 17%) .....        (23,270)
                                                             ---------
Present value of future minimum lease payments ........        118,384
Less: amounts due in one year .........................        (53,098)
                                                             ---------
                                                             $  65,286
                                                             =========

(c)     In accordance with the license and development agreement described in note 3, the Company is committed to spend on internal research and development projects, the greater of $1,500,000 and a percentage of sales per annum.

(d) In accordance with a consulting agreement dated February 10, 2000, the Company may be required to issue 120,000 warrants to acquire shares of common stock and pay a fee based on a percentage of future funding upon the occurrence of certain events as described in the agreement.

CONTINGENCIES

(a) The Company may, from time to time, be subject to claims and legal proceedings brought against them in the normal course of business. Such matters are subject to many uncertainties. Management believes that adequate provisions have been made in the accounts where required and the ultimate resolution of such contingencies will not have a material adverse effect on the financial position of the Company.

(b) In April 1999, the Company received correspondence purporting to a claim to certain rights to technology of the Company. Whilst the Company disputes certain aspects of these claims, management has been negotiating with the third party to finalize an agreement that would give the Company the exclusive rights to the technology. The outcome of these negotiations is uncertain at this time.

12.     INCOME TAXES

        At March 31, 2000, the U.S. subsidiary has U.S. federal and California income tax net operating loss carryforwards of approximately $23,663,000 and $5,247,000, respectively. The difference between the U.S. federal and California tax loss carryforwards is primarily attributable to the capitalization of research and development expenses for California income tax purposes and the 50% limitation of California loss carryforwards. In addition, the U.S. subsidiary has U.S. federal and California research tax credit carryforwards of $790,000 and $388,000, respectively. The California research tax credits may be carried forward indefinitely. The U.S. federal and California tax loss carryforwards and the U.S. federal research tax credits expire as follows:

                               U.S. FEDERAL
                                 RESEARCH       U.S. FEDERAL      CALIFORNIA
                                TAX CREDITS        LOSSES           LOSSES
                               ------------     ------------      -----------
Year ended March 31,
2001 .....................      $        --      $        --      $   346,000
2002 .....................               --               --          769,000
2003 .....................               --               --        1,576,000
2004 .....................               --               --          212,000
2005 .....................            2,000               --        2,344,000
2006 .....................            6,000               --               --
2007 .....................            7,000               --               --
2008 .....................           14,000           46,000               --
2009 .....................           14,000               --               --
2010 .....................           18,000          542,000               --
2011 .....................           15,000        1,816,000               --
2012 .....................           58,000        2,947,000               --
2013 .....................          152,000        6,901,000               --
2014 .....................          266,000        4,691,000               --
2015 .....................               --        6,720,000               --
2020 .....................          238,000               --               --
                                -----------      -----------      -----------
                                $   790,000      $23,663,000      $ 5,247,000
                                ===========      ===========      ===========

        Pursuant to Internal Revenue Code Section 382 and 383, annual use of the subsidiary's net operating loss and credit carryforwards may be limited because of a cumulative change in ownership of more than 50% which occurred during 1993 and as a result of the reverse takeover which occurred in 1995. However, the Company does not believe such limitations will have a material impact upon the utilization of these carryforwards.

        The French subsidiary has losses for French income tax purposes of approximately $2,233,000 of which $1,254,000 expires in 2004 and $979,000 expires in 2005.

        The Company has non-capital losses for Canadian income tax purposes which may be used to reduce future taxable income, expiring as follows:

Year ended March 31,
2001............................................................   $   40,000
2002............................................................      322,000
2003............................................................      393,000
2004............................................................      602,000
2005............................................................       50,000
2006............................................................    1,223,000
2007............................................................      707,000
                                                                   ----------
                                                                   $3,337,000
                                                                   ==========

        In addition, the Company has unclaimed tax deductions of approximately $1,857,000 related primarily to share issue costs available to reduce taxable income of future years.

        The income tax benefits of the operating loss and tax credit carryforwards have not been recorded in the consolidated financial statements as their realization is not virtually certain.

13.     PENSION PLAN

        In 1995, the United States subsidiary adopted a 401(k) Profit Sharing Plan covering substantially all of its employees in the United States. The defined contribution plan allows the employees to contribute a percentage of their compensation each year. The Company currently matches 50% of the employees contribution, up to 6% of annual compensation. The proceeds from contributions are invested in shares of common stock of the Company. The pension expense for the year ended March 31, 2000 was $87,104 [1999 -- $66,297; thirteen months ended March 31, 1998 -- $44,911].

14.     SEGMENTED INFORMATION

        The Company's reportable business segments include the BTX Instrument Division and the Drug and Gene Delivery Division [note 1]. The Company evaluates performance based on many factors including net results from operations before certain unallocated costs. The Company does not allocate interest income and expenses and general and administrative costs to its reportable segments. In addition, total assets are not allocated to each segment.

        The accounting policies of the segments are the same as those described in note 2.

        Substantially all of the Company's assets and operations are located in the United States and predominantly all revenues are generated in the United States.

                                                                BTX          DRUG AND GENE
                                                             INSTRUMENT        DELIVERY
                                                              DIVISION          DIVISION            TOTAL
                                                            -----------      -------------      -----------
YEAR ENDED MARCH 31, 2000
Reportable segment net sales .........................      $ 3,827,537       $   306,899       $ 4,134,436
Other reportable segment revenue .....................               --           942,903           942,903
                                                            -----------       -----------       -----------
Total segment revenue ................................        3,827,537         1,249,802         5,077,339
Add unallocated item Interest income .................                                              556,193
                                                            -----------       -----------       -----------
Total revenue ........................................                                            5,633,532
                                                            ===========       ===========       ===========
Reportable segment cost of sales .....................       (1,781,972)         (241,927)       (2,023,899)
Restructuring charges ................................          (19,729)         (577,454)         (597,183)

 Other reportable segment expenses ...................       (1,693,179)       (6,504,088)       (8,197,267)
                                                            -----------       -----------       -----------
 Net results of reportable segment ...................          332,657        (6,073,667)       (5,741,010)
                                                            -----------       -----------       -----------
 Add (deduct) unallocated items Interest income ......                                              556,193
   General and administrative ........................                                           (4,390,783)
   Interest expense ..................................                                              (24,342)
                                                            -----------       -----------       -----------
 Net loss ............................................                                           (9,599,942)
                                                            ===========       ===========       ===========


                                                                BTX          DRUG AND GENE
                                                             INSTRUMENT        DELIVERY
                                                              DIVISION          DIVISION            TOTAL
                                                            -----------      -------------      -----------
 YEAR ENDED MARCH 31, 1999
 Reportable segment net sales ........................      $ 3,434,105       $        --       $ 3,434,105
 Other reportable segment revenue ....................               --         4,887,183         4,887,183
                                                            -----------       -----------       -----------
 Total segment revenue ...............................        3,434,105         4,887,183         8,321,288
 Add unallocated item Interest income ................                                              300,911
                                                            -----------       -----------       -----------
 Total revenue .......................................                                            8,622,199
                                                            ===========       ===========       ===========
 Reportable segment cost of sales ....................       (1,638,635)               --        (1,638,635)
 Other reportable segment expenses ...................       (1,429,084)       (7,745,526)       (9,174,610)
                                                            -----------       -----------       -----------
 Net results of reportable segment ...................          366,386        (2,858,343)       (2,491,957)
                                                            -----------       -----------       -----------
 Add (deduct) unallocated items Interest income ......                                              300,911
   General and administrative ........................                                           (4,393,400)
   Interest expense ..................................                                              (19,391)
                                                            -----------       -----------       -----------
 Net loss ............................................                                           (6,603,837)
                                                            ===========       ===========       ===========


                                                                BTX          DRUG AND GENE
                                                             INSTRUMENT        DELIVERY
                                                              DIVISION          DIVISION            TOTAL
                                                            -----------      -------------      -----------
13 MONTHS ENDED MARCH 31, 1998
Reportable segment net sales .........................      $ 3,097,198       $        --       $ 3,097,198
Other reportable segment revenue .....................               --           134,094           134,094
                                                            -----------       -----------       -----------
  Total segment revenue ..............................        3,097,198           134,094         3,231,292
Add unallocated item Interest income .................                                              427,498
                                                            -----------       -----------       -----------
Total revenue ........................................                                            3,658,790
                                                            ===========       ===========       ===========
Reportable segment cost of sales .....................       (1,427,285)               --        (1,427,285)
Other reportable segment expenses ....................       (1,191,414)       (5,416,432)       (6,607,846)
                                                            -----------       -----------       -----------
Net results of reportable segment ....................          478,499        (5,282,338)       (4,803,839)
                                                            -----------       -----------       -----------
Add (deduct) unallocated items Interest income .......                                              427,498
  General and administrative .........................                                           (3,202,355)
  Interest expense ...................................                                              (17,970)
                                                            -----------       -----------       -----------
Net loss .............................................                                           (7,596,666)
                                                            ===========       ===========       ===========

15.     RELATED PARTY TRANSACTIONS

(a)     The payments to parties not at arm's length include the following:

        - legal fees paid to a law firm where one of the partners is a director of the Company

        - accounting and administration fees paid to a company where the principal is a director of the Company

        - rent and administration fees paid to a company where one of the principals is an officer of the Company's French subsidiary, as follows:

                                                                      THIRTEEN
                                         YEAR ENDED    YEAR ENDED   MONTHS ENDED
                                          MARCH 31,     MARCH 31,     MARCH 31,
                                            2000          1999          1998
                                         ----------    ----------   ------------
Legal services .....................      $161,042      $ 93,778      $ 82,810
Accounting and administration ......        29,055        26,735        24,020
Rent and administration ............        32,600       114,900            --
                                          ========      ========      ========

(b) Included in accounts payable and accrued expenses are the following amounts owed to the parties identified in note 15[a] which are payable under normal trade terms:

                                                             2000         1999
                                                            -------      -------
Legal services and accounting and administration .....      $ 6,130      $ 6,510
                                                            =======      =======

16.     SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                       THIRTEEN
                                          YEAR ENDED    YEAR ENDED   MONTHS ENDED
                                           MARCH 31,     MARCH 31,     MARCH 31,
                                             2000          1999          1998
                                          ----------    ----------   ------------
Interest paid during the period .....      $ 24,342      $ 19,391      $ 17,970
                                           ========      ========      ========

17.     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

        The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). In addition, the Company provides supplementary descriptions of significant differences between Canadian GAAP and those in the United States ("U.S. GAAP") as follows:

(a) Under U.S. GAAP, the liability method is used in accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

        Significant components of the Company's deferred tax assets as of March 31, 2000 and 1999 pursuant to U.S. GAAP are shown below. A valuation allowance would be recognized to fully offset the deferred tax assets as of March 31, 2000 and 1999 as realization of such assets is uncertain.

                                                    2000               1999
                                                ------------       ------------
Capitalized research expense .............      $    246,000       $    393,000
Net operating loss carryforwards .........        10,834,000          7,774,000
Research and development credits .........         1,042,000            557,000
Share issue costs ........................           854,000            488,000
Other -- net .............................           262,000            209,000
                                                ------------       ------------
Total deferred tax assets ................        13,238,000          9,421,000
Valuation allowance for deferred tax
  assets .................................       (13,238,000)        (9,421,000)
                                                ------------       ------------
Net deferred tax assets ..................                --                 --
                                                ============       ============

(b) Under U.S. GAAP, dilutive earnings per share are calculated in accordance with the treasury stock method and are based on the weighted average number of shares of common stock and dilutive common share equivalents outstanding.

(c) The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's options for shares of common stock granted to employees is not less than the fair market value of the underlying stock on the date of grant, no compensation expense has been recognized.

(d) Under U.S. GAAP, stock based compensation to non-employees must be recorded at the fair market value of the options granted. This compensation, determined using a Black-Scholes pricing model, is expensed over the vesting periods of each option grant. For purposes of reconciliation to U.S. GAAP, the Company will record an additional compensation expense of $250,000 [1999 -- $431,000] over future vesting periods.

(e) In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 will be effective for the Company's year ending March 31, 2002. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

(f) The U.S. Securities and Exchange Commission has issued Staff Accounting Bulletin No. 101 (SAB 101), as amended by SAB 101(A) and (B), which are effective for the Company's fourth quarter ending March 31, 2001.

        The Company believes that the adoption of SAB 101 will have an impact on its future operating results as it relates to up-front non-refundable payments received in connection with collaborative research arrangements.

        The historical consolidated financial statements reflect payments of approximately $4,000,000 received through December 31, 2000. The Company expects it will be required to record these fees over the life of the arrangement, which was terminated in the year ended March 31, 2001. As a result of this change, revenues in the year ended March 31, 2001 will increase by approximately $3,647,000 and the cumulative effect of this change in accounting principle will be a charge of approximately $3,647,000 to net income in the quarter ended June 30, 2000.

(g) In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (FIN 44), an interpretation of APB 25. This pronouncement is effective for the Company's second quarter commencing July 1, 2000. The Company has not yet determined the impact of FIN 44 on its consolidated financial statements.

(h) U.S. GAAP requires disclosure of comprehensive income which measures all non-capital changes in stockholders' equity. Other accumulated comprehensive income for the Company solely relates to foreign exchange translation gains and losses.

        The impact of significant variations to U.S. GAAP on the Consolidated Statements of Loss are as follows:

                                                                                                 THIRTEEN
                                                           YEAR ENDED         YEAR ENDED        MONTHS ENDED
                                                            MARCH 31,          MARCH 31,          MARCH 31,
                                                              2000               1999               1998
                                                          ------------       ------------       ------------
Loss for the period, Canadian GAAP .................      $ (9,599,942)      $ (6,603,837)      $ (7,596,666)
Adjustment for stock based
  compensation -- non-employees ....................        (1,103,888)          (546,700)          (307,500)
                                                          ------------       ------------       ------------
Loss for the period, U.S. GAAP .....................       (10,703,830)        (7,150,537)        (7,904,166)
                                                          ------------       ------------       ------------
Unrealized losses on foreign currency translation ..             2,090            (83,294)            14,361
                                                          ------------       ------------       ------------
Comprehensive loss for the period, U.S. GAAP .......       (10,701,740)        (7,233,831)        (7,889,805)
                                                          ------------       ------------       ------------
Basic and diluted loss per share, U.S. GAAP ........             (0.48)             (0.35)             (0.44)
                                                          ============       ============       ============

        Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standard No. 123, Accounting for Stock Based Compensation (SFAS 123), which also requires that the information be determined as if the Company has accounted for its employee stock options granted in fiscal periods beginning subsequent to December 1994 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes pricing model with the following weighted average assumptions for the years ended March 31, 2000 and March 31, 1999 and the thirteen months ended March 31, 1998, respectively: risk free interest rates of 6.1%, 5.2% and 5.8%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 0.62, 0.68 and 0.70; and a weighted average expected life of the options of nine, five, and seven and one-half.

        The Black Scholes options valuation model was developed for use in estimating the fair value of trade options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

        The weighted-average fair value of options granted during the year ended March 31, 2000 was $2.56 [1999 -- $3.19; thirteen months ended March 31, 1998 --
$1.84].

        Supplemental disclosure of pro forma loss and loss per share is as follows:

                                                                                          THIRTEEN
                                                 YEAR ENDED          YEAR ENDED         MONTHS ENDED
                                                  MARCH 31,           MARCH 31,           MARCH 31,
                                                    2000                1999                1998
                                               -------------       -------------       -------------
Pro forma loss, U.S. GAAP ...............      $ (11,985,791)      $  (9,169,837)      $  (9,257,666)
Pro forma loss per share, U.S. GAAP .....              (0.54)              (0.45)              (0.52)
                                               =============       =============       =============

        The impact of significant variations to U.S. GAAP on the Consolidated Balance Sheet items are as follows:

                                                  2000              1999
                                              ------------      ------------
Share capital ..........................      $ 33,028,925      $ 29,791,107

Deficit.................................       (32,135,575)      (21,431,745)
                                               ===========       ===========

18.     SUBSEQUENT EVENTS

        The following events occurred subsequent to March 31, 2000.

(a) The Company issued 15,000 shares of common stock pursuant to the exercise of Agent's Special Warrants at a price of $3.31 per share.

(b) The Company issued 66,894 shares of common stock pursuant to the exercise of stock options at a weighted average exercise price of $2.43 for proceeds of $162,827.

                           GENETRONICS BIOMEDICAL LTD.

                          CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                (Expressed in U.S. dollars)


                                                           December 31            March 31
                                                               2000                 2000
                                                                 $                    $
--------------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash and cash equivalents                                      3,287,004           9,742,344
Short term investments                                           688,010                  --
Accounts receivable, net of allowance for
  uncollectible accounts of $16,685
  [March 31, 2000 -- $54,925]                                    823,367           1,120,450
Inventories [note 5]                                             961,622             611,642
Prepaid expenses and other                                        61,199             139,423
--------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                           5,821,202          11,613,859
--------------------------------------------------------------------------------------------
Fixed assets, net                                                994,442           1,014,811
Other assets, net [note 12]                                    2,368,152           1,383,634
--------------------------------------------------------------------------------------------
                                                               9,183,796          14,012,304
============================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued expenses [note 6]                 1,320,637           1,784,084
Current portion of obligations under
  capital leases                                                  72,810              53,098
Deferred revenue                                                 144,217             268,665
--------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                      1,537,664           2,105,847
--------------------------------------------------------------------------------------------
Obligations under capital leases                                  62,616              65,286
Deferred rent                                                     31,161               9,972
--------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              1,631,441           2,181,105
--------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Shares to be issued [notes 7 and 12]                             346,500                  --
Share capital [note 7]                                        42,287,237          30,491,793
Additional paid in capital [notes 7 and 12]                      589,718              35,768
Special warrants                                                                  11,002,992
Cumulative translation adjustment                               (102,238)           (100,911)
Deficit                                                      (35,568,862)        (29,598,443)
--------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                     7,552,355          11,831,199
============================================================================================
                                                               9,183,796          14,012,304
============================================================================================


                             See accompanying notes

                           GENETRONICS BIOMEDICAL LTD.

                            CONSOLIDATED STATEMENTS OF
                                LOSS AND DEFICIT
                                   (Unaudited)
                           (Expressed in U.S. dollars)





                                                  NINE MONTHS ENDED DECEMBER 31,
                                                  ------------------------------
                                                         2000            1999
                                                           $               $
--------------------------------------------------------------------------------
  REVENUE
  Net sales                                            3,386,977       2,806,200
  License fee and milestone payments                      83,333         416,667
  Grant funding                                           97,054         313,061
  Revenues under collaborative research and
        development arrangements                         314,448          48,334
  Interest income                                        340,048         409,591
--------------------------------------------------------------------------------
                                                       4,221,860       3,993,853
--------------------------------------------------------------------------------
  EXPENSES
  Cost of sales                                        1,508,606       1,289,461
  Research and development                             4,650,069       5,003,359
  Selling, general and administrative                  4,018,836       4,257,062
  Interest expense                                        14,768          19,260
  Restructuring charges (Note 6)                              --         599,060
--------------------------------------------------------------------------------
                                                      10,192,279      11,168,202
--------------------------------------------------------------------------------
  NET LOSS FOR THE PERIOD                             (5,970,419)     (7,174,349)
  Deficit, beginning of period                       (29,598,443)    (19,998,501)
--------------------------------------------------------------------------------
  DEFICIT, END OF PERIOD                             (35,568,862)    (27,172,850)
================================================================================
  NET LOSS PER COMMON SHARE - BASIC AND DILUTED            (0.23)          (0.32)
  [NOTE 8]
  WEIGHTED AVERAGE NUMBER OF COMMON SHARES            26,072,635      22,583,825
================================================================================


                             See accompanying notes

                           GENETRONICS BIOMEDICAL LTD.



                           CONSOLIDATED STATEMENTS OF
                                   CASH FLOWS
                                   (Unaudited)


                                                      (Expressed in U.S. dollars)

                                                       NINE               NINE
                                                    MONTHS ENDED       MONTHS ENDED
                                                    DECEMBER 31        DECEMBER 31
                                                        2000               1999
                                                         $                  $
----------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net loss for the period                             (5,970,419)         (7,174,349)
Items not involving cash:
  Depreciation and amortization                        426,391             388,402
  Provision for (recovery of)
    uncollectible accounts                             (38,240)             41,808
  Provision for inventory obsolescence                 (32,240)             18,700
  Loss on disposal of fixed assets                       4,354                  --
  Deferred rent                                         21,189              (7,071)
Changes in non-cash working capital items:
  Accounts receivable                                  335,323            (240,223)
  Inventories                                         (317,740)           (242,697)
  Prepaid expenses and other                            78,224            (186,340)
  Accounts payable and accrued expenses               (463,447)            382,512
  Deferred revenue                                    (124,448)            266,666
----------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                   (6,081,053)         (6,752,592)
----------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of short-term investments                    (688,010)         (6,354,840)
Purchase of capital assets                            (189,096)            (82,191)
Increase in other assets                              (219,185)           (423,544)
----------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                   (1,096,291)         (6,860,575)
----------------------------------------------------------------------------------

FINANCING ACTIVITIES
Payments on obligations under capital leases           (40,372)            (33,785)
Proceeds from issuance of special warrant - net             --          11,157,853
Proceeds from issuance of common shares - net          763,703             834,510
----------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                  723,331          11,958,578
----------------------------------------------------------------------------------

Effect of exchange rate changes on cash                 (1,327)                319
----------------------------------------------------------------------------------

DECREASE IN CASH AND CASH EQUIVALENTS               (6,455,340)         (1,654,270)
Cash and cash equivalents, beginning of period       9,742,344           6,189,284
----------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD             3,287,004           4,535,014
----------------------------------------------------------------------------------


                             See accompanying notes

                           GENETRONICS BIOMEDICAL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                           (Expressed in U.S. dollars)

1.      BASIS OF PRESENTATION

        The unaudited Consolidated Statements of Loss and Deficit for the nine months ended December 31, 2000 and 1999, the unaudited Consolidated Balance Sheet as of December 31, 2000, and the unaudited Consolidated Statements of Cash Flows for the nine months ended December 31, 2000 and 1999 have been prepared by the Company in accordance with accounting principles generally accepted in Canada for interim financial statements. In the opinion of management, all adjustments (which include reclassifications and normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2000 and for the periods presented, have been made.

        Significant variations to U.S. GAAP are summarized in Note 10 to the interim consolidated financial statements.

        The accounting policies and methods of application adopted in these unaudited interim consolidated financial statements are the same as those of the annual consolidated financial statements for the year ended March 31, 2000, with the exception of the change in accounting policy related to income taxes [see note 4].

        Certain information and note disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in Canada have been omitted. These unaudited interim consolidated financial statements and notes thereto should be read in conjunction with the annual audited consolidated financial statements for the year ended March 31, 2000 included in the Genetronics Biomedical Ltd. Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the nine months ended December 31, 2000 are not necessarily indicative of the results for the full year or for any other future period.

        The Company has financed its cash requirements primarily from share issuances, payments from collaborators and government grants. The Company's ability to realize the carrying value of its assets is dependent on successfully bringing its technologies to the market and achieving future profitable operations, the outcome of which cannot be predicted at this time. It will be necessary for the Company to raise additional funds for the continuing development of its technologies.

2.      PRINCIPLES OF CONSOLIDATION

        These consolidated financial statements include the accounts of Genetronics Biomedical Ltd. and its wholly-owned subsidiary, Genetronics, Inc., a private company incorporated in the state of California, USA. Effective May 2000, the Company closed the operations of its wholly owned subsidiary Genetronics SA, a company incorporated in France, and subsequently sold its investment in Genetronics SA for nominal consideration to Geser SA, a company owned by the former General Manager of Genetronics SA. Significant intercompany accounts and transactions have been eliminated on consolidation.

3.      ACCOUNTING POLICIES

        Future Income Taxes

        Future income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases. Future income tax assets and liabilities are measured using substantively enacted income tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in rates is included in earnings in the period that includes the enactment date. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

4.      CHANGE IN ACCOUNTING PRINCIPLE

        Effective April 1, 2000, the Company adopted the new recommendations of The Canadian Institute of Chartered Accountants with respect to accounting for income taxes. The change has been applied retroactively, and as permitted, the comparative financial statements have not been restated. The change in accounting policy did not result in any adjustment in the current period or to the opening deficit. Before the adoption of the new recommendations, income tax expense was determined using the deferral method of tax allocation.

5.      INVENTORIES

        Inventories consist of the following:



                                           December 31, 2000      March 31, 2000
                                           -----------------      --------------

        Raw Materials                            499,702              490,926
        Work in process                          212,321               79,683
        Finished Goods                           305,796              129,470
        Less: allowance for obsolescence         (56,197)             (88,437)
                                                 -------              -------
                                                 961,622              611,642
                                                 =======              =======

6.      RESTRUCTURING CHARGES

        During the three months ended September 30, 1999 the Company undertook a review of its operating structure to identify opportunities to improve operating effectiveness. As a result of this review certain staffing changes occurred and program review continued into the next period. The Company also announced that its employment of two senior executives ended in September 1999. In December 1999 the Company entered into an Agreement for Termination of Employment with each of the two senior executives. In accordance with the staffing changes and the terms of the Termination of Employment Agreements, the Company has included restructuring charges of $18,926 at December 31, 2000 [March 31, 2000 - $288,042] in accounts payable.

7.      SHARE CAPITAL

        Authorized and Issued Share Capital as at December 31, 2000:

        Authorized:   100,000,000 common shares without par value
                      100,000,000 Class A preferred shares without par value

        Issued: 27,289,218 common shares for a total of $42,287,237 No Class A preferred shares have been issued to date

        Authorized and Issued Share Capital as at March 31, 2000:

        Authorized:   100,000,000 common shares without par value
                      100,000,000 Class A preferred shares without par value

        Issued: 22,832,324 common shares for a total of $30,491,793 No Class A preferred shares have been issued to date

        The 2000 Stock Option Plan, effective July 31, 2000 (the "2000 Plan"), was approved by the shareholders on August 7, 2000, pursuant to which 7,400,000 common shares are reserved for issuance. The 2000 Plan supercedes all previous stock option plans. As of December 31, 2000, 1,479,675 common shares were available for grant under the 2000 Plan.

        Stock Options Outstanding as at December 31, 2000:

        During the nine months ended December 31, 2000, the Company granted 1,211,500 stock options with a weighted average exercise price of $1.57.

        At December 31, 2000 5,177,825 stock options remain outstanding under the 2000 Plan at exercise prices ranging from $ 0.94 to $ 5.50 with a weighted average remaining life of 6.54 years, of which 3,759,393 are vested as at December 31, 2000.

        Issuance of Common Stock:

        During the nine months ended December 31, 2000, the Company issued 111,894 common shares from the exercise of stock options, for gross proceeds of $249,332. The Company also issued 180,500 from the exercise of warrants, for gross proceeds of $597,455.

        Pursuant to an Agency Agreement dated June 16, 1999, the Company issued 4,187,500 Special Warrants at $3.00 each for total consideration of $12,562,500 before deducting the agent's commission of $1,005,000 and other issue costs. Each Special Warrant entitled the holder to receive, at no additional cost, one common share of the Company any time up until the earliest of: (i) the day which was the fifth business day after the date of issuance of a receipt for a final prospectus relating to the distribution of the common shares on the exercise of the Special Warrants by the last of the British Columbia and Ontario Securities Commissions; and (ii) June 16, 2000, (the "Expiry date"). Any Special Warrants not exercised prior to the Expiry date would be deemed to have been exercised. In March 2000, the Company issued 23,000 common shares pursuant to the exercise and conversion of 23,000 Special Warrants. On June 16, 2000 the remaining 4,164,500 Special Warrants were converted into common shares.

        Shares to be issued:

        In September 2000, the Company entered into an exclusive license agreement with the University of South Florida Research Foundation, Inc. ("USF"), whereby USF granted the Company an exclusive, worldwide license to USF's rights in patents and patent applications generally related to needle electrodes ("License Agreement"). These electrodes were jointly developed by the Company and USF. Pursuant to the License Agreement , the Company granted USF and its designees warrants to acquire 600,000 common shares for $ 2.25 per share until September 14, 2010. Of the total warrants granted, 300,000 vest at the date of grant and the remainder will vest upon the achievement of certain milestones. The vested warrants which were valued at $ 553,950 using the Black-Sholes pricing model were recorded as other assets and a credit to additional paid in capital.

        In addition, pursuant to the above License Agreement the Company agreed to issue a total of 150,000 common shares with a fair market value of $ 346,500 to USF and its designees for no additional consideration. In December 2000, the Company received regulatory approval to issue the shares. The shares were issued on February 28, 2001. The terms of the exclusive License Agreement include a royalty to be paid to USF based on net sales of products under the license.

8.      LOSS PER COMMON SHARE

        Basic loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted to common stock. Since the effect of the assumed exercise of common stock options, issue of shares allotted but not issued, and other convertible securities was anti-dilutive, basic and diluted loss per share are the same.

9.       SEGMENT INFORMATION

         The Company's reportable business segments include the Company's U.S. subsidiary's BTX Instrument Division and the Drug and Gene Delivery Division. The Company evaluates performance based on many factors including net results from operations before certain unallocated costs. The Company does not allocate interest income and expenses and general and administrative costs to its reportable segments. In addition, total assets are not allocated to each segment.


                                             BTX            DRUG AND GENE
                                          INSTRUMENT           DELIVERY           RECONCILING
                                           DIVISION            DIVISION              ITEMS               TOTAL
                                               $                   $                   $                   $
NINE MONTHS ENDED DECEMBER 31, 2000
Reportable segment net sales                 3,386,977                  --                  --           3,386,977
Other reportable segment revenue                    --             494,835                  --             494,835
Interest income                                     --                  --             340,048             340,048
------------------------------------------------------------------------------------------------------------------
Total revenue                                3,386,977             494,835             340,048           4,221,860
------------------------------------------------------------------------------------------------------------------
Reportable segment cost of sales            (1,508,606)                 --                  --          (1,508,606)
Other reportable segment expenses           (1,304,886)         (4,183,039)                 --          (5,487,925)
General and administrative                          --                  --          (3,180,980)         (3,180,980)
Interest expense                                    --                  --             (14,768)            (14,768)
------------------------------------------------------------------------------------------------------------------
Net income (loss)                              573,485          (3,688,204)         (2,855,700)         (5,970,419)
------------------------------------------------------------------------------------------------------------------

NINE MONTHS ENDED DECEMBER 31, 1999
Reportable segment net sales                 2,791,720              14,480                  --           2,806,200
Other reportable segment revenues                   --             778,062                  --             778,062
Interest income                                     --                  --             409,591             409,591
------------------------------------------------------------------------------------------------------------------
Total revenue                                2,791,720             792,542             409,591           3,993,853
------------------------------------------------------------------------------------------------------------------
Reportable segment cost of sales            (1,277,272             (12,189)                 --          (1,289,461)
Other reportable segment expenses           (1,303,853)         (5,236,536)                 --          (6,540,389)
General and administrative                          --                  --          (3,319,092)         (3,319,092)
Interest expense                                    --                  --             (19,260)            (19,260)
------------------------------------------------------------------------------------------------------------------
Net income (loss)                              210,595          (4,456,183)         (2,928,761)         (7,174,349)
==================================================================================================================



         Substantially all of the Company's assets and operations are located in the United States and the majority of all revenues are generated in the United States.

         Approximately 44% (1999: 29%) of the Company's net sales were made to one customer for the nine months ended December 31, 2000. The Company exported approximately 31% (1999: 32%) of its net sales for the nine months ended December 31, 2000.

         Net sales of the Company by destination were as follows:


                                              NINE MONTHS        NINE MONTHS
                                                 ENDED              ENDED
                                              DECEMBER 31,       DECEMBER 31,
                                                  2000               2000
                            ----------------------------------------------------
                            United States       2,323,200          1,910,649
                            Europe                531,498            392,889
                            East Asia             465,511            418,493
                            Other                  66,768             84,169
                                                ---------          ---------
                            Total               3,386,977          2,806,200
                                                ---------          ---------



10.      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

         These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian
GAAP) for interim financial statements, which, in the case of the Company, conform in all material respects with those in the United States (U.S. GAAP) and with the requirements of the Securities and Exchange Commission (SEC), except as described in the Company's consolidated financial statements for the year ended March 31, 2000.

         The impact of significant variations to U.S. GAAP on the consolidated statements of loss and deficit are as follows:


                                                                             NINE MONTHS ENDED
-----------------------------------------------------------------------------------------------------
                                                                       DECEMBER 31,      DECEMBER 31,
                                                                          2000               1999
                                                                            $                  $
 Net loss for the period, Canadian GAAP                                 (5,970,419)       (7,174,349)
 Adjustment for stock based compensation                                  (369,476)         (204,252)
 - non-employees
----------------------------------------------------------------------------------------------------
 Net loss for the period, U.S. GAAP                                     (6,339,895)       (7,378,601)
----------------------------------------------------------------------------------------------------
 Unrealized gains from short term
 investments                                                                 2,020             3,892
 Unrealized gains (losses) on foreign
 currency translation                                                         (140)              319
----------------------------------------------------------------------------------------------------
 Comprehensive loss for the period, U.S.
 GAAP                                                                   (6,338,015)       (7,374,390)
----------------------------------------------------------------------------------------------------
 Net loss per common share, U.S. GAAP -                                      (0.24)            (0.33)
 basic and diluted
----------------------------------------------------------------------------------------------------
 Weighted average number of
 common shares,  U.S. GAAP                                              26,072,635        22,583,825
----------------------------------------------------------------------------------------------------


The impact of significant variations to U.S. GAAP on the consolidated balance sheet items is as follows:


                                                 DECEMBER 31, 2000        MARCH 31, 2000
                                                         $                       $
-----------------------------------------------------------------------------------------
Short Term Investments                                   690,030                    --
Additional paid in capital                             3,496,326             2,572,900
Deficit                                              (38,475,470)          (32,135,575)
=========================================================================================


11.     NEW ACCOUNTING PRONOUNCEMENTS

         The U.S. Securities and Exchange Commission has issued Staff Accounting Bulletin No. 101 (SAB 101), as amended by SAB 101(A) and (B), which are effective for the Company's fourth quarter ending March 31, 2001.

         The Company believes that the adoption of SAB 101 for reporting in accordance with United States generally accepted accounting principles will have an impact on its future operating results as it relates to up-front non-refundable payments received in connection with collaborative research arrangements.

         The historical consolidated financial statements reflect payments of approximately $4,000,000 received through December 31, 2000. The Company expects it will be required to record these fees over the life of the arrangement, which was terminated in the year ended March 31, 2001. As a result of this change, revenues in the year ended March 31, 2001 will increase by approximately $3,647,000 and the cumulative effect of this change in accounting principle will be a charge of approximately $3,647,000 to net income in the quarter ended June 30, 2000.

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS133). SFAS133 will be effective for the Company's year ending March 31, 2002. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

        The Canadian Institute of Chartered Accountants has revised and replaced
Section 3500 of the CICA Handbook, "Earnings Per Share," which will be effective for the Company's first interim period ended June 30, 2001. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

12.     SUPPLEMENTAL CASH FLOW INFORMATION AND OTHER

        During the nine months ended December 31, 2000, the Company granted warrants and agreed to issue common shares pursuant to a license agreement [note 7] aggregating $900,450.

13.     SUBSEQUENT EVENTS

        On January 17, 2001 the Company completed a public offering of 6,267,500 common shares at a price of Canadian $ 1.35 per share for gross proceeds of Canadian $8,461,125 (US $5,688,954) less estimated expenses of Canadian $1,059,584 (US $709,921). The Company has also granted the Agent compensation warrants exercisable until January 16, 2002 to purchase 500,000 Common Shares, at Canadian $1.35 per Common Share. The Company has also issued to the Agent 50,000 Common Shares as compensation for corporate finance services.

                                  APPENDIX A -
               SECTION 207 OF THE COMPANY ACT OF BRITISH COLUMBIA

                         DIVISION 2--DISSENT PROCEEDINGS

SECTION 207   DISSENT PROCEDURE

(1)     If,

        (a) being entitled to give notice of dissent to a resolution as provided in section 37, 103, 126, 222, 244, 249 or 289, a member of a company (a "dissenting member") gives notice of dissent,

        (b)     the resolution referred to in paragraph (a) is passed, and

        (c) The company or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a),

        The company or the liquidator must first give to the dissenting member notice of the intention to act and advise the dissenting member of the rights of dissenting members under this section.

(2)     On receiving a notice of intention to act in accordance with subsection
        (1), a dissenting member is entitled to require the company to purchase all of the dissenting member's shares in respect of which the notice of dissent was given.

(3) The dissenting member must exercise the right given by subsection (2) by delivering to the registered office of the Company, within 14 days after the company, or the liquidator, gives the notice of intention to act,

        (a) a notice that the dissenting stockholder requires the company to purchase all of the dissenting member's shares referred to in subsection (2), and

        (b) the share certificates representing all of those shares, and, on delivery of that notice and those share certificates, the dissenting member is bound to sell those shares to the company and the company is bound to purchase them.

(4) A dissenting member who has complied with subsection (3), the company, or, if there has been an amalgamation, the amalgamated company, may apply to the court, and the court may

        (a) require the dissenting member to sell, and the company or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given,

        (b) set the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors,

        (c) join in the application any other dissenting member who has complied with subsection (3), and

        (d) make consequential orders and give directions it considers appropriate.

(5) The price that must be paid to a dissenting stockholder for the shares referred to in subsection (2) is their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) must be paid the same price.

(6) The amalgamation or winding up of the company, or any change in its capital, assets or liabilities resulting from the company acting on the authority of the resolution referred to in subsection (1), does not affect the right of the dissenting member and the company under this section or the price to be paid for the shares.

(7)     Every dissenting member who has complied with subsection (3)

        (a) may not vote, or exercise or assert any rights of a member, in respect of the shares for which notice of dissent has been given, other than under this section,

        (b) may not withdraw the requirement to purchase the shares, unless the company consents, and

        (c) until the dissenting member is paid in full, may exercise and assert all the rights of a creditor of the company.

(8) If the court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court, without prejudice to any acts or proceedings that the company, its members, or any class of members may have taken during the intervening period, may make the order it considers appropriate to remove the limitations imposed on the person by subsection (7).

(9) The relief provided by this section is not available if, subsequent to giving notice of dissent, the dissenting member acts inconsistently with the dissent, but a request to withdraw the requirement to purchase the dissenting member's shares is not an act inconsistent with the dissent.

(10) A notice of dissent ceases to be effective if the dissenting member consents to or votes in favor of the resolution of the company to which the dissent relates, unless the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

                                   APPENDIX B

                          CERTIFICATE OF INCORPORATION

                                       OF

                       GENETRONICS BIOMEDICAL CORPORATION


FIRST: The name of the corporation is Genetronics Biomedical Corporation (hereinafter sometimes referred to as the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of the initial registered agent therein and in charge thereof, upon whom process against the corporation may be served is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:        STOCK
               The Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000, $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 100,000,000, $0.001 par value per share. The shares of Preferred Stock shall initially be undesignated as to series.

               The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.


FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

SIXTH:

                A.      The number of directors shall initially be set at eight
                        (8) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be elected at each annual meeting of the shareholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

TENTH:         The name and mailing address of the incorporator is:

                      Martin Nash
                      11199 Sorrento Valley Road
                      San Diego, CA 92121-1334

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___th day of March, 2001.


                                         ---------------------------------------
                                         Martin Nash, Incorporator

                                   APPENDIX C


                                     BYLAWS

                                       OF

                       GENETRONICS BIOMEDICAL CORPORATION



1.      STOCKHOLDERS ...................................................       C-1
    1.1  Place of Meetings .............................................       C-1
    1.2  Annual Meeting ................................................       C-1
    1.3  Special Meetings ..............................................       C-1
    1.4  Notice of Meetings ............................................       C-1
    1.5  Voting List ...................................................       C-1
    1.6  Quorum ........................................................       C-1
    1.7  Adjournments ..................................................       C-2
    1.8  Voting and Proxies ............................................       C-2
    1.9  Action at Meeting .............................................       C-2
    1.10 Notice of Stockholder Business ................................       C-3
    1.11 Conduct of Business ...........................................       C-3
    1.12 No Stockholder Action Without Meeting .........................       C-4

2.      BOARD OF DIRECTORS .............................................       C-4
    2.1  General Powers ................................................       C-4
    2.2  Number and Term of Office .....................................       C-4
    2.3  Vacancies and Newly Created Directorships .....................       C-4
    2.4  Resignation ...................................................       C-4
    2.5  Regular Meetings ..............................................       C-4
    2.6  Special Meetings ..............................................       C-4
    2.7  Notice of Special Meetings ....................................       C-4
    2.8  Participation in Meetings by Telephone Conference Calls .......       C-5
    2.9  Quorum ........................................................       C-5
    2.10 Action at Meeting .............................................       C-5
    2.11 Action by Consent .............................................       C-5
    2.12 Removal .......................................................       C-5
    2.13 Committees ....................................................       C-5
    2.14 Compensation of Directors .....................................       C-5
    2.15 Nomination of Director Candidates .............................       C-6

3.      OFFICERS .......................................................       C-7
    3.1  Enumeration ...................................................       C-7
    3.2  Election ......................................................       C-7
    3.3  Qualification .................................................       C-7
    3.4  Tenure ........................................................       C-7
    3.5  Resignation and Removal .......................................       C-7
    3.6  Chairman of the Board .........................................       C-7
    3.7  President .....................................................       C-7
    3.8  Vice Presidents ...............................................       C-7
    3.9  Secretary and Assistant Secretaries ...........................       C-7
    3.10 Chief Financial Officer .......................................       C-8
    3.11 Salaries ......................................................       C-8
    3.12 Delegation of Authority .......................................       C-8

4.      CAPITAL STOCK ..................................................       C-8
    4.1  Issuance of Stock .............................................       C-8
    4.2  Certificates of Stock .........................................       C-8
    4.3  Transfers .....................................................       C-9
    4.4  Lost, Stolen or Destroyed Certificates ........................       C-9
    4.5  Record Date ...................................................       C-9

5.      GENERAL PROVISIONS
    5.1  Fiscal Year ...................................................      C-10
    5.2  Corporate Seal ................................................      C-10
    5.3  Waiver of Notice ..............................................      C-10
    5.4  Actions with Respect to Securities of Other Corporations ......      C-10

    5.5  Evidence of Authority .........................................      C-10
    5.6  Certificate of Incorporation ..................................      C-10
    5.7  Severability ..................................................      C-10
    5.8  Pronouns ......................................................      C-10
    5.9  Notices .......................................................      C-10
    5.10 Reliance Upon Books, Reports and Records ......................      C-10
    5.11 Time Periods ..................................................      C-11
    5.12 Facsimile Signatures ..........................................      C-11

6.      AMENDMENTS .....................................................      C-11
    6.1  By the Board of Directors .....................................      C-11
    6.2  By the Stockholders ...........................................      C-11

7.      INDEMNIFICATION OF DIRECTORS AND OFFICERS ......................      C-11
    7.1  Right to Indemnification ......................................      C-11
    7.2  Right of Claimant to Bring Suit ...............................      C-12
    7.3  Indemnification of Employees and Agents .......................      C-12
    7.4  Non-Exclusivity of Rights .....................................      C-12
    7.5  Indemnification Contracts .....................................      C-12
    7.6  Insurance .....................................................      C-12
    7.7  Effect of Amendment ...........................................      C-12

                                  STOCKHOLDERS.

PLACE OF MEETINGS. ALL MEETINGS OF STOCKHOLDERS SHALL BE HELD AT SUCH PLACE WITHIN OR WITHOUT THE STATE OF DELAWARE AS MAY BE DESIGNATED FROM TIME TO TIME BY THE BOARD OF DIRECTORS OR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OR, IF NOT SO DESIGNATED, AT THE REGISTERED OFFICE OF THE CORPORATION.

ANNUAL MEETING. THE ANNUAL MEETING OF STOCKHOLDERS FOR THE ELECTION OF DIRECTORS AND FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING SHALL BE HELD ON A DATE TO BE FIXED BY THE BOARD OF DIRECTORS OR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AT THE TIME AND PLACE TO BE FIXED BY THE BOARD OF DIRECTORS OR THE PRESIDENT AND STATED IN THE NOTICE OF THE MEETING. IF NO ANNUAL MEETING IS HELD IN ACCORDANCE WITH THE FOREGOING PROVISIONS, THE BOARD OF DIRECTORS SHALL CAUSE THE MEETING TO BE HELD AS SOON THEREAFTER AS CONVENIENT.

SPECIAL MEETINGS. SUBJECT TO ANY PROVISION TO THE CONTRARY IN THE CERTIFICATE OF INCORPORATION, SPECIAL MEETINGS OF STOCKHOLDERS MAY BE CALLED AT ANY TIME BY THE BOARD OF DIRECTORS. ANY SUCH REQUEST SHALL STATE THE PURPOSES OF THE PROPOSED MEETING. BUSINESS TRANSACTED AT ANY SPECIAL MEETING OF STOCKHOLDERS SHALL BE CONFINED TO THE PURPOSE OR PURPOSES STATED IN THE NOTICE OF MEETING. AS SOON AS REASONABLY PRACTICABLE AFTER RECEIPT OF SUCH A REQUEST, WRITTEN NOTICE OF SUCH MEETING COMPLYING WITH SECTION 1.4 BELOW SHALL BE GIVEN.

NOTICE OF MEETINGS. WRITTEN NOTICE OF EACH ANNUAL MEETING OF STOCKHOLDERS SHALL BE GIVEN NOT LESS THAN TEN (10) NOR MORE THAN SIXTY (60) DAYS BEFORE THE DATE ON WHICH THE MEETING IS TO BE HELD. WRITTEN NOTICE OF EACH SPECIAL MEETING OF STOCKHOLDERS SHALL BE GIVEN NOT LESS THAN SIXTY (60) DAYS BEFORE THE DATE ON WHICH THE MEETING IS TO BE HELD. THE NOTICE REQUIRED BY THIS SECTION 0 SHALL BE GIVEN TO EACH STOCKHOLDER ENTITLED TO VOTE AT SUCH ANNUAL OR SPECIAL MEETING, EXCEPT AS OTHERWISE PROVIDED HEREIN OR AS REQUIRED BY LAW (MEANING HERE AND HEREAFTER, AS REQUIRED FROM TIME TO TIME BY THE DELAWARE GENERAL CORPORATION LAW OR THE CERTIFICATE OF INCORPORATION). THE NOTICES OF ALL MEETINGS SHALL STATE THE PLACE, DATE AND HOUR OF THE MEETING. THE NOTICE OF A SPECIAL MEETING SHALL STATE, IN ADDITION, THE PURPOSE OR PURPOSES FOR WHICH THE MEETING IS CALLED. IF MAILED, NOTICE IS GIVEN WHEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE PREPAID, DIRECTED TO THE STOCKHOLDER AT HIS ADDRESS AS IT APPEARS ON THE RECORDS OF THE CORPORATION.

VOTING LIST. THE OFFICER WHO HAS CHARGE OF THE STOCK LEDGER OF THE CORPORATION SHALL PREPARE, AT LEAST TEN (10) DAYS BEFORE EACH MEETING OF STOCKHOLDERS, A COMPLETE LIST OF THE STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING, ARRANGED IN ALPHABETICAL ORDER, AND SHOWING THE ADDRESS OF EACH STOCKHOLDER AND THE NUMBER OF SHARES REGISTERED IN THE NAME OF EACH STOCKHOLDER. SUCH LIST SHALL BE OPEN TO THE EXAMINATION OF ANY STOCKHOLDER, FOR ANY PURPOSE GERMANE TO THE MEETING, DURING ORDINARY BUSINESS HOURS, FOR A PERIOD OF AT LEAST TEN (10) DAYS PRIOR TO THE MEETING, AT A PLACE WITHIN THE CITY WHERE THE MEETING IS TO BE HELD, WHICH PLACE SHALL BE SPECIFIED IN THE NOTICE OF THE MEETING, OR IF NOT SO SPECIFIED, AT THE PLACE WHERE THE MEETING IS TO BE HELD. THE LIST SHALL ALSO BE PRODUCED AND KEPT AT THE TIME AND PLACE OF THE MEETING DURING THE WHOLE TIME OF THE MEETING, AND MAY BE INSPECTED BY ANY STOCKHOLDER WHO IS PRESENT. THIS LIST SHALL PRESUMPTIVELY DETERMINE THE IDENTITY OF THE STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING AND THE NUMBER OF SHARES HELD BY EACH OF THEM.

QUORUM. EXCEPT AS OTHERWISE PROVIDED BY LAW OR THESE BYLAWS, THE HOLDERS OF A MAJORITY OF THE SHARES OF THE CAPITAL STOCK OF THE CORPORATION ENTITLED TO VOTE AT THE MEETING, PRESENT IN PERSON OR REPRESENTED BY PROXY, SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS. IF A QUORUM SHALL FAIL TO ATTEND ANY MEETING, THE CHAIRMAN OF THE MEETING OR THE HOLDERS OF A MAJORITY OF THE SHARES OF STOCK ENTITLED TO VOTE WHO ARE PRESENT, IN PERSON OR BY PROXY, MAY ADJOURN THE MEETING TO ANOTHER PLACE, DATE OR TIME.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

ADJOURNMENTS. ANY MEETING OF STOCKHOLDERS MAY BE ADJOURNED TO ANY OTHER TIME AND TO ANY OTHER PLACE AT WHICH A MEETING OF STOCKHOLDERS MAY BE HELD UNDER THESE BYLAWS BY THE HOLDERS OF A MAJORITY OF THE SHARES OF STOCK PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO VOTE, ALTHOUGH LESS THAN A QUORUM, OR, IF NO STOCKHOLDER IS PRESENT, BY ANY OFFICER ENTITLED TO PRESIDE AT OR TO ACT AS SECRETARY OF SUCH MEETING. WHEN A MEETING IS ADJOURNED TO ANOTHER PLACE, DATE OR TIME, WRITTEN NOTICE NEED NOT BE GIVEN OF THE ADJOURNED MEETING IF THE PLACE, DATE AND TIME THEREOF ARE ANNOUNCED AT THE MEETING AT WHICH THE ADJOURNMENT IS TAKEN; PROVIDED, HOWEVER, THAT IF THE DATE OF ANY ADJOURNED MEETING IS MORE THAN THIRTY (30) DAYS AFTER THE DATE FOR WHICH THE MEETING WAS ORIGINALLY NOTICED, OR IF A NEW RECORD DATE IS FIXED FOR THE ADJOURNED MEETING, WRITTEN NOTICE OF THE PLACE, DATE, AND TIME OF THE ADJOURNED MEETING SHALL BE GIVEN IN CONFORMITY HEREWITH. AT THE ADJOURNED MEETING, THE CORPORATION MAY TRANSACT ANY BUSINESS WHICH MIGHT HAVE BEEN TRANSACTED AT THE ORIGINAL MEETING.

VOTING AND PROXIES. EACH STOCKHOLDER SHALL HAVE ONE VOTE FOR EACH SHARE OF STOCK ENTITLED TO VOTE HELD OF RECORD BY SUCH STOCKHOLDER AND A PROPORTIONATE VOTE FOR EACH FRACTIONAL SHARE SO HELD, UNLESS OTHERWISE PROVIDED BY LAW. EACH STOCKHOLDER OF RECORD ENTITLED TO VOTE AT A MEETING OF STOCKHOLDERS, MAY VOTE IN PERSON OR MAY AUTHORIZE ANY OTHER PERSON OR PERSONS TO VOTE OR ACT FOR HIM BY WRITTEN PROXY EXECUTED BY THE STOCKHOLDER OR HIS AUTHORIZED AGENT OR BY A TRANSMISSION PERMITTED BY LAW AND DELIVERED TO THE SECRETARY OF THE CORPORATION. NO STOCKHOLDER MAY AUTHORIZE MORE THAN ONE PROXY FOR HIS SHARES. ANY COPY, FACSIMILE TELECOMMUNICATION OR OTHER RELIABLE REPRODUCTION OF THE WRITING OR TRANSMISSION CREATED PURSUANT TO THIS SECTION MAY BE SUBSTITUTED OR USED IN LIEU OF THE ORIGINAL WRITING OR TRANSMISSION FOR ANY AND ALL PURPOSES FOR WHICH THE ORIGINAL WRITING OR TRANSMISSION COULD BE USED, PROVIDED THAT SUCH COPY, FACSIMILE TRANSMISSION OR OTHER REPRODUCTION SHALL BE A COMPLETE REPRODUCTION OF THE ENTIRE ORIGINAL WRITING OR TRANSMISSION.

ACTION AT MEETING. WHEN A QUORUM IS PRESENT AT ANY MEETING, ANY ELECTION SHALL BE DETERMINED BY A PLURALITY OF THE VOTES CAST BY THE STOCKHOLDERS ENTITLED TO VOTE AT THE ELECTION, AND ALL OTHER MATTERS SHALL BE DETERMINED BY A MAJORITY OF THE VOTES CAST AFFIRMATIVELY OR NEGATIVELY ON THE MATTER (OR IF THERE ARE TWO OR MORE CLASSES OF STOCK ENTITLED TO VOTE AS SEPARATE CLASSES, THEN IN THE CASE OF EACH SUCH CLASS, A MAJORITY OF EACH SUCH CLASS PRESENT OR REPRESENTED AND VOTING AFFIRMATIVELY OR NEGATIVELY ON THE MATTER) SHALL DECIDE SUCH MATTER, EXCEPT WHEN A DIFFERENT VOTE IS REQUIRED BY EXPRESS PROVISION OF LAW, THE CERTIFICATE OF INCORPORATION OR THESE BYLAWS.

All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

NOTICE OF STOCKHOLDER BUSINESS. AT AN ANNUAL MEETING OF THE STOCKHOLDERS, ONLY SUCH BUSINESS SHALL BE CONDUCTED AS SHALL HAVE BEEN PROPERLY BROUGHT BEFORE THE MEETING. TO BE PROPERLY BROUGHT BEFORE AN ANNUAL MEETING, BUSINESS MUST BE (i) SPECIFIED IN THE NOTICE OF MEETING (OR ANY SUPPLEMENT THERETO) GIVEN BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS, (ii) PROPERLY BROUGHT BEFORE THE MEETING BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS, OR (iii) PROPERLY BROUGHT BEFORE AN ANNUAL MEETING BY A STOCKHOLDER. FOR BUSINESS TO BE PROPERLY BROUGHT BEFORE AN ANNUAL MEETING BY A STOCKHOLDER, THE STOCKHOLDER MUST HAVE GIVEN TIMELY NOTICE THEREOF IN WRITING TO THE SECRETARY OF THE CORPORATION. TO BE TIMELY, A STOCKHOLDER PROPOSAL TO BE PRESENTED AT AN ANNUAL MEETING SHALL BE RECEIVED AT THE CORPORATION'S PRINCIPAL EXECUTIVE OFFICES NOT LESS THAN 120 CALENDAR DAYS IN ADVANCE OF THE DATE THAT THE CORPORATION'S (OR THE CORPORATION'S PREDECESSOR'S) PROXY STATEMENT WAS RELEASED TO STOCKHOLDERS IN CONNECTION WITH THE PREVIOUS YEAR'S ANNUAL MEETING OF STOCKHOLDERS, EXCEPT THAT IF NO ANNUAL MEETING WAS HELD IN THE PREVIOUS YEAR OR THE DATE OF THE ANNUAL MEETING HAS BEEN ADVANCED BY MORE THAN 30 CALENDAR DAYS FROM THE DATE CONTEMPLATED AT THE TIME OF THE PREVIOUS YEAR'S PROXY STATEMENT, NOTICE BY THE STOCKHOLDERS TO BE TIMELY MUST BE RECEIVED NOT LATER THAN THE CLOSE OF BUSINESS ON THE TENTH DAY FOLLOWING THE DAY ON WHICH THE DATE OF THE ANNUAL MEETING IS PUBLICLY ANNOUNCED.

A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

CONDUCT OF BUSINESS. AT EVERY MEETING OF THE STOCKHOLDERS, THE CHAIRMAN OF THE BOARD, IF THERE IS SUCH AN OFFICER, OR IF NOT, THE PERSON APPOINTED BY THE BOARD OF DIRECTORS, SHALL ACT AS CHAIRMAN. THE SECRETARY OF THE CORPORATION OR A PERSON DESIGNATED BY THE CHAIRMAN OF THE MEETING SHALL ACT AS SECRETARY OF THE MEETING. UNLESS OTHERWISE APPROVED BY THE CHAIRMAN OF THE MEETING, ATTENDANCE AT THE STOCKHOLDERS' MEETING IS RESTRICTED TO STOCKHOLDERS OF RECORD, PERSONS AUTHORIZED IN ACCORDANCE WITH SECTION 1.8 OF THESE BYLAWS TO ACT BY PROXY, AND OFFICERS OF THE CORPORATION.

The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section
1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

NO STOCKHOLDER ACTION WITHOUT MEETING. ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN BY THE STOCKHOLDERS OF THE CORPORATION MUST BE EFFECTED AT A DULY CALLED ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS OF THE CORPORATION AND MAY NOT BE EFFECTED BY ANY CONSENT IN WRITING BY SUCH STOCKHOLDERS.


                               BOARD OF DIRECTORS.

GENERAL POWERS. THE BUSINESS AND AFFAIRS OF THE CORPORATION SHALL BE MANAGED BY OR UNDER THE DIRECTION OF A BOARD OF DIRECTORS, WHO MAY EXERCISE ALL OF THE POWERS OF THE CORPORATION EXCEPT AS OTHERWISE PROVIDED BY LAW OR THE CERTIFICATE OF INCORPORATION. IN THE EVENT OF A VACANCY IN THE BOARD OF DIRECTORS, THE REMAINING DIRECTORS, EXCEPT AS OTHERWISE PROVIDED BY LAW, MAY EXERCISE THE POWERS OF THE FULL BOARD UNTIL THE VACANCY IS FILLED.

NUMBER AND TERM OF OFFICE. THE NUMBER OF DIRECTORS SHALL INITIALLY BE EIGHT (8) AND, THEREAFTER, SHALL BE FIXED FROM TIME TO TIME EXCLUSIVELY BY THE BOARD OF DIRECTORS PURSUANT TO A RESOLUTION ADOPTED BY A MAJORITY OF THE TOTAL NUMBER OF AUTHORIZED DIRECTORS (WHETHER OR NOT THERE EXIST ANY VACANCIES IN PREVIOUSLY AUTHORIZED DIRECTORSHIPS AT THE TIME ANY SUCH RESOLUTION IS PRESENTED TO THE BOARD FOR ADOPTION). ALL DIRECTORS SHALL HOLD OFFICE UNTIL THE EXPIRATION OF THE TERM FOR WHICH ELECTED AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED, EXCEPT IN THE CASE OF THE DEATH, RESIGNATION OR REMOVAL OF ANY DIRECTOR.

VACANCIES AND NEWLY CREATED DIRECTORSHIPS. SUBJECT TO THE RIGHTS OF THE HOLDERS OF ANY SERIES OF PREFERRED STOCK THEN OUTSTANDING, NEWLY CREATED DIRECTORSHIPS RESULTING FROM ANY INCREASE IN THE AUTHORIZED NUMBER OF DIRECTORS OR ANY VACANCIES IN THE BOARD OF DIRECTORS RESULTING FROM DEATH, RESIGNATION, RETIREMENT, DISQUALIFICATION OR OTHER CAUSE (INCLUDING REMOVAL FROM OFFICE BY A VOTE OF THE STOCKHOLDERS) MAY BE FILLED ONLY BY A MAJORITY VOTE OF THE DIRECTORS THEN IN OFFICE, THOUGH LESS THAN A QUORUM, AND DIRECTORS SO CHOSEN SHALL HOLD OFFICE FOR A TERM EXPIRING AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS AT WHICH THE TERM OF OFFICE OF THE CLASS TO WHICH THEY HAVE BEEN ELECTED EXPIRES. NO DECREASE IN THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD OF DIRECTORS SHALL SHORTEN THE TERM OF ANY INCUMBENT DIRECTOR.

RESIGNATION. ANY DIRECTOR MAY RESIGN BY DELIVERING HIS WRITTEN RESIGNATION TO THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE PRESIDENT OR SECRETARY. SUCH RESIGNATION SHALL BE EFFECTIVE UPON RECEIPT UNLESS IT IS SPECIFIED TO BE EFFECTIVE AT SOME OTHER TIME OR UPON THE HAPPENING OF SOME OTHER EVENT.

REGULAR MEETINGS. REGULAR MEETINGS OF THE BOARD OF DIRECTORS MAY BE HELD WITHOUT NOTICE AT SUCH TIME AND PLACE, EITHER WITHIN OR WITHOUT THE STATE OF DELAWARE, AS SHALL BE DETERMINED FROM TIME TO TIME BY THE BOARD OF DIRECTORS; PROVIDED THAT ANY DIRECTOR WHO IS ABSENT WHEN SUCH A DETERMINATION IS MADE SHALL BE GIVEN NOTICE OF THE DETERMINATION. A REGULAR MEETING OF THE BOARD OF DIRECTORS MAY BE HELD WITHOUT NOTICE IMMEDIATELY AFTER AND AT THE SAME PLACE AS THE ANNUAL MEETING OF STOCKHOLDERS.

SPECIAL MEETINGS. SPECIAL MEETINGS OF THE BOARD OF DIRECTORS MAY BE HELD AT ANY TIME AND PLACE, WITHIN OR WITHOUT THE STATE OF DELAWARE, DESIGNATED IN A CALL BY THE CHAIRMAN OF THE BOARD, THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, TWO OR MORE DIRECTORS, OR BY ONE DIRECTOR IN THE EVENT THAT THERE IS ONLY A SINGLE DIRECTOR IN OFFICE.

NOTICE OF SPECIAL MEETINGS. NOTICE OF ANY SPECIAL MEETING OF DIRECTORS SHALL BE GIVEN TO EACH DIRECTOR BY THE SECRETARY OR BY THE OFFICER OR ONE OF THE DIRECTORS CALLING THE MEETING. NOTICE SHALL BE DULY GIVEN TO EACH DIRECTOR (i) BY GIVING NOTICE TO SUCH DIRECTOR IN PERSON OR BY TELEPHONE OR ELECTRONIC VOICE MESSAGE SYSTEM AT LEAST 24 HOURS IN ADVANCE OF THE MEETING, (ii) BY SENDING A TELEGRAM, TELECOPY OR TELEX, OR DELIVERING WRITTEN NOTICE BY HAND, TO HIS LAST KNOWN BUSINESS OR HOME ADDRESS AT LEAST 24 HOURS IN ADVANCE OF THE MEETING, OR
(iii) BY MAILING WRITTEN NOTICE TO HIS LAST KNOWN BUSINESS OR HOME ADDRESS AT LEAST THREE (3) DAY IN ADVANCE OF THE MEETING. A NOTICE OR WAIVER OF NOTICE OF A MEETING OF THE BOARD OF DIRECTORS NEED NOT SPECIFY THE PURPOSES OF THE MEETING. UNLESS OTHERWISE INDICATED IN THE NOTICE THEREOF, ANY AND ALL BUSINESS MAY BE TRANSACTED AT A SPECIAL MEETING.

PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE CALLS. DIRECTORS OR ANY MEMBERS OF ANY COMMITTEE DESIGNATED BY THE DIRECTORS MAY PARTICIPATE IN A MEETING OF THE BOARD OF DIRECTORS OR SUCH COMMITTEE BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT BY MEANS OF WHICH ALL PERSONS PARTICIPATING IN THE MEETING CAN HEAR EACH OTHER, AND PARTICIPATION BY SUCH MEANS SHALL CONSTITUTE PRESENCE IN PERSON AT SUCH MEETING.

QUORUM. A MAJORITY OF THE TOTAL NUMBER OF AUTHORIZED DIRECTORS SHALL CONSTITUTE A QUORUM AT ANY MEETING OF THE BOARD OF DIRECTORS. IN THE EVENT ONE OR MORE OF THE DIRECTORS SHALL BE DISQUALIFIED TO VOTE AT ANY MEETING, THEN THE REQUIRED QUORUM SHALL BE REDUCED BY ONE FOR EACH SUCH DIRECTOR SO DISQUALIFIED; PROVIDED, HOWEVER, THAT IN NO CASE SHALL LESS THAN ONE-THIRD (1/3) OF THE NUMBER SO FIXED CONSTITUTE A QUORUM. IN THE ABSENCE OF A QUORUM AT ANY SUCH MEETING, A MAJORITY OF THE DIRECTORS PRESENT MAY ADJOURN THE MEETING FROM TIME TO TIME WITHOUT FURTHER NOTICE OTHER THAN ANNOUNCEMENT AT THE MEETING, UNTIL A QUORUM SHALL BE PRESENT. INTERESTED DIRECTORS MAY BE COUNTED IN DETERMINING THE PRESENCE OF A QUORUM AT A MEETING OF THE BOARD OF DIRECTORS OR AT A MEETING OF A COMMITTEE WHICH AUTHORIZES A PARTICULAR CONTRACT OR TRANSACTION.

ACTION AT MEETING. AT ANY MEETING OF THE BOARD OF DIRECTORS AT WHICH A QUORUM IS PRESENT, THE VOTE OF A MAJORITY OF THOSE PRESENT SHALL BE SUFFICIENT TO TAKE ANY ACTION, UNLESS A DIFFERENT VOTE IS SPECIFIED BY LAW, THE CERTIFICATE OF INCORPORATION OR THESE BYLAWS.

ACTION BY CONSENT. ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN AT ANY MEETING OF THE BOARD OF DIRECTORS OR OF ANY COMMITTEE OF THE BOARD OF DIRECTORS MAY BE TAKEN WITHOUT A MEETING, IF ALL MEMBERS OF THE BOARD OR COMMITTEE, AS THE CASE MAY BE, CONSENT TO THE ACTION IN WRITING. ANY SUCH WRITTEN CONSENTS SHALL BE FILED WITH THE MINUTES OF PROCEEDINGS OF THE BOARD OR COMMITTEE.

REMOVAL. SUBJECT TO THE RIGHTS OF THE HOLDERS OF ANY SERIES OF PREFERRED STOCK THEN OUTSTANDING, ANY DIRECTORS, OR THE ENTIRE BOARD OF DIRECTORS, MAY BE REMOVED FROM OFFICE AT ANY TIME, BUT ONLY FOR CAUSE AND ONLY BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE VOTING POWER OF ALL OF THE OUTSTANDING SHARES OF CAPITAL STOCK ENTITLED TO VOTE GENERALLY IN THE ELECTION OF DIRECTORS, VOTING TOGETHER AS A SINGLE CLASS.

COMMITTEES. THE BOARD OF DIRECTORS MAY DESIGNATE ONE OR MORE COMMITTEES, EACH COMMITTEE TO CONSIST OF ONE OR MORE OF THE DIRECTORS OF THE CORPORATION, WITH SUCH LAWFULLY DELEGATED POWERS AND DUTIES AS IT THEREFOR CONFERS, TO SERVE AT THE PLEASURE OF THE BOARD. THE BOARD MAY DESIGNATE ONE OR MORE DIRECTORS AS ALTERNATE MEMBERS OF ANY COMMITTEE, WHO MAY REPLACE ANY ABSENT OR DISQUALIFIED MEMBER AT ANY MEETING OF THE COMMITTEE. IN THE ABSENCE OR DISQUALIFICATION OF A MEMBER OF A COMMITTEE, THE MEMBER OR MEMBERS OF THE COMMITTEE PRESENT AT ANY MEETING AND NOT DISQUALIFIED FROM VOTING, WHETHER OR NOT HE OR THEY CONSTITUTE A QUORUM, MAY UNANIMOUSLY APPOINT ANOTHER MEMBER OF THE BOARD OF DIRECTORS TO ACT AT THE MEETING IN THE PLACE OF ANY SUCH ABSENT OR DISQUALIFIED MEMBER. ANY SUCH COMMITTEE, TO THE EXTENT PROVIDED IN THE RESOLUTION OF THE BOARD OF DIRECTORS AND SUBJECT TO THE PROVISIONS OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, SHALL HAVE AND MAY EXERCISE ALL THE POWERS AND AUTHORITY OF THE BOARD OF DIRECTORS IN THE MANAGEMENT OF THE BUSINESS AND AFFAIRS OF THE CORPORATION AND MAY AUTHORIZE THE SEAL OF THE CORPORATION TO BE AFFIXED TO ALL PAPERS WHICH MAY REQUIRE IT. EACH SUCH COMMITTEE SHALL KEEP MINUTES AND MAKE SUCH REPORTS AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME REQUEST. EXCEPT AS THE BOARD OF DIRECTORS MAY OTHERWISE DETERMINE, ANY COMMITTEE MAY MAKE RULES FOR THE CONDUCT OF ITS BUSINESS, BUT UNLESS OTHERWISE PROVIDED BY SUCH RULES, ITS BUSINESS SHALL BE CONDUCTED AS NEARLY AS POSSIBLE IN THE SAME MANNER AS IS PROVIDED IN THESE BYLAWS FOR THE BOARD OF DIRECTORS.

COMPENSATION OF DIRECTORS. DIRECTORS MAY BE PAID SUCH COMPENSATION FOR THEIR SERVICES AND SUCH REIMBURSEMENT FOR EXPENSES OF ATTENDANCE AT MEETINGS AS THE BOARD OF DIRECTORS MAY FROM TIME TO THE DETERMINE. NO SUCH PAYMENT SHALL PRECLUDE ANY DIRECTOR FROM SERVING THE CORPORATION OR ANY OF ITS PARENT OR SUBSIDIARY CORPORATIONS IN ANY OTHER CAPACITY AND RECEIVING COMPENSATION FOR SUCH SERVICE.

NOMINATION OF DIRECTOR CANDIDATES. SUBJECT TO THE RIGHTS OF HOLDERS OF ANY CLASS OR SERIES OF PREFERRED STOCK THEN OUTSTANDING, NOMINATIONS FOR THE ELECTION OF DIRECTORS MAY BE MADE BY THE BOARD OF DIRECTORS OR A PROXY COMMITTEE APPOINTED BY THE BOARD OF DIRECTORS OR BY ANY STOCKHOLDER ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS GENERALLY. HOWEVER, ANY STOCKHOLDER ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS GENERALLY MAY NOMINATE ONE OR MORE PERSONS FOR ELECTION AS DIRECTORS AT A MEETING ONLY IF TIMELY NOTICE OF SUCH STOCKHOLDER'S INTENT TO MAKE SUCH NOMINATION OR NOMINATIONS HAS BEEN GIVEN IN WRITING TO THE SECRETARY OF THE CORPORATION. TO BE TIMELY, A STOCKHOLDER NOMINATION FOR A DIRECTOR TO BE ELECTED AT AN ANNUAL MEETING SHALL BE RECEIVED AT THE CORPORATION'S PRINCIPAL EXECUTIVE OFFICES NOT LESS THAN 120 CALENDAR DAYS IN ADVANCE OF THE DATE THAT THE CORPORATION'S (OR THE CORPORATION'S PREDECESSOR'S) PROXY STATEMENT WAS RELEASED TO STOCKHOLDERS IN CONNECTION WITH THE PREVIOUS YEAR'S ANNUAL MEETING OF STOCKHOLDERS, EXCEPT THAT IF NO ANNUAL MEETING WAS HELD IN THE PREVIOUS YEAR OR THE DATE OF THE ANNUAL MEETING HAS BEEN CHANGED BY MORE THAN 30 CALENDAR DAYS FROM THE DATE CONTEMPLATED AT THE TIME OF THE PREVIOUS YEAR'S PROXY STATEMENT, OR IN THE EVENT OF A NOMINATION FOR DIRECTOR TO BE ELECTED AT A SPECIAL MEETING, NOTICE BY THE STOCKHOLDERS TO BE TIMELY MUST BE RECEIVED NOT LATER THAN THE CLOSE OF BUSINESS ON THE TENTH DAY FOLLOWING THE DAY ON WHICH SUCH NOTICE OF THE DATE OF THE SPECIAL MEETING WAS MAILED OR SUCH PUBLIC DISCLOSURE WAS MADE. EACH SUCH NOTICE SHALL SET FORTH: (a) THE NAME AND ADDRESS OF THE STOCKHOLDER WHO INTENDS TO MAKE THE NOMINATION AND OF THE PERSON OR PERSONS TO BE NOMINATED; (b) A REPRESENTATION THAT THE STOCKHOLDER IS A HOLDER OF RECORD OF STOCK OF THE CORPORATION ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS ON THE DATE OF SUCH NOTICE AND INTENDS TO APPEAR IN PERSON OR BY PROXY AT THE MEETING TO NOMINATE THE PERSON OR PERSONS SPECIFIED IN THE NOTICE; (c) A DESCRIPTION OF ALL ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE STOCKHOLDER AND EACH NOMINEE AND ANY OTHER PERSON OR PERSONS (NAMING SUCH PERSON OR PERSONS) PURSUANT TO WHICH THE NOMINATION OR NOMINATIONS ARE TO BE MADE BY THE STOCKHOLDER; (d) SUCH OTHER INFORMATION REGARDING EACH NOMINEE PROPOSED BY SUCH STOCKHOLDER AS WOULD BE REQUIRED TO BE INCLUDED IN A PROXY STATEMENT FILED PURSUANT TO THE PROXY RULES OF THE SECURITIES AND EXCHANGE COMMISSION, HAD THE NOMINEE BEEN NOMINATED, OR INTENDED TO BE NOMINATED, BY THE BOARD OF DIRECTORS; AND (e) THE CONSENT OF EACH NOMINEE TO SERVE AS A DIRECTOR OF THE CORPORATION IF SO ELECTED.

In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 2.15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this Section 2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

                                    OFFICERS.

ENUMERATION. THE OFFICERS OF THE CORPORATION SHALL CONSIST OF A PRESIDENT AND CHIEF EXECUTIVE OFFICER, A SECRETARY, A CHIEF FINANCIAL OFFICER AND SUCH OTHER OFFICERS WITH SUCH OTHER TITLES AS THE BOARD OF DIRECTORS SHALL DETERMINE, INCLUDING, AT THE DISCRETION OF THE BOARD OF DIRECTORS, A CHAIRMAN OF THE BOARD, AND ONE OR MORE VICE PRESIDENTS AND ASSISTANT SECRETARIES. THE BOARD OF DIRECTORS MAY APPOINT SUCH OTHER OFFICERS AS IT MAY DEEM APPROPRIATE.

ELECTION. OFFICERS SHALL BE ELECTED ANNUALLY BY THE BOARD OF DIRECTORS AT ITS FIRST MEETING FOLLOWING THE ANNUAL MEETING OF STOCKHOLDERS. OFFICERS MAY BE APPOINTED BY THE BOARD OF DIRECTORS AT ANY OTHER MEETING.

QUALIFICATION. NO OFFICER NEED BE A STOCKHOLDER. ANY TWO OR MORE OFFICES MAY BE HELD BY THE SAME PERSON.

TENURE. EXCEPT AS OTHERWISE PROVIDED BY LAW, BY THE CERTIFICATE OF INCORPORATION OR BY THESE BYLAWS, EACH OFFICER SHALL HOLD OFFICE UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED, UNLESS A DIFFERENT TERM IS SPECIFIED IN THE VOTE APPOINTING HIM, OR UNTIL HIS EARLIER DEATH, RESIGNATION OR REMOVAL.

RESIGNATION AND REMOVAL. ANY OFFICER MAY RESIGN BY DELIVERING HIS WRITTEN RESIGNATION TO THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE PRESIDENT OR SECRETARY. SUCH RESIGNATION SHALL BE EFFECTIVE UPON RECEIPT UNLESS IT IS SPECIFIED TO BE EFFECTIVE AT SOME OTHER TIME OR UPON THE HAPPENING OF SOME OTHER EVENT. ANY OFFICER MAY BE REMOVED AT ANY TIME, WITH OR WITHOUT CAUSE, BY THE BOARD OF DIRECTORS.

CHAIRMAN OF THE BOARD. THE BOARD OF DIRECTORS MAY APPOINT A CHAIRMAN OF THE BOARD. IF THE BOARD OF DIRECTORS APPOINTS A CHAIRMAN OF THE BOARD, HE SHALL PERFORM SUCH DUTIES AND POSSESS SUCH POWERS AS ARE ASSIGNED TO HIM BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE PROVIDED BY THE BOARD OF DIRECTORS, HE SHALL PRESIDE AT ALL MEETINGS OF THE STOCKHOLDERS, AND, IF HE IS A DIRECTOR, AT ALL MEETINGS OF THE BOARD OF DIRECTORS.

PRESIDENT. THE PRESIDENT SHALL, SUBJECT TO THE DIRECTION OF THE BOARD OF DIRECTORS, HAVE RESPONSIBILITY FOR THE GENERAL MANAGEMENT AND CONTROL OF THE BUSINESS AND AFFAIRS OF THE CORPORATION AND SHALL PERFORM ALL DUTIES AND HAVE ALL POWERS WHICH ARE COMMONLY INCIDENT TO THE OFFICE OF CHIEF EXECUTIVE OR WHICH ARE DELEGATED TO HIM OR HER BY THE BOARD OF DIRECTORS. THE PRESIDENT SHALL BE THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION. THE PRESIDENT SHALL PERFORM SUCH OTHER DUTIES AND SHALL HAVE SUCH OTHER POWERS AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME PRESCRIBE. HE OR SHE SHALL HAVE POWER TO SIGN STOCK CERTIFICATES, CONTRACTS AND OTHER INSTRUMENTS OF THE CORPORATION WHICH ARE AUTHORIZED AND SHALL HAVE GENERAL SUPERVISION AND DIRECTION OF ALL OF THE OTHER OFFICERS, EMPLOYEES AND AGENTS OF THE CORPORATION, OTHER THAN THE CHAIRMAN OF THE BOARD.

VICE PRESIDENTS. ANY VICE PRESIDENT SHALL PERFORM SUCH DUTIES AND POSSESS SUCH POWERS AS THE BOARD OF DIRECTORS OR THE PRESIDENT MAY FROM TIME TO TIME PRESCRIBE. IN THE EVENT OF THE ABSENCE, INABILITY OR REFUSAL TO ACT OF THE PRESIDENT, THE VICE PRESIDENT (OR IF THERE SHALL BE MORE THAN ONE, THE VICE PRESIDENTS IN THE ORDER DETERMINED BY THE BOARD OF DIRECTORS) SHALL PERFORM THE DUTIES OF THE PRESIDENT AND WHEN SO PERFORMING SHALL HAVE AT THE POWERS OF AND BE SUBJECT TO ALL THE RESTRICTIONS UPON THE PRESIDENT. THE BOARD OF DIRECTORS MAY ASSIGN TO ANY VICE PRESIDENT THE TITLE OF EXECUTIVE VICE PRESIDENT, SENIOR VICE PRESIDENT OR ANY OTHER TITLE SELECTED BY THE BOARD OF DIRECTORS.

SECRETARY AND ASSISTANT SECRETARIES. THE SECRETARY SHALL PERFORM SUCH DUTIES AND SHALL HAVE SUCH POWERS AS THE BOARD OF DIRECTORS OR THE PRESIDENT MAY FROM TIME TO TIME PRESCRIBE. IN ADDITION, THE SECRETARY SHALL PERFORM SUCH DUTIES AND HAVE SUCH POWERS AS ARE INCIDENT TO THE OFFICE OF THE SECRETARY, INCLUDING, WITHOUT LIMITATION, THE DUTY AND POWER TO GIVE NOTICES OF ALL MEETINGS OF STOCKHOLDERS AND SPECIAL MEETINGS OF THE BOARD OF DIRECTORS, TO KEEP A RECORD OF THE PROCEEDINGS OF ALL MEETINGS OF STOCKHOLDERS AND THE BOARD OF DIRECTORS, TO MAINTAIN A STOCK LEDGER AND PREPARE LISTS OF STOCKHOLDERS AND THEIR ADDRESSES AS REQUIRED, TO BE CUSTODIAN OF CORPORATE RECORDS AND THE CORPORATE SEAL AND TO AFFIX AND ATTEST TO THE SAME ON DOCUMENTS.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant

Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

CHIEF FINANCIAL OFFICER. THE CHIEF FINANCIAL OFFICER SHALL PERFORM SUCH DUTIES AND SHALL HAVE SUCH POWERS AS MAY FROM TIME TO TIME BE ASSIGNED TO HIM BY THE BOARD OF DIRECTORS OR THE PRESIDENT. IN ADDITION, THE CHIEF FINANCIAL OFFICER SHALL PERFORM SUCH DUTIES AND HAVE SUCH POWERS AS ARE INCIDENT TO THE OFFICE OF CHIEF FINANCIAL OFFICER, INCLUDING WITHOUT LIMITATION, THE DUTY AND POWER TO KEEP AND BE RESPONSIBLE FOR ALL FUNDS AND SECURITIES OF THE CORPORATION, TO MAINTAIN THE FINANCIAL RECORDS OF THE CORPORATION, TO DEPOSIT FUNDS OF THE CORPORATION IN DEPOSITORIES AS AUTHORIZED, TO DISBURSE SUCH FUNDS AS AUTHORIZED, TO MAKE PROPER ACCOUNTS OF SUCH FUNDS, AND TO RENDER AS REQUIRED BY THE BOARD OF DIRECTORS ACCOUNTS OF ALL SUCH TRANSACTIONS AND OF THE FINANCIAL CONDITION OF THE CORPORATION.

SALARIES. OFFICERS OF THE CORPORATION SHALL BE ENTITLED TO SUCH SALARIES, COMPENSATION OR REIMBURSEMENT AS SHALL BE FIXED OR ALLOWED FROM TIME TO TIME BY THE BOARD OF DIRECTORS.

DELEGATION OF AUTHORITY. THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DELEGATE THE POWERS OR DUTIES OF ANY OFFICER TO ANY OTHER OFFICERS OR AGENTS, NOTWITHSTANDING ANY PROVISION HEREOF.


                                 CAPITAL STOCK.

ISSUANCE OF STOCK. UNLESS OTHERWISE VOTED BY THE STOCKHOLDERS AND SUBJECT TO THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION, THE WHOLE OR ANY PART OF ANY UNISSUED BALANCE OF THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION OR THE WHOLE OR ANY PART OF ANY UNISSUED BALANCE OF THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION HELD IN ITS TREASURY MAY BE ISSUED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY VOTE OF THE BOARD OF DIRECTORS IN SUCH MANNER, FOR SUCH CONSIDERATION AND ON SUCH TERMS AS THE BOARD OF DIRECTORS MAY DETERMINE.

CERTIFICATES OF STOCK. EVERY HOLDER OF STOCK OF THE CORPORATION SHALL BE ENTITLED TO HAVE A CERTIFICATE, IN SUCH FORM AS MAY BE PRESCRIBED BY LAW AND BY THE BOARD OF DIRECTORS, CERTIFYING THE NUMBER AND CLASS OF SHARES OWNED BY HIM IN THE CORPORATION. EACH SUCH CERTIFICATE SHALL BE SIGNED BY, OR IN THE NAME OF THE CORPORATION BY, THE CHAIRMAN OR VICE-CHAIRMAN, IF ANY, OF THE BOARD OF DIRECTORS, OR THE PRESIDENT OR A VICE PRESIDENT, AND THE CHIEF FINANCIAL OFFICER, OR THE SECRETARY OR AN ASSISTANT SECRETARY OF THE CORPORATION. ANY OR ALL OF THE SIGNATURES ON THE CERTIFICATE MAY BE A FACSIMILE.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

TRANSFERS. EXCEPT AS OTHERWISE ESTABLISHED BY RULES AND REGULATIONS ADOPTED BY THE BOARD OF DIRECTORS, AND SUBJECT TO APPLICABLE LAW, SHARES OF STOCK MAY BE TRANSFERRED ON THE BOOKS OF THE CORPORATION BY THE SURRENDER TO THE CORPORATION OR ITS TRANSFER AGENT OF THE CERTIFICATE REPRESENTING SUCH SHARES PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN ASSIGNMENT OR POWER OF ATTORNEY PROPERLY EXECUTED, AND WITH SUCH PROOF OF AUTHORITY OR AUTHENTICITY OF SIGNATURE AS THE CORPORATION OR ITS TRANSFER AGENT MAY REASONABLY REQUIRE. EXCEPT AS MAY BE OTHERWISE REQUIRED BY LAW, BY THE CERTIFICATE OF INCORPORATION OR BY THE BYLAWS, THE CORPORATION SHALL BE ENTITLED TO TREAT THE RECORD HOLDER OF STOCK AS SHOWN ON ITS BOOKS AS THE OWNER OF SUCH STOCK FOR ALL PURPOSES, INCLUDING THE PAYMENT OF DIVIDENDS AND THE RIGHT TO VOTE WITH RESPECT TO SUCH STOCK, REGARDLESS OF ANY TRANSFER, PLEDGE OR OTHER DISPOSITION OF SUCH STOCK UNTIL THE SHARES HAVE BEEN TRANSFERRED ON THE BOOKS OF THE CORPORATION IN ACCORDANCE WITH THE REQUIREMENTS OF THESE BYLAWS.

LOST, STOLEN OR DESTROYED CERTIFICATES. THE CORPORATION MAY ISSUE A NEW CERTIFICATE OF STOCK IN PLACE OF ANY PREVIOUSLY SAVED CERTIFICATE ALLEGED TO HAVE BEEN LOST, STOLEN, OR DESTROYED, UPON SUCH TERMS AND CONDITIONS AS THE BOARD OF DIRECTORS MAY PRESCRIBE, INCLUDING THE PRESENTATION OF REASONABLE EVIDENCE OF SUCH LOSS, THEFT OR DESTRUCTION AND THE GIVING OF SUCH INDEMNITY AS THE BOARD OF DIRECTORS MAY REQUIRE FOR THE PROTECTION OF THE CORPORATION OR ANY TRANSFER AGENT OR REGISTRAR.

RECORD DATE. THE BOARD OF DIRECTORS MAY FIX IN ADVANCE A DATE AS A RECORD DATE FOR THE DETERMINATION OF THE STOCKHOLDERS ENTITLED TO NOTICE OF OR TO VOTE AT ANY MEETING OF STOCKHOLDERS OR TO EXPRESS CONSENT (OR DISSENT) TO CORPORATE ACTION IN WRITING WITHOUT A MEETING, OR ENTITLED TO RECEIVE PAYMENT OF ANY DIVIDEND OR OTHER DISTRIBUTION OR ALLOTMENT OF ANY RIGHTS IN RESPECT OF ANY CHANGE, CONCESSION OR EXCHANGE OF STOCK, OR FOR THE PURPOSE OF ANY OTHER LAWFUL ACTION. SUCH RECORD DATE SHALL NOT BE MORE THAN SIXTY (60) NOR LESS THAN TEN
(10) DAYS BEFORE THE DATE OF SUCH MEETING, NOR MORE THAN SIXTY (60) DAYS PRIOR TO ANY OTHER ACTION TO WHICH SUCH RECORD DATE RELATES.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                               GENERAL PROVISIONS.

FISCAL YEAR. THE FISCAL YEAR OF THE CORPORATION SHALL END ON THE 31ST DAY OF MARCH.

CORPORATE SEAL. THE CORPORATE SEAL SHALL BE IN SUCH FORM AS SHALL BE APPROVED BY THE BOARD OF DIRECTORS.

WAIVER OF NOTICE. WHENEVER ANY NOTICE WHATSOEVER IS REQUIRED TO BE GIVEN BY LAW, BY THE CERTIFICATE OF INCORPORATION OR BY THESE BYLAWS, A WAIVER OF SUCH NOTICE EITHER IN WRITING SIGNED BY THE PERSON ENTITLED TO SUCH NOTICE OR SUCH PERSON'S DULY AUTHORIZED ATTORNEY, OR BY TELECOPY, TELEGRAPH, CABLE OR ANY OTHER AVAILABLE METHOD, WHETHER BEFORE, AT OR AFTER THE TIME STATED IN SUCH WAIVER, OR THE APPEARANCE OF SUCH PERSON OR PERSONS AT SUCH MEETING IN PERSON OR BY PROXY, SHALL BE DEEMED EQUIVALENT TO SUCH NOTICE.

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. EXCEPT AS THE BOARD OF DIRECTORS MAY OTHERWISE DESIGNATE, THE PRESIDENT OR ANY OFFICER OF THE CORPORATION AUTHORIZED BY THE PRESIDENT SHALL HAVE THE POWER TO VOTE AND OTHERWISE ACT ON BEHALF OF THE CORPORATION, IN PERSON OR PROXY, AND MAY WAIVE NOTICE OF, AND ACT AS, OR APPOINT ANY PERSON OR PERSONS TO ACT AS, PROXY OR ATTORNEY-IN-FACT TO THIS CORPORATION (WITH OR WITHOUT POWER OF SUBSTITUTION) AT ANY MEETING OF STOCKHOLDERS OR SHAREHOLDERS (OR WITH RESPECT TO ANY ACTION OF STOCKHOLDERS) OF ANY OTHER CORPORATION OR ORGANIZATION, THE SECURITIES OF WHICH MAY BE HELD BY THIS CORPORATION AND OTHERWISE TO EXERCISE ANY AND ALL RIGHTS AND POWERS WHICH THIS CORPORATION MAY POSSESS BY REASON OF THIS CORPORATION'S OWNERSHIP OF SECURITIES IN SUCH OTHER CORPORATION OR OTHER ORGANIZATION.

EVIDENCE OF AUTHORITY. A CERTIFICATE BY THE SECRETARY, OR AN ASSISTANT SECRETARY, OR A TEMPORARY SECRETARY, AS TO ANY ACTION TAKEN BY THE STOCKHOLDERS, DIRECTORS, A COMMITTEE OR ANY OFFICER OR REPRESENTATIVE OF THE CORPORATION SHALL AS TO ALL PERSONS WHO RELY ON THE CERTIFICATE IN GOOD FAITH BE CONCLUSIVE EVIDENCE OF SUCH ACTION.

CERTIFICATE OF INCORPORATION. ALL REFERENCES IN THESE BYLAWS TO THE CERTIFICATE OF INCORPORATION SHALL BE DEEMED TO REFER TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME.

SEVERABILITY. ANY DETERMINATION THAT ANY PROVISION OF THESE BYLAWS IS FOR ANY REASON INAPPLICABLE, ILLEGAL OR INEFFECTIVE SHALL NOT AFFECT OR INVALIDATE ANY OTHER PROVISION OF THESE BYLAWS.

PRONOUNS. ALL PRONOUNS USED IN THESE BYLAWS SHALL BE DEEMED TO REFER TO THE MASCULINE, FEMININE OR NEUTER, SINGULAR OR PLURAL, AS THE IDENTITY OF THE PERSON OR PERSONS MAY REQUIRE.

NOTICES. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR REQUIRED BY LAW, ALL NOTICES REQUIRED TO BE GIVEN TO ANY STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE OR AGENT SHALL BE IN WRITING AND MAY IN EVERY INSTANCE BE EFFECTIVELY GIVEN BY HAND DELIVERY TO THE RECIPIENT THEREOF, BY DEPOSITING SUCH NOTICE IN THE MAILS, POSTAGE PAID, OR BY SENDING SUCH NOTICE BY PREPAID TELEGRAM, MAILGRAM, TELECOPY OR COMMERCIAL COURIER SERVICE. ANY SUCH NOTICE SHALL BE ADDRESSED TO SUCH STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE OR AGENT AT HIS OR HER LAST KNOWN ADDRESS AS THE SAME APPEARS ON THE BOOKS OF THE CORPORATION. THE TIME WHEN SUCH NOTICE SHALL BE DEEMED TO BE GIVEN SHALL BE THE TIME SUCH NOTICE IS RECEIVED BY SUCH STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE OR AGENT, OR BY ANY PERSON ACCEPTING SUCH NOTICE ON BEHALF OF SUCH PERSON, IF HAND DELIVERED, OR THE TIME SUCH NOTICE IS DISPATCHED, IF DELIVERED THROUGH THE MAILS OR BE TELEGRAM OR MAILGRAM.

RELIANCE UPON BOOKS, REPORTS AND RECORDS. EACH DIRECTOR, EACH MEMBER OF ANY COMMITTEE DESIGNATED BY THE BOARD OF DIRECTORS, AND EACH OFFICER OF THE CORPORATION SHALL, IN THE PERFORMANCE OF HIS DUTIES, BE FULLY PROTECTED IN RELYING IN GOOD FAITH UPON THE BOOKS OF ACCOUNT OR OTHER RECORDS OF THE CORPORATION, INCLUDING REPORTS MADE TO THE CORPORATION BY ANY OF ITS OFFICERS, BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT, OR BY AN APPRAISER SELECTED WITH REASONABLE CARE.

TIME PERIODS. IN APPLYING ANY PROVISION OF THESE BYLAWS WHICH REQUIRE THAT AN ACT BE DONE OR NOT DONE A SPECIFIED NUMBER OF DAYS PRIOR TO AN EVENT OR THAT AN ACT BE DONE DURING A PERIOD OF A SPECIFIED NUMBER OF DAYS PRIOR TO AN EVENT, CALENDAR DAYS SHALL BE USED, THE DAY OF THE DOING OF THE ACT SHALL BE EXCLUDED, AND THE DAY OF THE EVENT SHALL BE INCLUDED.

FACSIMILE SIGNATURES. IN ADDITION TO THE PROVISIONS FOR USE OF FACSIMILE SIGNATURES ELSEWHERE SPECIFICALLY AUTHORIZED IN THESE BYLAWS, FACSIMILE SIGNATURES OF ANY OFFICER OR OFFICERS OF THE CORPORATION MAY BE USED WHENEVER AND AS AUTHORIZED BY THE BOARD OF DIRECTORS OR A COMMITTEE THEREOF.


                                   AMENDMENTS.

BY THE BOARD OF DIRECTORS. EXCEPT AS IS OTHERWISE SET FORTH IN THESE BYLAWS OR THE CERTIFICATE OF INCORPORATION, THESE BYLAWS MAY BE ALTERED, AMENDED OR REPEALED OR NEW BYLAWS MAY BE ADOPTED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE DIRECTORS PRESENT AT ANY REGULAR OR SPECIAL MEETING OF THE BOARD OF DIRECTORS AT WHICH A QUORUM IS PRESENT.

BY THE STOCKHOLDERS. EXCEPT AS OTHERWISE SET FORTH IN THESE BYLAWS, THESE BYLAWS MAY BE ALTERED, AMENDED OR REPEALED OR NEW BYLAWS MAY BE ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE CAPITAL STOCK OF THE CORPORATION ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT ANY ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY SPECIAL MEETING OF STOCKHOLDERS, PROVIDED NOTICE OF SUCH ALTERATION, AMENDMENT, REPEAL OR ADOPTION OF NEW BYLAWS SHALL HAVE BEEN STATED IN THE NOTICE OF SUCH SPECIAL MEETING.


                    INDEMNIFICATION OF DIRECTORS AND OFFICER.

RIGHT TO INDEMNIFICATION. EACH PERSON WHO WAS OR IS MADE A PARTY OR IS THREATENED TO BE MADE A PARTY TO OR IS INVOLVED IN ANY ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE ("PROCEEDING"), BY REASON OF THE FACT THAT HE OR SHE OR A PERSON OF WHOM HE OR SHE IS THE LEGAL REPRESENTATIVE, IS OR WAS A DIRECTOR OR OFFICER OF THE CORPORATION OR IS OR WAS SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR OR OFFICER OF ANOTHER CORPORATION, OR OF A PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, INCLUDING SERVICE WITH RESPECT TO EMPLOYEE BENEFIT PLANS, WHETHER THE BASIS OF SUCH PROCEEDING IS ALLEGED ACTION IN AN OFFICIAL CAPACITY AS A DIRECTOR, OFFICER OR EMPLOYEE OR IN ANY OTHER CAPACITY WHILE SERVING AS A DIRECTOR, OFFICER OR EMPLOYEE, SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE CORPORATION TO THE FULLEST EXTENT AUTHORIZED BY DELAWARE LAW, AS THE SAME EXISTS OR MAY HEREAFTER BE AMENDED (BUT, IN THE CASE OF ANY SUCH AMENDMENT, ONLY TO THE EXTENT THAT SUCH AMENDMENT PERMITS THE CORPORATION TO PROVIDE BROADER INDEMNIFICATION RIGHTS THAN SAID LAW PERMITTED THE CORPORATION TO PROVIDE PRIOR TO SUCH AMENDMENT) AGAINST ALL EXPENSES, LIABILITY AND LOSS REASONABLY INCURRED OR SUFFERED BY SUCH PERSON IN CONNECTION THEREWITH AND SUCH INDEMNIFICATION SHALL CONTINUE AS TO A PERSON WHO HAS CEASED TO BE A DIRECTOR, OFFICER OR EMPLOYEE AND SHALL INURE TO THE BENEFIT OF HIS OR HER HEIRS, EXECUTORS AND ADMINISTRATORS; PROVIDED, HOWEVER, THAT, EXCEPT AS PROVIDED IN SECTION 7.2 OF THIS ARTICLE 7, THE CORPORATION SHALL INDEMNIFY ANY SUCH PERSON SEEKING INDEMNITY IN CONNECTION WITH AN ACTION, SUIT OR PROCEEDING (OR PART THEREOF) INITIATED BY SUCH PERSON ONLY IF (a) SUCH INDEMNIFICATION IS EXPRESSLY REQUIRED TO BE MADE BY LAW, (b) THE ACTION, SUIT OR PROCEEDING (OR PART THEREOF) WAS AUTHORIZED BY THE BOARD OF DIRECTORS OF THE CORPORATION, (c) SUCH INDEMNIFICATION IS PROVIDED BY THE CORPORATION, IN ITS SOLE DISCRETION, PURSUANT TO THE POWERS VESTED IN THE CORPORATION UNDER THE DELAWARE GENERAL CORPORATION LAW, OR (d) THE ACTION, SUIT OR PROCEEDING (OR PART THEREOF) IS BROUGHT TO ESTABLISH OR ENFORCE A RIGHT TO INDEMNIFICATION UNDER AN INDEMNITY AGREEMENT OR ANY OTHER STATUTE OR LAW OR OTHERWISE AS REQUIRED UNDER SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW. SUCH RIGHT SHALL BE A CONTRACT RIGHT AND SHALL INCLUDE THE RIGHT TO BE PAID BY THE CORPORATION EXPENSES INCURRED IN DEFENDING ANY SUCH PROCEEDING IN ADVANCE OF ITS FINAL DISPOSITION; PROVIDED, HOWEVER, THAT, UNLESS THE DELAWARE GENERAL CORPORATION LAW THEN SO PROHIBITS, THE PAYMENT OF SUCH EXPENSES INCURRED BY A DIRECTOR OR OFFICER OF THE CORPORATION IN HIS OR HER CAPACITY AS A DIRECTOR OR OFFICER (AND NOT IN ANY OTHER CAPACITY IN WHICH SERVICE WAS OR IS TENDERED BY SUCH PERSON WHILE A DIRECTOR OR OFFICER, INCLUDING, WITHOUT LIMITATION, SERVICE TO AN EMPLOYEE BENEFIT PLAN) IN ADVANCE OF THE FINAL DISPOSITION OF SUCH PROCEEDING, SHALL BE MADE ONLY UPON DELIVERY TO THE CORPORATION OF AN UNDERTAKING, BY OR ON BEHALF OF SUCH DIRECTOR OR OFFICER, TO REPAY ALL AMOUNTS SO ADVANCED IF IT SHOULD BE DETERMINED ULTIMATELY THAT SUCH DIRECTOR OR OFFICER IS NOT ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION OR OTHERWISE.

RIGHT OF CLAIMANT TO BRING SUIT. IF A CLAIM UNDER SECTION 7.1 IS NOT PAID IN FULL BY THE CORPORATION WITHIN NINETY (90) DAYS AFTER A WRITTEN CLAIM HAS BEEN RECEIVED BY THE CORPORATION, THE CLAIMANT MAY AT ANY TIME THEREAFTER BRING SUIT AGAINST THE CORPORATION TO RECOVER THE UNPAID AMOUNT OF THE CLAIM AND, IF SUCH SUIT IS NOT FRIVOLOUS OR BROUGHT IN BAD FAITH, THE CLAIMANT SHALL BE ENTITLED TO BE PAID ALSO THE EXPENSE OF PROSECUTING SUCH CLAIM. IT SHALL BE A DEFENSE TO ANY SUCH ACTION (OTHER THEN AN ACTION BROUGHT TO ENFORCE A CLAIM FOR EXPENSES INCURRED IN DEFENDING ANY PROCEEDING IN ADVANCE OF ITS FINAL DISPOSITION WHERE THE REQUIRED UNDERTAKING, IF ANY, HAS BEEN TENDERED TO THIS CORPORATION) THAT THE CLAIMANT HAS NOT MET THE STANDARDS OF CONDUCT WHICH MAKE IT PERMISSIBLE UNDER THE DELAWARE GENERAL CORPORATION LAW FOR THE CORPORATION TO INDEMNIFY THE CLAIMANT FOR THE AMOUNT CLAIMED. NEITHER THE FAILURE OF THE CORPORATION (INCLUDING ITS BOARD OF DIRECTORS, INDEPENDENT LEGAL COUNSEL, OR ITS STOCKHOLDERS) TO HAVE MADE A DETERMINATION PRIOR TO THE COMMENCEMENT OF SUCH ACTION THAT INDEMNIFICATION OF THE CLAIMANT IS PROPER IN THE CIRCUMSTANCES BECAUSE HE OR SHE HAS MET THE APPLICABLE STANDARD OF CONDUCT SET FORTH IN THE DELAWARE GENERAL CORPORATION LAW, NOR AN ACTUAL DETERMINATION BY THE CORPORATION (INCLUDING ITS BOARD OF DIRECTORS, INDEPENDENT LEGAL COUNSEL, OR ITS STOCKHOLDERS) THAT THE CLAIMANT HAS NOT MET SUCH APPLICABLE STANDARD OF CONDUCT, SHALL BE A DEFENSE TO THE ACTION OR CREATE A PRESUMPTION THAT CLAIMANT HAS NOT MET THE APPLICABLE STANDARD OF CONDUCT.

INDEMNIFICATION OF EMPLOYEES AND AGENTS. THE CORPORATION MAY, TO THE EXTENT AUTHORIZED FROM TIME TO TIME BY THE BOARD OF DIRECTORS, GRANT RIGHTS TO INDEMNIFICATION, AND TO THE ADVANCEMENT OF RELATED EXPENSES, TO ANY EMPLOYEE OR AGENT OF THE CORPORATION TO THE FULLEST EXTENT OF THE PROVISIONS OF THIS ARTICLE WITH RESPECT TO THE INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS OF THE CORPORATION.

NON-EXCLUSIVITY OF RIGHTS. THE RIGHTS CONFERRED ON ANY PERSON IN SECTIONS 7.1 AND 7.2 SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHT WHICH SUCH PERSONS MAY HAVE OR HEREAFTER ACQUIRE UNDER ANY STATUTE, PROVISION OF THE CERTIFICATE OF INCORPORATION, BYLAW, AGREEMENT, VOTE OF STOCKHOLDERS OR DISINTERESTED DIRECTORS OR OTHERWISE.

INDEMNIFICATION CONTRACTS. THE BOARD OF DIRECTORS IS AUTHORIZED TO ENTER INTO A CONTRACT WITH ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, OR ANY PERSON SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, INCLUDING EMPLOYEE BENEFIT PLANS, PROVIDING FOR INDEMNIFICATION RIGHTS EQUIVALENT TO OR, IF THE BOARD OF DIRECTORS SO DETERMINES, GREATER THAN, THOSE PROVIDED FOR IN THIS ARTICLE 7.

INSURANCE. THE CORPORATION SHALL MAINTAIN INSURANCE TO THE EXTENT REASONABLY AVAILABLE, AT ITS EXPENSE, TO PROTECT ITSELF AND ANY SUCH DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION OR ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE AGAINST ANY SUCH EXPENSE, LIABILITY OR LOSS, WHETHER OR NOT THE CORPORATION WOULD HAVE THE POWER TO INDEMNIFY SUCH PERSON AGAINST SUCH EXPENSE, LIABILITY OR LOSS UNDER THE DELAWARE GENERAL CORPORATION LAW.

EFFECT OF AMENDMENT. ANY AMENDMENT, REPEAL OR MODIFICATION OF ANY PROVISION OF THIS ARTICLE 7 BY THE STOCKHOLDERS AND THE DIRECTORS OF THE CORPORATION SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OR OFFICER OF THE CORPORATION EXISTING AT THE TIME OF SUCH AMENDMENT, REPEAL OR MODIFICATION.

                        38,450,279 Shares of Common Stock


                                   PROSPECTUS






     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATION AS TO MATTERS NOT STATED IN THE PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOR BE PERMITTED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        As specified in our Articles of Incorporation, subject to the provisions of the BC Act, our directors shall cause us to indemnify a director or a former director of ours and the directors may cause us to indemnify a director or former director of a corporation of which we are or were a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of ours or a director of such corporation, including any action brought by us or any such corporation. Each of our directors on being elected or appointed shall be deemed to have contracted with us on the terms of the foregoing indemnity.

        Additionally, our directors may cause us to indemnify any of our officers, employees or agents, or a corporation of which we are or were a member, and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as our officer, employee or agent or such corporation. We shall also indemnify our Secretary and any Assistant Secretary, if he is not a full-time employee and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the BC Act or our Articles of Incorporation and each such Secretary and Assistant Secretary shall, on being appointed be deemed to have contracted with us on the terms of the foregoing indemnity.

        Our directors may cause us to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of ours or as a director, officer, employee or agent of any corporation of which we are or were a stockholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

        These indemnification provisions and the indemnification agreements entered into between us and our executive officers and directors may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

        Genetronics Delaware

        Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violation so law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, we have adopted provisions in our Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability our directors to us and to our stockholders for monetary damages for breach or alleged breach of the duty of care.

        Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

        Our Bylaws provide for indemnification (to the full extent permitted by the Delaware General Corporation Law) of our directors, officers, employees and other agents of the company against all expenses, liability and loss (including attorney's fees, judgment, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, the Bylaws or any agreement with
us) reasonably incurred or suffered by such person in connection therewith, subject to certain provisions. Our Bylaws also empower us to maintain directors and officers liability insurance coverage and to enter into indemnification agreements with our directors, officers, employees or agents.

        These indemnification provisions and any indemnification agreements entered into between us and our executive officers and directors may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------
     2.1*      Plan of Reorganization

     3.1       Articles of Incorporation(1)

     3.2 Memorandum of the Registrant, as altered by Special Resolution filed August 4, 1999(2)

     3.3       Certificate of Incorporation of Genetronics Biomedical
               Corporation (See Appendix B)

     3.4       Bylaws of Genetronics Biomedical Corporation (See Appendix C)

     4.3 Shareholder Rights Agreement dated June 20, 1997 by and between the Registrant and Montreal Trust Company of Canada, as amended on August 21, 1997(2)

     5.1*      Opinion of Gray Cary Ware & Freidenrich LLP

     8.1 Opinion of Gray Cary Ware & Freidenrich LLP regarding certain tax matters

     8.2 Opinion of Thorsteinssons Tax Lawyers regarding certain tax matters

    10.1       1995 Stock Option Plan, as amended(3)

    10.2 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1995 Stock Option Plan(3)

    10.3       Amended 1997 Stock Option Plan(3)

    10.4 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1997 Stock Option Plan(3)

    10.5 Form of Stock Option Agreement used in connection with an option grant outside of either of the stock option plans(3)

    10.6*      2000 Stock Option Plan

    10.7* Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 2000 Stock Option Plan

    10.8       Employment Agreement dated January 9, 1995, Amendment No. 1 dated
               January 9, 1996 and Amendment No. 2 dated March 1, 1997 between the Registrant and Martin Nash(1)

    10.9 Amendment Number 3 dated January 15, 1999 to Employment Agreement dated January 9, 1995, as amended, between the Registrant and Martin Nash(4)

    10.10      Lease Agreement by and between the Registrant and Nexus Sorrento
               Glen LLC dated August 26, 1999(6)

    10.11      Stock Purchase Agreement dated October 6, 1998 by and between the
               Registrant and Johnson & Johnson Development Corporation(4)

    10.12 License and Development Agreement dated October 6, 1998 by and between the Registrant and Ethicon, Inc.+

    10.13      Supply Agreement dated October 6, 1998 by and between the
               Registrant and Ethicon, Inc.+

    10.14      Agency Agreement -- Special Warrant Private Placement dated June
               8, 1999 by and between the Registrant and Canaccord International
               Corporation(5)

    10.15      Special Warrant Indenture dated June 16, 1999 by and between the
               Registrant and Montreal Trust Company of Canada(5)

    10.16      Lease Agreement by and between Registrant and Nexus Sorrento Glen
               LLC dated August 26, 1999(6)

    10.17      Trade Credit Agreement by and between the Registrant and Union
               Bank of California dated August 6, 1999(6)

    10.18 Research and Option Agreement dated November 2, 1999 by and between the Registrant and Boehringer Ingelheim International
               GMBH(7)

    10.19 Termination of Employment Agreement dated December 6, 1999 by and between the Registrant and Lois J. Crandell(7)

    10.20 Consulting Services Agreement dated December 6, 1999 by and between the Registrant and Lois J. Crandell(7)

    10.21 Termination of Employment Agreement dated December 6, 1999 by and between the Registrant and Gunter A. Hofmann(7)

    10.22 Consulting Services Agreement dated December 6, 1999 by and between the Registrant and Gunter A. Hofmann(7)

    10.23 First Amendment to Agreement Concerning Termination of Employment of Lois J. Crandell dated May 24, 2000 by and between the Registrant and Lois J. Crandell(8)

    10.24      First Amendment to Consulting Services Agreement dated May 24,
               2000 by and between the Registrant and Lois J. Crandell(8)

    10.25 First Amendment to Agreement Concerning Termination of Employment of Gunter A. Hofmann dated May 24, 2000 by and between the Registrant and Gunter A. Hofmann(8)

    10.26      First Amendment to Consulting Services Agreement dated May 24,
               2000 by and between the Registrant and Gunter A. Hofmann(8)

    21.1       Subsidiaries of the Registrant(8)

    23.1       Consent of Gray Cary Ware & Freidenrich LLP (See Exhibits 5.1 and
               8.1.)

    23.2       Consent of Ernst & Young LLP, Independent Auditors

    24.1*      Power of Attorney of Felix Theeuwes

*       To be filed

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1) Filed as an exhibit to Registrant's Form 20-F for the year ended February 28, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Form S-1 on October 4, 1999 and incorporated herein by reference.

(3) Filed as an exhibit to Registrant's Form S-8 on September 1, 1999 and incorporated herein by reference.

(4) Filed as an exhibit to Registrant's Form 10-K for the period ended March 31, 1999 and incorporated herein by reference.

(5) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

(6) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(7) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.

(8) Filed as an exhibit to Registrant's Form 10-K for the year ended March 31, 2000 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statement on Form F-3, a post-effective amendment need not be filed to include financial statement and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

6. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

7. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bond fide offering thereof.

8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on March 8, 2001.

                                        Genetronics Biomedical Ltd.

                                        By:  /s/ MARTIN NASH
                                           -------------------------------------
                                           Martin Nash
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Genetronics Biomedical Ltd., hereby severally constitute Martin Nash and Mervyn J. McCulloch our true and lawful attorneys with full power to sign for us and in our names, in the capacities indicated below, the registration statement filed herewith, any and all amendments to said registration statement, and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933 in connection with or related to the offering contemplated by this registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Genetronics Biomedical Ltd. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                               Title                         Date
              ---------                               -----                         ----

    /s/ MARTIN NASH
-------------------------------------    President, Chief Executive            March 8, 2001
Martin Nash                              Officer (Principal Executive
                                         Officer), Director

    /s/ MERVYN J. MCCULLOCH
-------------------------------------    Chief Financial Officer               March 8, 2001
Mervyn J. McCulloch                      (Principal Financial and
                                         Accounting Officer)

    /s/ JAMES L. HEPPELL                 Director                              March 8, 2001
-------------------------------------
James L. Heppell


    /s/ GORDON J. POLITESKI              Director                              March 8, 2001
-------------------------------------
Gordon J. Politeski


    /s/ FELIX THEEUWES                   Director                              March 8, 2001
-------------------------------------
Felix Theeuwes

    /s/ GORDON BLANKSTEIN                Director                              March 8, 2001
-------------------------------------
Gordon Blankstein

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------
     2.1*      Plan of Reorganization

     3.1       Articles of Incorporation(1)

     3.2 Memorandum of the Registrant, as altered by Special Resolution filed August 4, 1999(2)

     3.3       Certificate of Incorporation of Genetronics Biomedical
               Corporation (See Appendix B)

     3.4       Bylaws of Genetronics Biomedical Corporation  (See Appendix A)

     4.3 Shareholder Rights Agreement dated June 20, 1997 by and between the Registrant and Montreal Trust Company of Canada, as amended on August 21, 1997(2)

     5.1*      Opinion of Gray Cary Ware & Freidenrich LLP

     8.1 Opinion of Gray Cary Ware & Freidenrich LLP regarding certain tax matters

     8.2 Opinion of Thorsteinssons Tax Lawyers regarding certain tax matters

    10.1       1995 Stock Option Plan, as amended(3)

    10.2 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1995 Stock Option Plan(3)

    10.3       Amended 1997 Stock Option Plan(3)

    10.4 Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1997 Stock Option Plan(3)

    10.5 Form of Stock Option Agreement used in connection with an option grant outside of either of the stock option plans(3)

    10.6*      2000 Stock Option Plan

    10.7* Forms of Incentive and Nonstatutory Stock Option Agreements used in connection with the 2000 Stock Option Plan

    10.8       Employment Agreement dated January 9, 1995, Amendment No. 1 dated
               January 9, 1996 and Amendment No. 2 dated March 1, 1997 between the Registrant and Martin Nash(1)

    10.9 Amendment Number 3 dated January 15, 1999 to Employment Agreement dated January 9, 1995, as amended, between the Registrant and Martin Nash(4)

    10.10      Lease Agreement by and between the Registrant and Nexus Sorrento
               Glen LLC dated August 26, 1999(6)

    10.11      Stock Purchase Agreement dated October 6, 1998 by and between the
               Registrant and Johnson & Johnson Development Corporation(4)

    10.12 License and Development Agreement dated October 6, 1998 by and between the Registrant and Ethicon, Inc.+

    10.13      Supply Agreement dated October 6, 1998 by and between the
               Registrant and Ethicon, Inc.+

    10.14      Agency Agreement -- Special Warrant Private Placement dated June
               8, 1999 by and between the Registrant and Canaccord International
               Corporation(5)

    10.15      Special Warrant Indenture dated June 16, 1999 by and between the
               Registrant and Montreal Trust Company of Canada(5)

    10.16      Lease Agreement by and between Registrant and Nexus Sorrento Glen
               LLC dated August 26, 1999(6)

    10.17      Trade Credit Agreement by and between the Registrant and Union
               Bank of California dated August 6, 1999(6)

    10.18 Research and Option Agreement dated November 2, 1999 by and between the Registrant and Boehringer Ingelheim International
               GMBH(7)

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------
    10.19      Termination of Employment Agreement dated December 6, 1999 by and between the Registrant and Lois J. Crandell(7)

    10.20 Consulting Services Agreement dated December 6, 1999 by and between the Registrant and Lois J. Crandell(7)

    10.21 Termination of Employment Agreement dated December 6, 1999 by and between the Registrant and Gunter A. Hofmann(7)

    10.22 Consulting Services Agreement dated December 6, 1999 by and between the Registrant and Gunter A. Hofmann(7)

    10.23 First Amendment to Agreement Concerning Termination of Employment of Lois J. Crandell dated May 24, 2000 by and between the Registrant and Lois J. Crandell(8)

    10.24      First Amendment to Consulting Services Agreement dated May 24,
               2000 by and between the Registrant and Lois J. Crandell(8)

    10.25 First Amendment to Agreement Concerning Termination of Employment of Gunter A. Hofmann dated May 24, 2000 by and between the Registrant and Gunter A. Hofmann(8)

    10.26      First Amendment to Consulting Services Agreement dated May 24,
               2000 by and between the Registrant and Gunter A. Hofmann(8)

    21.1       Subsidiaries of the Registrant(8)

    23.1       Consent of Gray Cary Ware & Freidenrich LLP (See Exhibits 5.1 and
               8.1.)

    23.2       Consent of Ernst & Young LLP, Independent Auditors

    24.1*      Power of Attorney of Felix Theeuwes

*       To be filed

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1) Filed as an exhibit to Registrant's Form 20-F for the year ended February 28, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Form S-1 on October 4, 1999 and incorporated herein by reference.

(3) Filed as an exhibit to Registrant's Form S-8 on September 1, 1999 and incorporated herein by reference.

(4) Filed as an exhibit to Registrant's Form 10-K for the period ended March 31, 1999 and incorporated herein by reference.

(5) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

(6) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(7) Filed as an exhibit to Registrant's Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.

(8) Filed as an exhibit to Registrant's Form 10-K for the year ended March 31, 2000 and incorporated herein by reference.